Exhibit 10.9

EXECUTION VERSION

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
(Five-Year Facility)

Dated as of August 28, 2025

among

CATERPILLAR INC.,

CATERPILLAR FINANCIAL SERVICES CORPORATION,

CATERPILLAR INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY,

CATERPILLAR FINANCE KABUSHIKI KAISHA,

and

CATERPILLAR INTERNATIONAL FINANCE LUXEMBOURG S.À R.L.

as Borrowers

THE FINANCIAL INSTITUTIONS NAMED HEREIN,

as Banks

CITIBANK, N.A.,

as Agent

CITIBANK EUROPE PLC, UK BRANCH,

as CIF Local Currency Agent and CIF LUX Local Currency Agent

MUFG BANK, LTD.,

as Japan Local Currency Agent

CITIBANK, N.A., BofA SECURITIES, INC., JPMORGAN CHASE BANK, N.A.,
BARCLAYS BANK PLC, MUFG BANK, LTD., and SOCIÉTÉ GÉNÉRALE

as Joint Lead Arrangers
and Joint Bookrunners

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

SCHEDULES

Schedule I	Commitments

Schedule II	Commitment Fee and Applicable Margin Table

EXHIBITS

Exhibit A	Form of Note

Exhibit B-1	Form of Notice of Revolving Credit Borrowing

Exhibit B-2-a	Form of Notice of CIF Local Currency Borrowing

Exhibit B-2-b	Form of Notice of CIF LUX Local Currency Borrowing

Exhibit B-3	Form of Notice of Japan Local Currency Borrowing

Exhibit B-4	Form of Notice of Allocation

Exhibit B-5	Form of Notice of Bank Addition

Exhibit C-1	Form of Assignment and Acceptance

Exhibit C-2	Form of Assumption and Acceptance

Exhibit D	Form of Opinion of Counsel for each of Caterpillar and CFSC

Exhibit E	[Reserved]

Exhibit F-1	Form of Compliance Certificate (Caterpillar)

Exhibit F-2	Form of Compliance Certificate (CFSC)

Exhibit G-1	Form of CIF Local Currency Addendum

Exhibit G-2	Form of CIF LUX Local Currency Addendum

Exhibit G-3	Form of Japan Local Currency Addendum

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
(Five-Year Facility)

Dated as of August 28, 2025

Caterpillar Inc., a Delaware corporation (“Caterpillar”), Caterpillar Financial Services Corporation, a Delaware corporation (“CFSC”), Caterpillar International Finance Designated Activity Company, a designated activity company organized under the laws of Ireland (“CIF”), Caterpillar Finance Kabushiki Kaisha, an entity organized under the laws of Japan (“CFKK”), Caterpillar International Finance Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of Luxembourg, having its registered office at 4a, Rue Henri Schnadt, L-2530 Luxembourg, Luxembourg, registered with the Luxembourg Companies Register under number B131096 (“CIF LUX”), the financial institutions listed on the signature pages hereof and those financial institutions that become “Added Banks” pursuant to Section 2.05(c), in each case together with their respective successors and assigns (the “Banks”), Citibank, N.A. (“Citibank”), as agent (the “Agent”) for the Banks hereunder, Citibank Europe plc, UK Branch (formerly known as Citibank International Limited), as the CIF Local Currency Agent and the CIF LUX Local Currency Agent, and MUFG Bank, Ltd., as the Japan Local Currency Agent, agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.         Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accumulated Other Comprehensive Income” means (i) with respect to Caterpillar, on any date of determination, the accumulated other comprehensive income(loss) balance as presented in Caterpillar’s financial statements compiled in accordance with generally accepted accounting principles, and (ii) with respect to CFSC, on any date of determination, the aggregate amount, as such amount appears in CFSC’s financial statements, compiled in accordance with generally accepted accounting principles, of (x) CFSC’s translation adjustments related to its foreign currency transactions, (y) adjustments to the market value of CFSC’s derivative instruments and (z) adjustments to the market value of CFSC’s retained interests in securitized receivables.

“Activities” has the meaning specified in Section 7.02(b).

“Added Bank” means any Bank which becomes a Bank hereunder, or whose Commitment is increased (to the extent of such increase), pursuant to an Assumption and Acceptance as provided in Section 2.05(c).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means a Revolving Credit Advance, a Local Currency Advance or a Japan Local Currency Advance.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent’s Group” has the meaning specified in Section 7.02(b).

“Agreed Currencies” means (i) Dollars, (ii) so long as such currency remains an Eligible Currency, Pounds Sterling and Euro, and (iii) any other Eligible Currency which the Borrowers request the Agent to include as an Agreed Currency hereunder and which is acceptable to each Bank with a Revolving Credit Commitment; provided, that the Agent shall promptly notify each Bank of each such request and each such Bank shall be deemed not to have agreed to each such request unless its written consent thereto has been received by the Agent within five (5) Business Days from the date of such notification by the Agent to such Bank.

“Agreement” means this Fourth Amended and Restated Credit Agreement (Five-Year Facility) as it may from time to time be further amended, restated, supplemented or otherwise modified from time to time.

“Allocated Commitment” has the meaning specified in Section 2.01(b).

“Allocation” has the meaning specified in Section 2.01(b).

“Allocation Percentage” means, with respect to Caterpillar or CFSC at any time, such Borrower’s Allocation at such time divided by the Total Commitment at such time.

“Alternative Financial Information Service” means, with respect to an Agreed Currency, a generally recognized financial information service (if any) selected by the Agent in consultation with the Borrowers that reports interest settlement rates for deposits in such Agreed Currency.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all applicable laws, rules, and regulations of any applicable jurisdiction concerning or relating to bribery, corruption or money laundering.

“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Base Rate Advance or a Term SOFR Advance, such Bank’s Euro Lending Office in the case of a EURIBOR Rate Advance, such Bank’s RFR Lending Office in the case of an RFR Advance, such Bank’s (or its Affiliate’s) office, branch or agency, as specified by such Bank in the applicable Local Currency Addendum, in the case of a Local Currency Advance, and such Bank’s (or its Affiliate’s) office, branch or agency, as specified by such Bank in the Japan Local Currency Addendum, in the case of a Japan Local Currency Advance.

“Applicable Margin” means, from time to time, with respect to any Advance, the percentages per annum set forth in Schedule II hereto based upon the then applicable Credit Rating for the applicable Borrower and its corresponding Advance; provided that (a) if the respective Credit Ratings for a Borrower issued by S&P and Moody’s differ by one level, then the pricing Level for the higher of such Credit Ratings shall apply; (b) if there is a split in Credit Ratings of more than one level, then the pricing Level that is one level lower than the pricing Level of the higher Credit Rating shall apply; (c) if a Borrower has only one Credit Rating, the pricing Level for such Credit Rating shall apply; and (d) if a Borrower does not have any Credit Rating, pricing Level V shall apply. Each change in the Applicable Margin resulting from a publicly announced change in the Credit Ratings shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. Credit spread adjustments, if any, in respect of interest rate determinations appear in the definitions for such interest rates.

“Approved Electronic Communications” means each Communication that any Borrower is obligated to, or otherwise chooses to, provide to the Agent pursuant to this Agreement, a Local Currency Addendum or the Japan Local Currency Addendum or the transactions contemplated herein or therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Borrower to the Agent and without limiting or otherwise affecting either the Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any notice that relates to a request for an extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) any notice of Conversion, Redenomination or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a Conversion, Redenomination or continuation of an existing, Advance, (iii) any notice pursuant to Section 2.09 and any other notice relating to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iv) all notices of any Event of Default or unmatured Event of Default, (v) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Advance or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement and (vi) service of process.

“Approved Electronic Platform” has the meaning specified in Section 8.02(d).

“Arranger Fee Letter” means the Arranger Fee Letter, dated July 15, 2025, among the Borrowers, Citibank, Barclays Bank PLC, MUFG Bank, Ltd., and Société Générale.

“Arrangers” means Citibank, BofA Securities, Inc., JPMorgan, Barclays Bank PLC, MUFG Bank, Ltd., and Société Générale.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Bank and an assignee, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C-1 hereto.

“Assumption and Acceptance” means an assumption and acceptance executed by an Added Bank and the Borrowers, and accepted by the Agent, in accordance with Section 2.05(c) and in substantially the form of Exhibit C-2 hereto.

“Available Revolving Credit Commitment” means, as to any Bank at any time, such Bank’s Revolving Credit Commitment at such time minus the sum of the aggregate Dollar Amount of such Bank’s outstanding Revolving Credit Advances and, if such Bank is a Local Currency Bank, its Non-Same Day Local Currency Advances.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Agreed Currency, as applicable, (x) if any then-current Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” has the meaning specified in the introductory paragraph hereof. To the extent applicable, any reference to a Bank or the Banks includes a reference to a Local Currency Bank, the Local Currency Banks, a Japan Local Currency Bank or the Japan Local Currency Banks, and, to the extent applicable, any reference to a Bank includes a reference to its Affiliate, branch or agency which is a Local Currency Bank or a Japan Local Currency Bank.

“Bank Addition” has the meaning specified in Section 2.05(c).

“Bank Appointment Period” has the meaning specified in Section 7.06.

“Bank Insolvency Event” means, with respect to any Bank, that (i) such Bank or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Bank or its Parent Company or its assets to be, insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) other than pursuant to an Undisclosed Administration that is not expected to impair or delay a Bank’s ability to satisfy its funding obligations hereunder, such Bank or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Bank or its Parent Company, or such Bank or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Bank of America” means Bank of America, N.A.

“Base Rate” means, for any date during any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

(a)              the rate of interest announced publicly by Citibank in New York, New York, and in effect on such date, as Citibank’s base rate; and

(b)              1/2 of one percent above the Federal Funds Rate as in effect on such date; and

(c)              as long as none of the conditions described in Section 2.10(c) or (d) or Section 2.15(c) shall exist, Term SOFR for a Borrowing in Dollars on such date for a one-month Interest Period (or if such date is not a Business Day, on the preceding Business Day) plus 1%.

If the Base Rate is being used as an alternative rate of interest pursuant to Section 2.15(c), then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Advance” means an Advance in Dollars which bears interest as provided in Section 2.07(a).

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, (i) with respect to amounts denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to amounts denominated in Pounds Sterling, SONIA, (iii) with respect to amounts denominated in Japanese Yen, TONAR, and (iv) with respect to any amounts denominated in Euro, the EURIBOR Base Rate; provided that if a replacement of an initial or subsequent Benchmark has occurred pursuant to Section 2.15(c), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)       For purposes of Section 2.15(c) in respect of Dollars, the sum of: (i) Daily Simple SOFR and (ii) 0.10% per annum; and

(2)       For purposes of Section 2.15(c) in respect of Agreed Currencies (including Dollars if Daily Simple SOFR is unavailable), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent and the Borrowers as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for syndicated credit facilities at such time denominated in the applicable Agreed Currency in the U.S. syndicated loan market;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to Adjusted Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “SONIA”, the definition of “TONAR”, the definition of “Adjusted Term SOFR”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Agent in its reasonable discretion decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent in its reasonable discretion decides that adoption of any portion of such market practice is not administratively feasible or if the Agent in its reasonable discretion determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)              in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)              in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)              a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)              a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)              a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Directors” means either the board of directors of a Borrower or any duly authorized committee of that board.

“Borrower” means each of Caterpillar, CFSC, CIF, CFKK and CIF LUX, and “Borrowers” means all of the foregoing.

“Borrower Agent” has the meaning specified in Section 8.09.

“Borrowing” means a Revolving Credit Borrowing, a Local Currency Borrowing, or a Japan Local Currency Borrowing.

“Business Day” means a day of the year (i) on which banks are not required or authorized to close in New York City, New York or Chicago, Illinois, (ii) if the applicable Business Day relates to any EURIBOR Rate Advance, a TARGET Day or, as the case may be, on which banks and foreign exchange markets are open for business in the principal financial center for the Agreed Currency concerned, (iii) if the applicable Business Day relates to any RFR Advance, an RFR Business Day, (iv) if the applicable Business Day relates to a Japan Local Currency Advance, on which banks are generally open in Tokyo for the conduct of substantially all of their commercial lending activities and on which dealings in Japanese Yen are carried on in the Tokyo interbank market, (v) if the applicable Business Day relates to SOFR, a U.S. Government Securities Business Day, and (vi) if the applicable Business Day relates to an Advance denominated in an Agreed Currency not described in the foregoing clauses, such other day as may be designated by the Agent in its reasonable discretion and consistent with market convention for such Agreed Currency.

“Capitalization” means, as at any date, the sum of (i) Caterpillar Consolidated Debt at such date, plus (ii) stockholders’ equity (including preferred stock) of Caterpillar at such date.

“Caterpillar Consolidated Debt” means, as at any date, the aggregate Debt of Caterpillar and its Subsidiaries (other than CFSC) at such date.

“Caterpillar Purchase Claims” means the outstanding liens on or claims against or in respect of any of the accounts receivable of Caterpillar or any of its Subsidiaries (excluding CFSC and CFSC’s Subsidiaries) arising out of the sale or securitization by Caterpillar or any of its Subsidiaries (excluding CFSC and CFSC’s Subsidiaries) of such accounts receivable.

“CFKK Event of Default” means an Event of Default with respect to CFKK.

“CFSC Consolidated Debt” means, for any period of determination, the aggregate Debt of CFSC and its Subsidiaries determined on a consolidated basis for such period. The calculation of CFSC Consolidated Debt shall exclude any non-recourse secured borrowings related to the securitization of accounts receivable which have been legally sold to a bankruptcy remote special purpose vehicle. For purposes of this definition, retained interest in a securitization is not considered “recourse”.

“CFSC Event of Default” means an Event of Default with respect to CFSC.

“CFSC Guaranty” means the guaranty by CFSC of the obligations of (a) CIF under this Agreement and the CIF Local Currency Addendum, (b) CIF LUX under this Agreement and the CIF LUX Local Currency Addendum, and (c) CFKK under this Agreement and the Japan Local Currency Addendum, which guaranty is contained in Article IX.

“CFSC Purchase Claims” means the outstanding liens on or claims against or in respect of any of the accounts receivable of CFSC or any of its Subsidiaries arising out of the sale or securitization by CFSC or any such Subsidiaries of such accounts receivable.

“Change of Control” means (a) with respect to CFSC, that Caterpillar shall cease to own free and clear of all liens, claims, security interests or other encumbrances, 100% of the outstanding shares of voting stock of CFSC on a fully diluted basis, (b) with respect to CIF, that CFSC shall cease to own, free and clear of all liens, claims, security interests or other encumbrances, directly or indirectly through a wholly-owned Subsidiary of CFSC, 100% of the outstanding shares of voting stock of CIF on a fully diluted basis, (c) with respect to CIF LUX, that CFSC shall cease to own, free and clear of all liens, claims, security interests or other encumbrances, directly or indirectly through a wholly-owned Subsidiary of CFSC, 100% of the outstanding shares of voting stock of CIF LUX on a fully diluted basis, and (d) with respect to CFKK, that either (i) CFSC and Caterpillar, in the aggregate, shall cease to own, free and clear of all liens, claims, security interests or other encumbrances, directly or indirectly through one or more Subsidiaries of CFSC or Caterpillar, 90% or more of the outstanding shares of voting of stock of CFKK on a fully diluted basis or (ii) CFSC shall cease to own, free and clear of all liens, claims, security interests or other encumbrances, directly or indirectly through one or more of its Subsidiaries, 80% or more of the outstanding shares of voting stock of CFKK on a fully diluted basis.

“CIF Event of Default” means an Event of Default with respect to CIF.

“CIF Local Currency” means (i) only so long as such currency remains an Eligible Currency, Pounds Sterling or Euro and (ii) any other Agreed Currency which CIF requests the applicable CIF Local Currency Banks to include as a CIF Local Currency hereunder and which is reasonably acceptable to each such CIF Local Currency Bank.

“CIF Local Currency Addendum” means the local currency addendum dated as of the date hereof among CIF, CFSC, the CIF Local Currency Banks named therein, the CIF Local Currency Agent and the Agent, substantially in the form of Exhibit G-1.

“CIF Local Currency Advance” means any Advance in a CIF Local Currency, made to CIF pursuant to Sections 2.03A and 2.03B and the CIF Local Currency Addendum.

“CIF Local Currency Agent” means Citibank Europe plc, UK Branch, as agent under the CIF Local Currency Addendum, or any successor agent under the CIF Local Currency Addendum.

“CIF Local Currency Bank” means each Bank (or any affiliate, branch or agency thereof) party to the CIF Local Currency Addendum. In the event any agency, branch or affiliate of a Bank shall be party to the CIF Local Currency Addendum, such agency, branch or affiliate shall, to the extent of any commitment extended and any Advances made by it, have all the rights of such Bank hereunder; provided, however, that, except as otherwise expressly provided herein, such Bank shall continue to the exclusion of such agency or Affiliate to have all the voting and consensual rights vested in it by the terms hereof.

“CIF Local Currency Borrowing” means a borrowing comprised of simultaneous CIF Local Currency Advances made to CIF by each of the CIF Local Currency Banks pursuant to Sections 2.03A and 2.03B and the CIF Local Currency Addendum.

“CIF Local Currency Commitment” has the meaning specified in Section 2.03A(a).

“CIF LUX Event of Default” means an Event of Default with respect to CIF LUX.

“CIF LUX Local Currency” means (i) only so long as such currency remains an Eligible Currency, Pounds Sterling or Euro and (ii) any other Agreed Currency which CIF LUX requests the applicable CIF LUX Local Currency Banks to include as a CIF LUX Local Currency hereunder and which is reasonably acceptable to each such CIF LUX Local Currency Bank.

“CIF LUX Local Currency Addendum” means the local currency addendum dated as of the date hereof among CIF LUX, CFSC, the CIF LUX Local Currency Banks named therein, the CIF LUX Local Currency Agent and the Agent, substantially in the form of Exhibit G-2.

“CIF LUX Local Currency Advance” means any Advance in a CIF LUX Local Currency, made to CIF LUX pursuant to Sections 2.03A and 2.03B and the CIF LUX Local Currency Addendum.

“CIF LUX Local Currency Agent” means Citibank Europe plc, UK Branch, as agent under the CIF LUX Local Currency Addendum, or any successor agent under the CIF LUX Local Currency Addendum.

“CIF LUX Local Currency Bank” means each Bank (or any affiliate, branch or agency thereof) party to the CIF LUX Local Currency Addendum. In the event any agency, branch or affiliate of a Bank shall be party to the CIF LUX Local Currency Addendum, such agency, branch or affiliate shall, to the extent of any commitment extended and any Advances made by it, have all the rights of such Bank hereunder; provided, however, that, except as otherwise expressly provided herein, such Bank shall continue to the exclusion of such agency or Affiliate to have all the voting and consensual rights vested in it by the terms hereof.

“CIF LUX Local Currency Borrowing” means a borrowing comprised of simultaneous CIF LUX Local Currency Advances made to CIF LUX by each of the CIF LUX Local Currency Banks pursuant to Sections 2.03A and 2.03B and the CIF LUX Local Currency Addendum.

“CIF LUX Local Currency Commitment” has the meaning specified in Section 2.03A(a).

“Closing Date” means August 28, 2025.

“Co-Syndication Agents” means Bank of America and JPMorgan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, for each Bank, the obligation of such Bank to make (a) Revolving Credit Advances, (b) if it is a Local Currency Bank, Local Currency Advances and (c) if it is a Japan Local Currency Bank, Japan Local Currency Advances, in an aggregate amount not to exceed the amount set forth opposite such Bank’s name under the “Commitment” heading on Schedule I hereto, or on the signature page of the Assignment and Acceptance or Assumption and Acceptance by which it became a Bank hereunder, as such amount may be increased or reduced pursuant to the terms of this Agreement.

“Commitment Fee” has the meaning specified in Section 2.04(a).

“Commitment Fee Rate” has the meaning specified in Section 2.04(a).

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under a Local Currency Addendum or the Japan Local Currency Addendum or otherwise transmitted between the parties hereto relating to this Agreement, a Local Currency Addendum or the Japan Local Currency Addendum, any Borrower or its Affiliates, or the transactions contemplated by this Agreement, a Local Currency Addendum or the Japan Local Currency Addendum, including, without limitation, all Approved Electronic Communications.

“Consolidated Net Tangible Assets” means as of any particular time, for any Borrower, the aggregate amount of assets after deducting therefrom (a) all current liabilities, (b) any current liability which has been reclassified as a long term liability because such liability by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (c) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of such Borrower and its Subsidiaries prepared in accordance with generally accepted accounting principles.

“Consolidated Net Worth” means as at any date, (i) for Caterpillar, the consolidated stockholders’ equity (including preferred stock but excluding “Pension and other post-retirement benefits” that are reflected in “Accumulated Other Comprehensive Income (loss)”) of Caterpillar at such date, and (ii) for CFSC, the stockholders’ equity (including preferred stock but excluding “Accumulated Other Comprehensive Income” and non-controlling interests as defined in accordance with generally accepted accounting principles) of CFSC on such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion”, and “Converted” each refer to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.10 or 2.15(a).

“Credit Rating” means, at any time, with respect to Caterpillar or CFSC, the credit rating on such Borrower’s long-term senior unsecured debt then most recently publicly announced by either Moody’s or S&P, and “Credit Ratings” means with respect to each such Borrower, such credit ratings from both Moody’s and S&P. In the case of each of CFKK, CIF LUX and CIF, “Credit Rating” and “Credit Ratings” mean, at any time, the Credit Rating and Credit Ratings of CFSC at such time, as determined pursuant to the preceding sentence.

“Current Termination Date” means, with respect to any Bank at any time, August 28, 2030, or such later date to which the “Current Termination Date” shall then have been extended with the consent of such Bank pursuant to Section 2.16.

“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligation, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Pounds Sterling, the greater of (i) SONIA for the day (such day “i”) that is five RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) the Floor, and (b) Japanese Yen, the greater of (i) TONAR for the day (such day “i”) that is five RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such TONAR is published by the TONAR Administrator on the TONAR Administrator’s Website, and (ii) the Floor. If by 5:00 pm (local time for the applicable RFR) on the second (2nd) RFR Business Day immediately following any day “i”, the RFR in respect of such day “i” has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such day “i” will be the RFR as published in respect of the first preceding RFR Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers. No credit spread adjustment shall be added to any determination of the Daily Simple RFR in respect of SONIA or TONAR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “i”) that is 5 U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA; provided, however, for purposes of Sections 5.03 and 5.04(a) and (b) only, clause (vi) above shall include only those liabilities of the applicable Borrower and all ERISA Affiliates for such Borrower’s then current fiscal year (and, if such liabilities are still outstanding, for prior fiscal years) to (a) all single employer plans (as defined in Section 4001(a)(15) of ERISA) to meet the minimum funding standard requirements of Section 412(a) of the Code (without regard to any waiver under Section 412(c) of the Code) and (b) all multiemployer plans (as defined in Section 4001(a)(3) of ERISA) for all required contributions and payments.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Defaulting Bank” means, at any time, subject to Section 2.17(d), (i) any Bank that has failed for two or more consecutive Business Days to comply with its obligations under this Agreement to make available its ratable portion of a Borrowing (each, a “funding obligation”), unless such Bank has notified the Agent and a Borrower in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Bank that has notified the Agent or a Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Bank’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Bank that has, for three or more Business Days after written request of the Agent or a Borrower, failed to confirm in writing to the Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (iii) upon the Agent’s and the Borrowers’ receipt of such written confirmation), (iv) any Bank with respect to which a Bank Insolvency Event has occurred and is continuing with respect to such Bank or its Parent Company, or (v) any Bank that has become the subject of a Bail-In Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in such Bank or its Parent Company by a Governmental Authority or an instrumentality thereof. Any determination by the Agent that a Bank is a Defaulting Bank under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Bank will be deemed to be a Defaulting Bank (subject to Section 2.17(d)) upon notification of such determination by the Agent to the Borrowers and the Banks. The Agent will promptly send to all parties hereto a copy of any notice to the Borrowers provided for in this definition.

“Designated Persons” means a Person:

(i)              listed in the annex to, or otherwise the subject of the provisions of, any Executive Order;

(ii)             named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (or listed as a restricted party by the U.S. Department of State or given a similar designation by the United Nations Security Council or an applicable Governmental Authority in Ireland, Japan, the European Union, any European Union member state, the United Kingdom, Australia, or Hong Kong) (each, an “SDN”), or is otherwise the subject of any Sanctions Laws and Regulations; or

(iii)            in which one or more SDNs have 50% or greater ownership interest or that is otherwise controlled by an SDN.

“Dollar Amount” means, for any currency at any date (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

“Dollars” and the sign “$” each means lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” on its respective signature page hereto or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

“Earlier Termination Date” has the meaning specified in Section 2.16(c).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Currency” means any currency other than Dollars with respect to which the Agent or a Borrower has not given notice in accordance with Section 2.15(a) and that is readily available, freely traded, in which deposits are customarily offered to banks in the London or other applicable interbank market, convertible into Dollars in the international interbank market, available to the Banks in such market and as to which an Equivalent Amount may be readily calculated. If, after the designation by the Banks of any currency as an Agreed Currency or Local Currency:

(i)              currency control or other exchange regulations are imposed in the country or jurisdiction in which such currency is issued with the result that different types of such currency are introduced, or such currency is, in the determination of the Agent, no longer readily available or freely traded, then the Agent shall promptly notify the Banks and the Borrowers, and such currency shall no longer be an Agreed Currency or Local Currency until such time as the Disqualifying Event no longer exists, and the Borrowers shall be permitted to repay all Advances in such currency in Dollars;

(ii)             in the determination of the Agent, in consultation with the Co-Syndication Agents, an Equivalent Amount with respect to such currency is not readily calculable, then the Agent shall promptly notify the Banks and the Borrowers, and such currency shall no longer be an Agreed Currency or Local Currency until such time as the Disqualifying Event no longer exists; or

(iii)            each of the Disqualifying Events described in clauses (i) and (ii) above exist, then the Borrowers shall repay all Advances in such currency to which the Disqualifying Events apply within fifteen (15) Business Days of receipt of such notice from the Agent.

Each of the events described in clauses (i) and (ii) above shall be referred to herein as a “Disqualifying Event”.

“Eligible Financial Institution” means, as of the date of any assignment as contemplated in Section 8.07(a)(i), a commercial bank or financial institution (i) with a credit rating on its long-term senior unsecured debt of either (a) “BBB+” or better from S&P or (b) “Baa1” or better from Moody’s; and (ii) having shareholders’ equity of not less than $5,000,000,000.

“Equivalent Amount” means, for any currency with respect to any amount of Dollars at any date, the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Agent, the CIF Local Currency Agent, the CIF LUX Local Currency Agent or the Japan Local Currency Agent, as applicable (by reference to an appropriate Bloomberg screen, Alternative Financial Information Service screen or other generally recognized financial information service selected by the Agent, the CIF Local Currency Agent, the CIF LUX Local Currency Agent or the Japan Local Currency Agent, as applicable, in consultation with the Borrowers), in the London interbank market (or other market where the Agent’s, the CIF Local Currency Agent’s or CIF LUX Local Currency Agent’s, as applicable, foreign exchange operations in respect of such currency are then being conducted) or, in the case of Japanese Yen, in the Tokyo interbank market for such other currency at or about 11:00 a.m. (local time applicable to the transaction in question) two (2) Business Days prior to the date on which such amount is to be determined (provided that if an Equivalent Amount is being determined with respect to (x) the making of a Local Currency Advance in Pounds Sterling or Euro, such amount shall be determined at or about 11:00 a.m. (London time) for Pounds Sterling, and 11:00 a.m. (Brussels time) for Euro, on the date of such Local Currency Advance or (y) the making of a Japan Local Currency Advance on a same-day basis, such amount shall be determined at or about 11:00 a.m. (Tokyo time) on the date of such Japan Local Currency Advance), rounded up to the nearest amount of such currency as determined by the Agent, the CIF Local Currency Agent, the CIF LUX Local Currency Agent or the Japan Local Currency Agent, as applicable, from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Agent, the CIF Local Currency Agent or the CIF LUX Local Currency Agent (or the Japan Local Currency Agent, if applicable) may use any reasonable method it deems appropriate (after consultation with the Borrowers) to determine such amount, and such determination shall be conclusive, absent manifest error.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which, together with a Borrower or a Subsidiary of such Borrower, would be deemed to be a “single employer” within the meaning of Section 4001 of ERISA.

“ERISA Termination Event” means (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of a Borrower or any of its ERISA Affiliates from a “single employer plan” during a plan year in which it was a “substantial employer”, both of such terms as defined in Section 4001(a) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or (vi) the partial or complete withdrawal of a Borrower or any ERISA Affiliate of such Borrower from a “multiemployer plan” as defined in Section 4001(a) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 7.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 7.11 (d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 7.11(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 7.11(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 7.11(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Base Rate” means, with respect to a EURIBOR Rate Advance for the relevant Interest Period, the interest rate per annum equal to the rate determined by the Agent to be the Euro Interbank Offered Rate administered by the European Money Markets Institute or any other Person that takes over the administration of such rate (“EURIBOR”) and displayed on the applicable Bloomberg screen (or any successor page) as of 11:00 a.m. (Brussels time), on the date that is two (2) TARGET Days preceding the first day of such Interest Period (or on the first day of such Interest Period, in the case of a Same Day Local Currency Advance), and having a maturity equal to such Interest Period; provided, that, if such rate is below zero, it will be deemed to be zero.

Any EURIBOR Base Rate determined on the basis of the rate displayed on a Bloomberg screen (or other applicable screen) in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by Bloomberg (or other applicable service) within one hour of the time when such rate is first displayed by such service; provided, that, if such rate is below zero, it will be deemed to be zero.

“EURIBOR Rate” means, with respect to a Revolving Credit Advance or a Local Currency Advance for the relevant Interest Period, an interest rate obtained by dividing (i) the EURIBOR Base Rate applicable to such Interest Period by (ii) a percentage equal to 100% minus the EURIBOR Rate Reserve Percentage, such EURIBOR Rate to be adjusted automatically on and as of the effective date of any change in the EURIBOR Rate Reserve Percentage; provided, that if such rate is below zero, it will be deemed to be zero.

“EURIBOR Rate Advance” means a Revolving Credit Advance denominated in euro which bears interest as provided in Section 2.07(b) or a Local Currency Advance which bears interest as provided in Section 2.07(b) and the applicable Local Currency Addendum.

“EURIBOR Rate Reserve Percentage” means, for any date:

(a)              in the case of any Revolving Credit Advance, that percentage (expressed as a decimal) which is in effect on such date, as prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of Eurocurrency Liabilities having a term equal to the applicable Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on EURIBOR Rate Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents); or

(b)              in the case of any Local Currency Advance, that percentage (expressed as a decimal (or, an amount expressed as a decimal percentage)) calculated by the applicable Local Currency Agent (in consultation with the Borrowers) of the cost of the applicable Local Currency Banks complying with the minimum reserve requirements of the Bank of England, the Financial Conduct Authority and/or the Prudential Regulation Authority, the European Central Bank or any other applicable Governmental Authority.

“Euro” or “euro” means the Euro referred to in the Council Regulation E.C. No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

“Euro Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Euro Lending Office” on its respective signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent. A Bank may specify different offices for its Advances denominated in Dollars, its Advances denominated in euro, and its Advances denominated in other Agreed Currencies.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Events of Default” has the meaning specified in Section 6.01.

“Executive Order” is defined in the definition of “Sanctions Laws and Regulations”.

“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement (Five-Year Facility), dated as of September 1, 2022, among Caterpillar, CIF, CFSC and CFKK, as borrowers thereunder, certain financial institutions party thereto, MUFG, as Japan Local Currency Agent, Citibank Europe plc, UK Branch, as Local Currency Agent, and Citibank, as agent for such financial institutions, as amended from time to time prior to the date hereof.

“Extended Termination Date” has the meaning specified in Section 2.16(c).

“Extension Confirmation Date” has the meaning specified in Section 2.16(b).

“Extension Confirmation Notice” has the meaning specified in Section 2.16(b).

“Extension Request” has the meaning specified in Section 2.16(a).

“Facility Termination Date” means the earlier to occur of (i) the Current Termination Date then in effect and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05(a) or 6.01.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York.

“Floor” means a rate of interest equal to 0%.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank).

“Information Memorandum” means the Confidential Information Memorandum dated July 2025 in the form approved by the Borrowers concerning the Borrowers and their Subsidiaries which, at the Borrowers’ request and on their behalf, was prepared in relation to the transactions contemplated by this Agreement and distributed by the Arranger to selected financial institutions before the date of this Agreement.

“Insignificant Subsidiary” means, on any date, any Subsidiary of Caterpillar or CFSC whose aggregate asset value, as reasonably calculated by Caterpillar in accordance with generally accepted accounting principles, is at less than or equal to $50,000,000 on such date.

“Interest Expense” means, for any period of determination, all interest (without duplication), whether paid in cash or accrued as a liability, attributable to CFSC Consolidated Debt (including imputed interest on any capital lease of CFSC or its Subsidiaries) in accordance with generally accepted accounting principles.

“Interest Period” means, for each Advance, other than an RFR Advance, comprising part of the same Borrowing, the period commencing on the date of such Advance, or the date of the Conversion, continuation or Redenomination, as applicable, of such Advance, and ending on the last day of the period selected by a Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a Base Rate Advance or a Japan Base Rate Advance, 30 days (or, in the event the Base Rate is determined by reference to Term SOFR, one month), (b) in the case of a Term SOFR Advance or a EURIBOR Rate Advance, 1, 3 or 6 months, in each case as a Borrower may, in the Notice of Borrowing requesting such Advance, select, and (c) in the case of any Advance in an Agreed Currency other than those subject to RFR Advances or covered in the foregoing clauses (a) and (b), such number of days as shall be agreed to between such Borrower, the Agent and the Banks extending Advances in such Agreed Currency; provided, however, that:

(i)              the duration of any Interest Period which would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;

(ii)             Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration; and

(iii)            whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Term SOFR Advance or EURIBOR Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

“Japan Base Rate” means, for any Interest Period or any other period, a fluctuating interest rate per annum equal to the rate of interest announced publicly by MUFG in Tokyo, Japan, from time to time, as MUFG’s short-term base rate.

“Japan Base Rate Advance” means a Japan Local Currency Advance which bears interest as provided in Section 2.07.

“Japan Local Currency Addendum” means the local currency addendum dated as of the date hereof among CFKK, CFSC, the Japan Local Currency Banks named therein, the Japan Local Currency Agent and the Agent, substantially in the form of Exhibit G-3.

“Japan Local Currency Advance” means any Advance in Japanese Yen, made to CFKK pursuant to Sections 2.03C and 2.03D and the Japan Local Currency Addendum.

“Japan Local Currency Agent” means MUFG, as agent under the Japan Local Currency Addendum, or any successor agent under the Japan Local Currency Addendum.

“Japan Local Currency Bank” means each Bank (or any Affiliate, branch or agency thereof) party to the Japan Local Currency Addendum. In the event any agency, branch or Affiliate of a Bank shall be party to the Japan Local Currency Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Advances made by it, have all the rights of such Bank hereunder; provided, however, that, except as otherwise expressly provided herein, such Bank shall continue, to the exclusion of such agency or Affiliate, to have all the voting and consensual rights vested in it by the terms hereof.

“Japan Local Currency Borrowing” means a borrowing comprised of simultaneous Japan Local Currency Advances made to CFKK by each of the Japan Local Currency Banks pursuant to Sections 2.03C and 2.03D and the Japan Local Currency Addendum.

“Japan Local Currency Commitment” has the meaning specified in Section 2.03C(a).

“Japanese Yen” means the lawful currency of Japan.

“Joint Fee Letter” means the Joint Fee Letter, dated July 15, 2025, among the Borrowers, Citibank, Bank of America, JPMorgan, and certain of the Arrangers.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Leverage Ratio” has the meaning specified in Section 5.04(a).

“Loan Documents” means this Agreement, each Local Currency Addendum, the Japan Local Currency Addendum, and the Notes, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Local Currency” means (x) with respect to a CIF Local Currency Borrowing, a CIF Local Currency or (y) with respect to a CIF LUX Local Currency Borrowing, a CIF LUX Local Currency.

“Local Currency Addendum” means each of (x) the CIF Local Currency Addendum or (y) the CIF LUX Local Currency Addendum and “Local Currency Addendums” means both the CIF Local Currency Addendum and the CIF LUX Local Currency Addendum.

“Local Currency Advance” means any (x) CIF Local Currency Advance or (y) CIF LUX Local Currency Advance.

“Local Currency Agent” means each of (x) the CIF Local Currency Agent or (y) the CIF LUX Local Currency Agent.

“Local Currency Bank” means a (x) CIF Local Currency Bank or (y) CIF LUX Local Currency Bank.

“Local Currency Borrowing” means any (x) CIF Local Currency Borrowing or (y) CIF LUX Local Currency Borrowing.

“Local Currency Commitment” means the (x) CIF Local Currency Commitment or (y) CIF LUX Local Currency Commitment.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Bankruptcy Modernisation Law” means the Luxembourg law dated 7 August 2023 on the preservation of businesses and modernising bankruptcy law, as amended.

“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg).

“Majority Banks” means at any time Banks holding more than 50% of the Commitments, or if the Commitments have been terminated, Banks holding more than 50% of the then aggregate unpaid principal amount of the Advances.

“Majority CIF Local Currency Banks” means CIF Local Currency Banks holding more than 50% of the CIF Local Currency Commitments.

“Majority CIF LUX Local Currency Banks” means CIF LUX Local Currency Banks holding more than 50% of the CIF LUX Local Currency Commitments.

“Majority Japan Local Currency Banks” means Japan Local Currency Banks holding more than 50% of the Japan Local Currency Commitments.

“Majority Local Currency Banks” means either (x) with respect to the CIF Local Currency Banks, the Majority CIF Local Currency Banks or (y) with respect to the CIF LUX Local Currency Banks, the Majority CIF LUX Local Currency Banks.

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto, and if Moody’s ceases to issue ratings of the type described herein with respect to the Borrowers, then the Borrowers and the Agent, with the consent of the Majority Banks, shall agree upon a mutually acceptable replacement debt rating agency and shall further agree, upon determination of such replacement agency, to determine appropriate equivalent ratings levels to replace those contained herein.

“MUFG” means MUFG Bank, Ltd.

“Net Gain/(Loss) From Interest Rate Derivatives” has the meaning as reflected in the financial caption Other income(expense), in CFSC’s Consolidated Statement of Profit as compiled under generally accepted accounting principles.

“Non-Defaulting Bank” means, at any time, a Bank that is not a Defaulting Bank.

“Non-Same Day CIF Local Currency Advances” means CIF Local Currency Advances other than Same Day CIF Local Currency Advances.

“Non-Same Day CIF LUX Local Currency Advances” means CIF LUX Local Currency Advances other than Same Day CIF LUX Local Currency Advances.

“Non-Same Day Local Currency Advances” means (x) Non-Same Day CIF Local Currency Advances or (y) Non-Same Day CIF LUX Local Currency Advances.

“Note” has the meaning specified in Section 2.02(f).

“Notice of Allocation” has the meaning specified in Section 2.01(b).

“Notice of Bank Addition” has the meaning specified in Section 2.05(c).

“Notice of Borrowing” means a Notice of CIF Local Currency Borrowing, a Notice of CIF LUX Local Currency Borrowing, a Notice of Japan Local Currency Borrowing or a Notice of Revolving Credit Borrowing, as applicable.

“Notice of CIF Local Currency Borrowing” has the meaning specified in Section 2.03B(a).

“Notice of CIF LUX Local Currency Borrowing” has the meaning specified in Section 2.03B(a).

“Notice of Japan Local Currency Borrowing” has the meaning specified in Section 2.03D(a).

“Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.02(a).

“Obligations” means all advances to, and debts, liabilities and obligations of, the Borrowers arising under any Loan Document or otherwise with respect to any Advance, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrowers or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrowers under any Loan Document and (b) the obligation of the Borrowers to reimburse any amount in respect of any of the foregoing that the Agent or any Bank, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrowers.

“OFAC” is defined in the definition of “Sanctions Laws and Regulations”.

“Other Credit Agreements” means (a) that certain Credit Agreement (2025 364-Day Facility), dated as of August 28, 2025, among the Borrowers, as borrowers thereunder, certain financial institutions party thereto, MUFG, as Japan Local Currency Agent, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, and Citibank, as agent for such banks, and (b) that certain Fourth Amended and Restated Credit Agreement (Three-Year Facility), dated as of August 28, 2025 (the “Three-Year Agreement”), among the Borrowers, as borrowers thereunder, certain financial institutions party thereto, MUFG, as Japan Local Currency Agent, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, and Citibank, as agent for such banks, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Parent Company” means, with respect to a Bank, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Bank and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Bank.

“Payment Office” means (a) with respect to Advances other than Same Day Local Currency Advances and Japan Local Currency Advances, (i) for Dollars, the principal office of Citibank in New York City, located on the date hereof at 388 Greenwich Street, New York, New York 10013, (ii) for any other Agreed Currency, the office of Citibank located on the date hereof at One Penns Way, Ops II, Floor 2, New Castle, Delaware 19720; (b) with respect to Same Day Local Currency Advances, the office of the CIF Local Currency Agent or CIF LUX Local Currency Agent set forth in the applicable Local Currency Addendum; and (c) with respect to any Japan Local Currency Advance, the office of the Japan Local Currency Agent set forth in the Japan Local Currency Addendum, or in any case, such other office of the Agent, the CIF Local Currency Agent, CIF LUX Local Currency Agent or the Japan Local Currency Agent, as applicable, as shall be from time to time selected by it by written notice to the Borrowers and the Banks.

“Payment Recipient” has the meaning assigned to it in Section 7.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any multiemployer plan or single employer plan, each as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained, for employees of a Borrower or a Subsidiary of such Borrower or an ERISA Affiliate.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prior 364-Day Agreement” means that certain Credit Agreement (2024 364-Day Facility), dated as of August 29, 2024, among Caterpillar, CFSC, CFKK and CIF, as borrowers, the financial institutions party thereto, MUFG, as Japan Local Currency Agent, Citibank Europe plc, UK Branch, as Local Currency Agent, and Citibank, as agent for such financial institutions.

“Prior Three-Year Agreement” means that certain Third Amended and Restated Credit Agreement (Three-Year Facility), dated as of September 1, 2022, among Caterpillar, CFSC, CFKK and CIF, as borrowers, the financial institutions party thereto, MUFG, as Japan Local Currency Agent, Citibank Europe plc, UK Branch, as Local Currency Agent, and Citibank, as agent for such financial institutions, as amended from time to time prior to the date hereof.

“Purchase Claims” means Caterpillar Purchase Claims or CFSC Purchase Claims, or both, as applicable.

“Redenominate,” “Redenomination” and “Redenominated” each refer to a redenomination comprising all or part of the same Borrowing from an Agreed Currency to Dollars or from Dollars to another Agreed Currency, or the continuation of such Advances in the same Agreed Currency, in each case pursuant to Section 2.10 or 2.15.

“Register” has the meaning specified in Section 8.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates’ respective managers, administrators, members, trustees, partners, directors, officers, employees, agents, fund managers and advisors.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of any other Agreed Currency, (1) the central bank, regulator or other supervisory authority for the Agreed Currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Agreed Currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricting Information” means material non-public information with respect to any of the Borrowers or their securities.

“Revolving Credit Advance” means an advance by a Bank to a Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance, a Term SOFR Advance, a EURIBOR Rate Advance, or an RFR Advance, each of which shall be a “Type” of Advance.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made to a Borrower by each of the Banks pursuant to Section 2.01.

“Revolving Credit Commitment” means, for each Bank, the obligation of such Bank to make Revolving Credit Advances and, if such Bank is a Local Currency Bank, Non-Same Day Local Currency Advances, in an aggregate amount not to exceed the amount set forth opposite such Bank’s name under the “Revolving Credit Commitment” heading on Schedule I hereto, or on the signature page of the Assignment and Acceptance or Assumption and Acceptance by which it became a Bank hereunder, as such amount may be increased or reduced pursuant to the terms of this Agreement; provided, however, that if such Bank’s Same Day Local Currency Commitment or Japan Local Currency Commitment is terminated in whole or in part without a corresponding reduction or termination of the Commitments, then such Bank’s Revolving Credit Commitment shall equal the sum of (x) the amount set forth as such Bank’s Revolving Credit Commitment on Schedule I to this Agreement or on such Bank’s signature page to its Assignment and Acceptance or its Assumption and Acceptance, as applicable, plus (y) the amount of such Bank’s terminated Same Day Local Currency Commitment or Japan Local Currency Commitment, as applicable. No such change shall result in a Bank’s Revolving Credit Commitment exceeding its Commitment. For each Bank that is not a Local Currency Bank or Japan Local Currency Bank, such Bank’s Revolving Credit Commitment will be equal to its Commitment. For each Bank that is a Local Currency Bank or a Japan Local Currency Bank, such Bank’s Revolving Credit Commitment will be equal to its Commitment minus the sum of its Same Day Local Currency Commitment and its Japan Local Currency Commitment.

“Revolving Credit Obligations” means, at any time, the aggregate outstanding Advances at such time minus the sum of the outstanding Same Day Local Currency Advances and the outstanding Japan Local Currency Advances at such time.

“Revolving Credit Termination Date” means the earlier to occur of (i) the Current Termination Date then in effect and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05(a) or 6.01.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Pounds Sterling, SONIA, and (b) Japanese Yen, TONAR.

“RFR Administrator” means the SONIA Administrator or the TONAR Administrator, as applicable.

“RFR Advance” means an Advance that bears interest at a rate based on a Daily Simple RFR.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, or (b) Japanese Yen, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in Japan; provided, that for purposes of notice requirements in respect of requesting Borrowings or prepaying Advances, such day also shall be required to be a Business Day.

“RFR Interest Payment Date” means, as to any RFR Advance, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Advance; provided that, as to any such RFR Advance, (i) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day and (ii) the RFR Interest Payment Date with respect to any Borrowing that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month; provided, that for purposes of this clause (ii), the date of a Borrowing of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Advance or Borrowing, and the Current Termination Date or Extended Termination Date, as applicable.

“RFR Lending Office” means, with respect to any Bank, the office of such Bank specified as its “RFR Lending Office” on its respective signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent. A Bank may specify different offices for its Advances denominated in different Agreed Currencies, and the term “RFR Lending Office” shall refer to any or all such offices, collectively, as the context may require when used in respect of such Bank.

“RFR Rate Day” has the meaning specified in the definition of “Daily Simple RFR”.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor thereto, and if S&P ceases to issue ratings of the type described herein with respect to the Borrowers, then the Borrowers and the Agent, with the consent of the Majority Banks, shall agree upon a mutually acceptable replacement debt rating agency and shall further agree, upon determination of such replacement agency, to determine appropriate equivalent ratings levels to replace those contained herein.

“Same Day CIF Local Currency Advances” means any Advances under the Same Day CIF Local Currency Subfacility.

“Same Day CIF Local Currency Commitment” has the meaning specified in Section 2.03A(a).

“Same Day CIF Local Currency Subfacility” means the subfacility under the CIF Local Currency Addendum which provides for the CIF Local Currency Banks to make Local Currency Advances available to CIF under the CIF Local Currency Addendum on a same day notice basis in an aggregate amount outstanding at any time not to exceed the Dollar Amount of $150,000,000 (when taken together with all outstanding Same Day CIF LUX Local Currency Advances).

“Same Day CIF LUX Local Currency Advances” means any Advances under the Same Day CIF LUX Local Currency Subfacility.

“Same Day CIF LUX Local Currency Commitment” has the meaning specified in Section 2.03A(a).

“Same Day CIF LUX Local Currency Subfacility” means the subfacility under the CIF LUX Local Currency Addendum which provides for the CIF LUX Local Currency Banks to make Local Currency Advances available to CIF LUX under the CIF LUX Local Currency Addendum on a same day notice basis in an aggregate amount outstanding at any time not to exceed the Dollar Amount of $150,000,000 (when taken together with all outstanding Same Day CIF Local Currency Advances).

“Same Day Local Currency Advances” means any (x) Same Day CIF Local Currency Advances or (Y) Same Day CIF LUX Local Currency Advances.

“Same Day Local Currency Borrowing” means a borrowing composed of Same Day Local Currency Advances.

“Same Day Local Currency Commitment” has the meaning specified in Section 2.03A(a).

“Same Day Local Currency Subfacilities” means, collectively, the Same Day CIF Local Currency Subfacility and the Same Day CIF LUX Local Currency Subfacility.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions Laws and Regulations (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Kherson region of Ukraine, the Zaporizhzhia region of Ukraine, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions Laws and Regulations-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, or an applicable Governmental Authority in Ireland, the European Union, any European Union member state, the United Kingdom, Australia, Japan, or Hong Kong, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), including, without limitation, any Person in which one or more SDNs have 50% or greater ownership interest.

“Sanctions Laws and Regulations” means:

(i)              any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), the U.S. Department of State or the U.S. Department of Commerce; and

(ii)             any sanctions measures imposed by the United Nations Security Council, the European Union, any European Union member state, the United Kingdom, Ireland, Australia, Japan or the applicable Governmental Authority in Hong Kong, China.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Subsidiary” means, with respect to any Borrower, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Borrower or by one or more other Subsidiaries, or by such Borrower and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Support Agreement” means that certain Support Agreement dated as of December 21, 1984, amended June 14, 1995, between Caterpillar and CFSC, as the same may be amended or modified in accordance with the terms of Section 5.04(c) and in effect from time to time.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Term SOFR” means:

(a)              for any calculation with respect to a Term SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)              for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means an amount equal to 0%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Advance” means a Revolving Credit Advance denominated in Dollars which bears interest as provided in Section 2.07(b).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Three-Year Agreement” is defined in the definition of “Other Credit Agreements.”

“TONAR” means, with respect to any Business Day, a rate per annum equal to the Tokyo Overnight Average Rate for such Business Day published by the TONAR Administrator on the TONAR Administrator’s Website on the immediately succeeding Business Day.

“TONAR Administrator” means the Bank of Japan (or any successor administrator of the Tokyo Overnight Average Rate).

“TONAR Administrator’s Website” means the Bank of Japan’s website, currently at http://www.boj.or.jp, or any successor source for the Tokyo Overnight Average Rate identified as such by the TONAR Administrator from time to time.

“TONAR Advance” means a Japan Local Currency Advance which bears interest at a rate based on TONAR as provided in Section 2.07.

“Total CIF Local Currency Commitment” has the meaning specified in Section 2.03A(a).

“Total CIF LUX Local Currency Commitment” has the meaning specified in Section 2.03A(a).

“Total Commitment” means, at any time, the sum of all of the Banks’ Commitments at such time.

“Total Japan Local Currency Commitment” has the meaning specified in Section 2.03C(a).

“Total Local Currency Commitment” has the meaning specified in Section 2.03A(a). For the avoidance of doubt, the aggregate Total Local Currency Commitment under the Local Currency Addendums on the Closing Date is $1,000,000,000.

“Total Revolving Credit Commitment” means, at any time, the sum of all of the Banks’ Revolving Credit Commitments at such time (which shall be an amount equal to the Total Commitment at such time minus the sum of the aggregate Dollar Amount of the Same Day Local Currency Subfacilities at such time and the aggregate Dollar Amount of the Total Japan Local Currency Commitment at such time).

“Type”, when used in reference to any Revolving Credit Advance, has the meaning specified in the definition of “Revolving Credit Advance”, when used in reference to a Japan Local Currency Advance, refers to a Japan Base Rate Advance or a TONAR Advance, and when used in reference to a Local Currency Advance, has the meaning specified in the definition of “Local Currency Advance”, each of which shall be a “Type” of Advance.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Bank under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56,115 Stat. 272 (2001), as amended.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.         Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03.         Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) and all references contained herein to generally accepted accounting principles shall mean United States generally accepted accounting principles.

SECTION 1.04.         Rates.

(a)          The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Adjusted Term SOFR, Term SOFR, the EURIBOR Rate, any RFR, SOFR, SONIA, TONAR, any Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Adjusted Term SOFR, Term SOFR, SOFR, the EURIBOR Rate, any RFR, SONIA, TONAR, or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes or any other alternative, successor or replacement rate pursuant to the terms of this Agreement. The Agent and its Affiliates may engage in transactions that affect the calculation of the Base Rate, any Benchmark, Adjusted Term SOFR, Term SOFR, SOFR, the EURIBOR Rate, any RFR, SONIA, TONAR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Adjusted Term SOFR, Term SOFR, SOFR, the EURIBOR Rate, any RFR, SONIA, TONAR, or any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(b)          The Borrowers may from time to time request Advances in Agreed Currencies beyond those that are available as of the Closing Date (such other Agreed Currencies, “Future Agreed Currencies”). Interest on extensions of credit denominated in such Future Agreed Currencies may require interest rate determinations and calculations, including determinations of credit spread adjustments, which are not included in this Agreement as of the Closing Date. Notwithstanding the foregoing or anything to the contrary set forth herein, prior to any such Future Agreed Currency becoming available hereunder, the Borrowers and the Banks extending Advances in such Future Agreed Currencies shall amend this Agreement, on terms and conditions acceptable to all of them, as needed in order to include such interest rate mechanics.

(c)          Daily Simple SOFR is included herein solely as an alternative Benchmark when Term SOFR is unavailable. So long as Term SOFR is available as a Benchmark, no Advance shall be made hereunder that accrues interest at Daily Simple SOFR.

SECTION 1.05.         Luxembourg Terms. In this Agreement, in relation to CIF LUX, a reference to:

(a)          a liquidator, administrator, provisional liquidator, conservator, receiver, trustee, custodian or similar officer includes any:

(i)                juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii)               liquidateur appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iii)              juge-commissaire or liquidateur appointed under Article 1200-1 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iv)             conciliater d’entreprises, mandataire de justice, mandataire ad hoc, administrateur provisoire or any similar officers under the Luxembourg Bankruptcy Modernisation Law;

(b)            a winding up, administration, moratorium, reorganization, arrangement or dissolution includes, without limitation, bankruptcy (faillite), administrative dissolution without liquidation (dissolution administrative sans liquidation), voluntary or judicial liquidation (liquidation judiciaire ou volontaire), stay, moratorium or reprieve from payment (sursis de paiement), reorganisation by mutual agreement (accord amiable), judicial reorganisation (réorganisation judiciaire), other judicial, consensual or conservative measures under the Luxembourg Bankruptcy Modernisation Law, general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(c)           a lien, a pledge or security interest includes any hypothèque, hypothèque judiciare, nantissement, cautionnement, gage, gage judiciare, privilège, droit de préférence, droit de suite, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement, court order or arrangement having a similar effect and any transfer of title by way of security;

(d)           a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 et seq. of the Luxembourg Civil Code;

(e)           a matured liability or matured debt includes, without limitation, any créance certaine, liquide et exigible;

(f)            a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit);

(g)           a person being solvent means that it is not in a state of cessation of payments (cessation des paiements) and has not lost its creditworthiness (ébranlement de crédit);

(h)           attachments or similar creditors' process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt) or any saisies under Luxembourg law;

(i)             by-laws or charter include up-to-date (restated) articles of association (statuts (coordonnés));

(j)            a director, officer or manager includes a gérant; and

(k)           a set-off includes, for purposes of Luxembourg law, legal set-off.

ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.         The Revolving Credit Advances; Allocation of Commitments.

(a)            Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances in any Agreed Currency to Caterpillar and CFSC from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Termination Date in a Dollar Amount not to exceed such Bank’s Available Revolving Credit Commitment at such time; provided, however, that at no time shall the Dollar Amount of (i) the outstanding Advances exceed the Total Commitment, (ii) the Revolving Credit Obligations exceed the Total Revolving Credit Commitment, (iii) any Bank’s Revolving Credit Advances, Local Currency Advances and Japan Local Currency Advances exceed such Bank’s Commitment, (iv) all Revolving Credit Advances to Caterpillar exceed Caterpillar’s Allocation at such time, (v) all Revolving Credit Advances to CFSC plus the Dollar Amount of all Local Currency Advances and Japan Local Currency Advances exceed CFSC’s Allocation at such time, (vi) any Bank’s Revolving Credit Advances to Caterpillar exceed such Bank’s Allocated Commitment for Caterpillar at such time, or (vii) any Bank’s Revolving Credit Advances to CFSC plus such Bank’s Local Currency Advances and Japan Local Currency Advances at such time exceed such Bank’s Allocated Commitment for CFSC at such time. Each Revolving Credit Borrowing shall be in an aggregate Dollar Amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type and the same Agreed Currency made on the same day to the same Borrower by the Banks ratably according to their respective Available Revolving Credit Commitments. Within the limits of each Bank’s Allocated Commitment to a Borrower, such Borrower may from time to time borrow, repay pursuant to Section 2.06 or prepay pursuant to Section 2.09, and reborrow under this Section 2.01.

(b)           The Borrowers will on the Closing Date and from time to time thereafter, but no more often than weekly, and subject to the limitation set forth below, allocate or re-allocate the Total Commitment between Caterpillar and CFSC (each such Borrower’s allocated portion of the Total Commitment at any time being such Borrower’s “Allocation”), in such a manner that (i) the sum of the Allocations at any time shall equal the Total Commitment at such time, (ii) each Bank’s Commitment allocable to Caterpillar and CFSC at any time (such Bank’s “Allocated Commitment” with respect to such Borrower) shall be an amount equal to the product of such Bank’s Commitment at such time multiplied by the Allocation Percentage for such Borrower at such time, and (iii) CFSC’s Allocation at any time shall be in an amount equal to or greater than the sum of the Total Local Currency Commitment and the Total Japan Local Currency Commitment at such time. Each such allocation or re-allocation shall be made on notice, given not later than 10:00 A.M. (New York City time) on the date of the proposed allocation or re-allocation, by the Borrower Agent to the Agent, which shall give to each Bank prompt notice thereof by facsimile or electronic mail. Each such notice of an allocation or re-allocation of the Total Commitment (a “Notice of Allocation”) shall be by facsimile or electronic mail, confirmed immediately in writing, in substantially the form of Exhibit B-4 hereto, specifying therein the requested (i) effective date of such allocation or re-allocation of the Total Commitment, and (ii) Allocation for each Borrower. Each Borrower’s Allocation, and each Bank’s Allocated Commitment with respect to such Borrower, shall remain in effect (i) from the Closing Date until the first Notice of Allocation becomes effective, and (ii) thereafter, from the date that the most recent Notice of Allocation became effective until the next subsequent Notice of Allocation becomes effective.

(c)           The Borrowers and the Agent shall furnish to each Local Currency Agent and the Japan Local Currency Agent, promptly following the making, payment or prepayment of each Revolving Credit Advance, and at any other time at the reasonable request of any Local Currency Agent or the Japan Local Currency Agent, a statement setting forth the outstanding Revolving Credit Advances.

SECTION 2.02.         Making the Revolving Credit Advances.

(a)           Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing (in the case of a Revolving Credit Borrowing comprised of Base Rate Advances), or not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing (in the case of a Revolving Credit Borrowing comprised of Term SOFR Advances, EURIBOR Rate Advances or RFR Advances), by a Borrower to the Agent, which shall give to each Bank prompt notice thereof by facsimile or electronic mail. Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be by facsimile or electronic mail, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) Borrower, (ii) date of such Revolving Credit Borrowing, (iii) Type of Revolving Credit Advances comprising such Revolving Credit Borrowing, (iv) in the case of a proposed Borrowing of RFR Advances, the Agreed Currency of such Advances, (v) aggregate amount of such Revolving Credit Borrowing, (vi) Interest Period for the Revolving Credit Advances (to the extent constituting a Term SOFR Advance or EURIBOR Rate Advance) and (vii) account to which the proceeds of such Revolving Credit Borrowing shall be made available. In the case of each proposed Revolving Credit Borrowing, the Agent shall promptly notify each Bank of such Bank’s ratable share of such Revolving Credit Borrowing based upon the Available Revolving Credit Commitments of the Banks, and in the case of a proposed Revolving Credit Borrowing comprised of Term SOFR Advances, EURIBOR Rate Advances or RFR Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.07. Each Bank shall, before 1:00 p.m. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the applicable Payment Office, in the Agreed Currency and in same day funds, such Bank’s ratable portion of such Revolving Credit Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such same day funds available to the account specified by the applicable Borrower in the Notice of Revolving Credit Borrowing.

(b)           Each Notice of a Revolving Credit Borrowing shall be irrevocable and binding on the Borrower submitting such Notice. In the case of any Revolving Credit Borrowing which the related Notice of Revolving Credit Borrowing specifies is to be comprised of Term SOFR Advances, EURIBOR Rate Advances or RFR Advances, the requesting Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a direct result of the failure of such Borrower, for any reason other than a default by such Bank, to borrow the requested Revolving Credit Advances on the date specified in the Notice of Revolving Credit Borrowing. Such indemnification shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing; provided, however, that any indemnification for such losses, costs and expenses shall be limited to an amount equal to (i) the principal amount of the Advance to be made by such Bank times (ii) the number of days in the requested Interest Period (which is assumed to be one-month for purposes of any RFR Advance), divided by (x) 360 in respect of Term SOFR Advances and EURIBOR Rate Advances and (y) 365 or 366, as applicable, in respect of RFR Advances, times (iii) the interest differential between the interest rate based on the applicable Term SOFR, the applicable EURIBOR Rate or applicable RFR which would have applied to such Advance and the rate of interest which would apply if such Borrower had requested on the date of the requested Revolving Credit Borrowing a Revolving Credit Borrowing comprised of Advances of the same Type and Agreed Currency for a period equal to the requested Interest Period (which is assumed to be one-month for purposes of any RFR Advance). A certificate describing in reasonable detail the amount of such losses, costs and expenses, submitted to such Borrower and the Agent by such Bank, shall create a rebuttable presumption of such losses, costs or expenses.

(c)           Unless the Agent shall have received notice from a Bank prior to the time of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank’s ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, together with interest thereon as required in the immediately preceding sentence, such amount so repaid shall constitute such Bank’s Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement and such Bank shall be entitled to all rights in respect of such Revolving Credit Advance, including the right to receive interest from the date funds in connection therewith shall have been made available to such Borrower. If such Borrower shall repay to the Agent such corresponding amount, such repayment shall not relieve such Bank from its obligation to make its ratable portion of such Revolving Credit Borrowing available to such Borrower. Nothing contained herein shall impair the right of such Borrower to the performance by any Bank of such Bank’s obligations hereunder. Subject to Section 2.17, in the event that any Bank shall at any time fail to make its ratable portion of any Revolving Credit Borrowing available to the Agent for disbursement to such Borrower, the Agent shall make inquiry of such Bank as to the circumstances giving rise to such failure and shall promptly advise such Borrower of the response, if any, the Agent shall have received in connection with such inquiry; provided that no failure or delay on the part of the Agent to make such inquiry shall relieve such Borrower or such Bank of its obligation to repay any amount made available by the Agent to such Borrower in anticipation of receiving such Bank’s portion of such Revolving Credit Borrowing.

(d)           The failure of any Bank to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Revolving Credit Advance to be made by such other Bank on the date of any Revolving Credit Borrowing. Nothing contained herein shall impair the rights and remedies of the Borrower requesting any Revolving Credit Borrowing against any Bank under applicable law as a result of such Bank’s failure to make the Revolving Credit Advance to be made by it as part of such Revolving Credit Borrowing.

(e)           Any Bank may make, carry or transfer Advances at, to or for the account of, any of its branch offices or the office of an Affiliate at the Bank; provided, however, no Affiliate of any Bank shall be deemed a party to this Agreement or shall have any rights, liability or obligation under this Agreement unless such Bank and such Affiliate shall have executed and delivered, and the Agent shall have accepted, an Assignment and Acceptance in accordance with Section 8.07, and then such Affiliate shall have rights and obligations hereunder only to the extent contemplated therein.

(f)            Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Bank resulting from each Advance made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder. The Agent shall also maintain accounts in which it will record (a) the amount of each Advance made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Bank hereunder and (c) the amount of any sum received by the Agent, the CIF Local Currency Agent, the CIF LUX Local Currency Agent or the Japan Local Currency Agent, as applicable, hereunder from the applicable Borrower and each Bank’s share thereof. Entries recorded pursuant to the foregoing shall be prima facie evidence of the existence and amounts of the Borrowers’ obligations; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay its obligations hereunder in accordance with their terms. Any Bank may request that its Revolving Credit Advances be evidenced by a promissory note in substantially the form of Exhibit A (a “Note”). In such event, the applicable Borrower shall prepare, execute and deliver to such Bank such Note payable to the order of such Bank. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 8.07) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Bank subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described above.

SECTION 2.03.         [Reserved].

SECTION 2.03A.     Terms of Local Currency Facilities.

(a)

(i)               The CIF Local Currency Addendum sets forth (i) the maximum amount (expressed in Dollar Amount) available to be borrowed from all CIF Local Currency Banks under the CIF Local Currency Addendum (the “Total CIF Local Currency Commitment” and together with the Total CIF LUX Local Currency Commitment, the “Total Local Currency Commitment”), which shall not exceed $1,000,000,000, provided, that the aggregate Dollar Amount available to be borrowed under the Local Currency Addendums shall not exceed $1,000,000,000, (ii) with respect to each CIF Local Currency Bank, the maximum amount (expressed in Dollar Amount) available to be borrowed from such CIF Local Currency Bank thereunder (such Bank’s “CIF Local Currency Commitment”), and (iii) with respect to each CIF Local Currency Bank, the maximum amount (expressed in Dollar Amount) available to be borrowed from such CIF Local Currency Bank under the Same Day CIF Local Currency Subfacility (such Bank’s “Same Day CIF Local Currency Commitment”). In no event shall a CIF Local Currency Bank’s CIF Local Currency Commitment (or, if such CIF Local Currency Bank is also a Japan Local Currency Bank or a CIF LUX Local Currency Bank, the sum of its Local Currency Commitment and its Japan Local Currency Commitment) at any time exceed such Bank’s Commitment. No Same Day CIF Local Currency Advance shall be made in an Agreed Currency other than Pounds Sterling or Euro without the prior written approval of all of the CIF Local Currency Banks and the CIF Local Currency Agent.

(ii)              The CIF LUX Local Currency Addendum sets forth (i) the maximum amount (expressed in Dollar Amount) available to be borrowed from all CIF LUX Local Currency Banks under the CIF LUX Local Currency Addendum (the “Total CIF LUX Local Currency Commitment”), which shall not exceed $1,000,000,000, provided, that the aggregate Dollar Amount available to be borrowed under the Local Currency Addendums shall not exceed $1,000,000,000, (ii) with respect to each CIF LUX Local Currency Bank, the maximum amount (expressed in Dollar Amount) available to be borrowed from such CIF LUX Local Currency Bank thereunder (such Bank’s “CIF LUX Local Currency Commitment”), and (iii) with respect to each CIF LUX Local Currency Bank, the maximum amount (expressed in Dollar Amount) available to be borrowed from such CIF LUX Local Currency Bank under the Same Day CIF LUX Local Currency Subfacility (such Bank’s “Same Day CIF LUX Local Currency Commitment”, and together with the Same Day CIF LUX Local Currency Commitment, the “Same Day Local Currency Commitment”). In no event shall a CIF LUX Local Currency Bank’s CIF LUX Local Currency Commitment (or, if such CIF LUX Local Currency Bank is also a Japan Local Currency Bank or a CIF Local Currency Bank, the sum of its Local Currency Commitment and its Japan Local Currency Commitment) at any time exceed such Bank’s Commitment. No Same Day CIF LUX Local Currency Advance shall be made in an Agreed Currency other than Pounds Sterling or Euro without the prior written approval of all of the CIF LUX Local Currency Banks and the CIF LUX Local Currency Agent.

(b)

(i)               No CIF Local Currency Advance may be made if the Dollar Amount of (i) outstanding CIF Local Currency Advances would exceed the Total CIF Local Currency Commitment, (ii) any CIF Local Currency Bank’s CIF Local Currency Advances would exceed its CIF Local Currency Commitment, (iii) the outstanding Advances would exceed the Total Commitment, (iv) the Revolving Credit Obligations would exceed the Total Revolving Credit Commitment, (v) any Bank’s Revolving Credit Advances, Local Currency Advances and Japan Local Currency Advances would exceed such Bank’s Commitment, (vi) all Revolving Credit Advances to CFSC plus the Dollar Amount of all Local Currency Advances and Japan Local Currency Advances would exceed CFSC’s Allocation at such time, (vii) any Bank’s Revolving Credit Advances to CFSC plus such Bank’s Local Currency Advances and Japan Local Currency Advances at such time would exceed such Bank’s Allocated Commitment for CFSC at such time, (viii) the outstanding Same Day CIF Local Currency Advances would exceed the Dollar Amount of the Same Day CIF Local Currency Subfacility or (ix) the aggregate Dollar Amount of all Local Currency Advances would exceed $1,000,000,000.

(ii)              No CIF LUX Local Currency Advance may be made if the Dollar Amount of (i) outstanding CIF LUX Local Currency Advances would exceed the Total CIF LUX Local Currency Commitment, (ii) any CIF LUX Local Currency Bank’s CIF LUX Local Currency Advances would exceed its CIF LUX Local Currency Commitment, (iii) the outstanding Advances would exceed the Total Commitment, (iv) the Revolving Credit Obligations would exceed the Total Revolving Credit Commitment, (v) any Bank’s Revolving Credit Advances, Local Currency Advances and Japan Local Currency Advances would exceed such Bank’s Commitment, (vi) all Revolving Credit Advances to CFSC plus the Dollar Amount of all Local Currency Advances and Japan Local Currency Advances would exceed CFSC’s Allocation at such time, (vii) any Bank’s Revolving Credit Advances to CFSC plus such Bank’s Local Currency Advances and Japan Local Currency Advances at such time would exceed such Bank’s Allocated Commitment for CFSC at such time, (viii) the outstanding Same Day CIF LUX Local Currency Advances would exceed the Dollar Amount of the Same Day CIF LUX Local Currency Subfacility, or (ix) the aggregate Dollar Amount of all Local Currency Advances would exceed $1,000,000,000.

(c)           (i) CIF and the CIF Local Currency Agent shall furnish to the Agent, promptly following the making, payment or prepayment of each CIF Local Currency Advance, and at any other time at the reasonable request of the Agent, a statement setting forth the outstanding CIF Local Currency Advances made under the CIF Local Currency Addendum, which statement shall also indicate the amount of the CIF Local Currency Advances that are Same Day Local Currency Advances and (ii) CIF LUX and the CIF LUX Local Currency Agent shall furnish to the Agent, promptly following the making, payment or prepayment of each CIF LUX Local Currency Advance, and at any other time at the reasonable request of the Agent, a statement setting forth the outstanding CIF LUX Local Currency Advances made under the CIF LUX Local Currency Addendum, which statement shall also indicate the amount of the CIF LUX Local Currency Advances that are Same Day CIF LUX Local Currency Advances.

(d)           (i) CIF and the CIF Local Currency Agent shall furnish to the Agent copies of any amendment, supplement or other modification to the terms of any Local Currency Addendum promptly after the effectiveness thereof and (ii) CIF LUX and the CIF LUX Local Currency Agent shall furnish to the Agent copies of any amendment, supplement or other modification to the terms of any CIF LUX Local Currency Addendum promptly after the effectiveness thereof.

(e)           (i) CFSC and CIF may terminate the CIF Local Currency Addendum in their sole discretion if there are not any Advances outstanding thereunder, by written notice to the Agent, the CIF Local Currency Agent and the CIF Local Currency Banks, which notice shall be executed by CFSC, CIF and, if such consent is required, each CIF Local Currency Bank and (ii) CFSC and CIF LUX may terminate the CIF LUX Local Currency Addendum in their sole discretion if there are not any Advances outstanding thereunder, by written notice to the Agent, the CIF LUX Local Currency Agent and the CIF LUX Local Currency Banks, which notice shall be executed by CFSC, CIF LUX and, if such consent is required, each CIF LUX Local Currency Bank.

SECTION 2.03B.      Making the Local Currency Advances.

(a)

(i)                Each CIF Local Currency Borrowing shall be made on a Business Day upon notice given by CIF to the Agent and the CIF Local Currency Agent, such notice to be given at the time specified in the CIF Local Currency Addendum. Each CIF Local Currency Borrowing shall be in an aggregate Dollar Amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Local Currency Advances of the same Local Currency made on the same day to CIF by the CIF Local Currency Banks ratably according to their respective CIF Local Currency Commitments. The Agent (or in the case of a Same Day CIF Local Currency Advance, the CIF Local Currency Agent) shall give each CIF Local Currency Bank prompt notice thereof by facsimile or electronic mail. Each such notice of a CIF Local Currency Borrowing (a “Notice of CIF Local Currency Borrowing”) shall be by facsimile or electronic mail, confirmed immediately in writing, in substantially the form of Exhibit B-2-a hereto, specifying therein the requested (i) date of such Borrowing, (ii) Local Currency of such Borrowing, (iii) Interest Period for such Borrowing (where applicable) and (iv) aggregate amount of such Borrowing.

(ii)              Each CIF LUX Local Currency Borrowing shall be made on a Business Day upon notice given by CIF LUX to the Agent and the CIF LUX Local Currency Agent, such notice to be given at the time specified in the CIF LUX Local Currency Addendum. Each CIF LUX Local Currency Borrowing shall be in an aggregate Dollar Amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Local Currency Advances of the same Local Currency made on the same day to CIF LUX by the CIF LUX Local Currency Banks ratably according to their respective CIF LUX Local Currency Commitments. The Agent (or in the case of a Same Day CIF LUX Local Currency Advance, the CIF LUX Local Currency Agent) shall give each CIF LUX Local Currency Bank prompt notice thereof by facsimile or electronic mail. Each such notice of a CIF LUX Local Currency Borrowing (a “Notice of CIF LUX Local Currency Borrowing”) shall be by facsimile or electronic mail, confirmed immediately in writing, in substantially the form of Exhibit B-2-b hereto, specifying therein the requested (i) date of such Borrowing, (ii) Local Currency of such Borrowing, (iii) Interest Period for such Borrowing (where applicable) and (iv) aggregate amount of such Borrowing.

(b)

(i)               Subject to any alternative procedures set forth in the CIF Local Currency Addendum, each CIF Local Currency Bank, for the account of its Applicable Lending Office, shall make such CIF Local Currency Bank’s ratable portion of such CIF Local Currency Borrowing on the proposed date thereof by wire transfer of immediately available funds to the Agent (or in the case of a Same Day CIF Local Currency Advance, the CIF Local Currency Agent) by the time specified in the CIF Local Currency Addendum or Notice of CIF Local Currency Borrowing, and the Agent (or in the case of a Same Day CIF Local Currency Advance, the CIF Local Currency Agent) shall make such funds available to CIF at the applicable Payment Office.

(ii)              Subject to any alternative procedures set forth in the CIF LUX Local Currency Addendum, each CIF LUX Local Currency Bank, for the account of its Applicable Lending Office, shall make such CIF LUX Local Currency Bank’s ratable portion of such CIF LUX Local Currency Borrowing on the proposed date thereof by wire transfer of immediately available funds to the Agent (or in the case of a Same Day CIF LUX Local Currency Advance, the CIF LUX Local Currency Agent) by the time specified in the CIF LUX Local Currency Addendum or Notice of CIF LUX Local Currency Borrowing, and the Agent (or in the case of a Same Day CIF LUX Local Currency Advance, the CIF LUX Local Currency Agent) shall make such funds available to CIF LUX at the applicable Payment Office.

(c)

(i)               Each Notice of CIF Local Currency Borrowing shall be irrevocable and binding on CFSC and CIF. CFSC and CIF, jointly and severally, shall indemnify each CIF Local Currency Bank against any loss, cost or expense reasonably incurred by such CIF Local Currency Bank as a result of any failure to fulfill on or before the date specified in such Notice of CIF Local Currency Borrowing for such CIF Local Currency Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such CIF Local Currency Bank to fund the Local Currency Advance to be made by such CIF Local Currency Bank as part of such CIF Local Currency Borrowing when such CIF Local Currency Advance, as a result of such failure, is not made on such date.

(ii)              Each Notice of CIF LUX Local Currency Borrowing shall be irrevocable and binding on CFSC and CIF LUX. CFSC and CIF LUX, jointly and severally, shall indemnify each CIF LUX Local Currency Bank against any loss, cost or expense reasonably incurred by such CIF LUX Local Currency Bank as a result of any failure to fulfill on or before the date specified in such Notice of CIF LUX Local Currency Borrowing for such CIF LUX Local Currency Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such CIF LUX Local Currency Bank to fund the Local Currency Advance to be made by such CIF LUX Local Currency Bank as part of such CIF LUX Local Currency Borrowing when such Local Currency Advance, as a result of such failure, is not made on such date.

(d)

(i)               Unless the Agent (or, in the case of a Same Day CIF Local Currency Advance, the CIF Local Currency Agent) shall have received notice from a CIF Local Currency Bank prior to the time of any CIF Local Currency Borrowing that such CIF Local Currency Bank will not make available to the Agent or the CIF Local Currency Agent, as applicable, such CIF Local Currency Bank’s ratable portion of such CIF Local Currency Borrowing, the Agent or the CIF Local Currency Agent, as applicable, may assume that such CIF Local Currency Bank has made such portion available to it on the date of such CIF Local Currency Borrowing in accordance with subsection (b) of this Section 2.03B and it may, in reliance upon such assumption, make (but shall not be required to make) available to CIF on such date a corresponding amount. If and to the extent that such CIF Local Currency Bank shall not have so made such ratable portion available to the Agent (or, in the case of a Same Day CIF Local Currency Advance, the CIF Local Currency Agent), such CIF Local Currency Bank and CIF severally agree to repay to the Agent (or, in the case of a Same Day CIF Local Currency Advance, the CIF Local Currency Agent) forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to CIF until the date such amount is repaid to the Agent (or, in the case of a Same Day CIF Local Currency Advance, the CIF Local Currency Agent) at (i) in the case of CIF, the interest rate applicable at the time to Local Currency Advances comprising such CIF Local Currency Borrowing and (ii) in the case of such CIF Local Currency Bank, the Federal Funds Rate or the Agent’s (or, in the case of a Same Day CIF Local Currency Advance, the CIF Local Currency Agent’s) overdraft cost, if higher. If such CIF Local Currency Bank shall repay to the Agent (or, in the case of a Same Day CIF Local Currency Advance, the CIF Local Currency Agent) such corresponding amount, such amount so repaid shall constitute such CIF Local Currency Bank’s Local Currency Advance as part of such CIF Local Currency Borrowing for purposes of this Agreement.

(ii)              Unless the Agent (or, in the case of a Same Day CIF LUX Local Currency Advance, the CIF LUX Local Currency Agent) shall have received notice from a CIF LUX Local Currency Bank prior to the time of any CIF LUX Local Currency Borrowing that such CIF LUX Local Currency Bank will not make available to the Agent or the CIF LUX Local Currency Agent, as applicable, such CIF LUX Local Currency Bank’s ratable portion of such CIF LUX Local Currency Borrowing, the Agent or the CIF LUX Local Currency Agent, as applicable, may assume that such CIF LUX Local Currency Bank has made such portion available to it on the date of such CIF LUX Local Currency Borrowing in accordance with subsection (b) of this Section 2.03B and it may, in reliance upon such assumption, make (but shall not be required to make) available to CIF LUX on such date a corresponding amount. If and to the extent that such CIF LUX Local Currency Bank shall not have so made such ratable portion available to the Agent (or, in the case of a Same Day CIF LUX Local Currency Advance, the CIF LUX Local Currency Agent), such CIF LUX Local Currency Bank and CIF LUX severally agree to repay to the Agent (or, in the case of a Same Day CIF LUX Local Currency Advance, the CIF LUX Local Currency Agent) forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to CIF LUX until the date such amount is repaid to the Agent (or, in the case of a Same Day CIF LUX Local Currency Advance, the CIF LUX Local Currency Agent) at (i) in the case of CIF LUX, the interest rate applicable at the time to Local Currency Advances comprising such CIF LUX Local Currency Borrowing and (ii) in the case of such CIF LUX Local Currency Bank, the Federal Funds Rate or the Agent’s (or, in the case of a Same Day CIF LUX Local Currency Advance, the CIF LUX Local Currency Agent’s) overdraft cost, if higher. If such CIF LUX Local Currency Bank shall repay to the Agent (or, in the case of a Same Day CIF LUX Local Currency Advance, the CIF LUX Local Currency Agent) such corresponding amount, such amount so repaid shall constitute such CIF LUX Local Currency Bank’s Local Currency Advance as part of such CIF LUX Local Currency Borrowing for purposes of this Agreement.

(e)

(i)               The failure of any CIF Local Currency Bank to make the Local Currency Advance to be made by it as part of any CIF Local Currency Borrowing shall not relieve any other CIF Local Currency Bank of its obligation hereunder to make its Local Currency Advance on the date of such CIF Local Currency Borrowing, but no CIF Local Currency Bank shall be responsible for the failure of any other CIF Local Currency Bank to make the Local Currency Advance to be made by such other CIF Local Currency Bank on the date of any CIF Local Currency Borrowing.

(ii)              The failure of any CIF LUX Local Currency Bank to make the Local Currency Advance to be made by it as part of any CIF LUX Local Currency Borrowing shall not relieve any other CIF LUX Local Currency Bank of its obligation hereunder to make its Local Currency Advance on the date of such CIF LUX Local Currency Borrowing, but no CIF LUX Local Currency Bank shall be responsible for the failure of any other CIF LUX Local Currency Bank to make the Local Currency Advance to be made by such other CIF LUX Local Currency Bank on the date of any CIF LUX Local Currency Borrowing.

SECTION 2.03C.      Terms of Japan Local Currency Facility.

(a)           The Japan Local Currency Addendum sets forth (i) the maximum amount (expressed in Dollar Amount) available to be borrowed from all Japan Local Currency Banks under the Japan Local Currency Addendum (the “Total Japan Local Currency Commitment”), which shall not exceed $75,000,000 and (ii) with respect to each Japan Local Currency Bank, the maximum amount (expressed in Dollar Amount) available to be borrowed from such Japan Local Currency Bank thereunder (such Bank’s “Japan Local Currency Commitment”). In no event shall a Japan Local Currency Bank’s Japan Local Currency Commitment (or, if such Japan Local Currency Bank is also a Local Currency Bank, the sum of its Japan Local Currency Commitment and its Local Currency Commitment) at any time exceed such Bank’s Commitment.

(b)           No Japan Local Currency Advance may be made if the Dollar Amount of (i) outstanding Japan Local Currency Advances would exceed the Total Japan Local Currency Commitment, (ii) any Japan Local Currency Bank’s Japan Local Currency Advances would exceed its Japan Local Currency Commitment, (iii) the outstanding Advances would exceed the Total Commitment, (iv) the Revolving Credit Obligations would exceed the Total Revolving Credit Commitment, (v) any Bank’s Revolving Credit Advances, Local Currency Advances and Japan Local Currency Advances would exceed such Bank’s Commitment, (vi) all Revolving Credit Advances to CFSC plus the Dollar Amount of all Local Currency Advances and Japan Local Currency Advances would exceed CFSC’s Allocation at such time, or (vii) any Bank’s Revolving Credit Advances to CFSC plus such Bank’s Local Currency Advances and Japan Local Currency Advances at such time would exceed such Bank’s Allocated Commitment for CFSC at such time.

(c)           CFKK and the Japan Local Currency Agent shall furnish to the Agent, promptly following the making, payment or prepayment of each Japan Local Currency Advance, and at any other time at the reasonable request of the Agent, a statement setting forth the outstanding Japan Local Currency Advances made under the Japan Local Currency Addendum.

(d)          CFKK and the Japan Local Currency Agent shall furnish to the Agent copies of any amendment, supplement or other modification to the terms of the Japan Local Currency Addendum promptly after the effectiveness thereof.

(e)           CFSC and CFKK may terminate the Japan Local Currency Addendum in their sole discretion if there are not any Advances outstanding thereunder, by written notice to the Agent, the Japan Local Currency Agent and the Japan Local Currency Banks, which notice shall be executed by CFSC, CFKK and, if such consent is required, each Japan Local Currency Bank.

SECTION 2.03D.      Making the Japan Local Currency Advances.

(a)           Each Japan Local Currency Borrowing shall be made on a Business Day upon notice given by CFKK to the Japan Local Currency Agent, with a copy to the Agent, such notice to be given at the time specified in the Japan Local Currency Addendum. Each Japan Local Currency Borrowing shall be in an aggregate Dollar Amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Japan Local Currency Advances of the same Type made on the same day to CFKK by the Japan Local Currency Banks ratably according to their respective Japan Local Currency Commitments. The Japan Local Currency Agent shall give each Japan Local Currency Bank prompt notice thereof by facsimile or electronic mail. Each such notice of a Japan Local Currency Borrowing (a “Notice of Japan Local Currency Borrowing”) shall be by facsimile or electronic mail, confirmed immediately in writing, in substantially the form of Exhibit B-3 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Japan Local Currency Advances comprising such Japan Local Currency Borrowing, (iii) Interest Period for such Borrowing and (iv) aggregate amount of such Borrowing.

(b)          Subject to any alternative procedures set forth in the Japan Local Currency Addendum, each Japan Local Currency Bank, for the account of its Applicable Lending Office, shall make such Japan Local Currency Bank’s ratable portion of such Japan Local Currency Borrowing on the proposed date thereof by wire transfer of immediately available funds to the Japan Local Currency Agent by the time specified in the Japan Local Currency Addendum or Notice of Japan Local Currency Borrowing, and the Japan Local Currency Agent shall make such funds available to CFKK at the applicable Payment Office.

(c)           Each Notice of Japan Local Currency Borrowing shall be irrevocable and binding on CFSC and CFKK. CFSC and CFKK, jointly and severally, shall indemnify each Japan Local Currency Bank against any loss, cost or expense reasonably incurred by such Japan Local Currency Bank as a result of any failure to fulfill on or before the date specified in such Notice of Japan Local Currency Borrowing for such Japan Local Currency Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Japan Local Currency Bank to fund the Japan Local Currency Advance to be made by such Japan Local Currency Bank as part of such Japan Local Currency Borrowing when such Japan Local Currency Advance, as a result of such failure, is not made on such date.

(d)          Unless the Japan Local Currency Agent shall have received notice from a Japan Local Currency Bank prior to the date of any Japan Local Currency Borrowing that such Japan Local Currency Bank will not make available to the Japan Local Currency Agent such Japan Local Currency Bank’s ratable portion of such Japan Local Currency Borrowing, the Japan Local Currency Agent may assume that such Japan Local Currency Bank has made such portion available to it on the date of such Japan Local Currency Borrowing in accordance with subsection (b) of this Section 2.03D and it may, in reliance upon such assumption, make (but shall not be required to make) available to CFKK on such date a corresponding amount. If and to the extent that such Japan Local Currency Bank shall not have so made such ratable portion available to the Japan Local Currency Agent, such Japan Local Currency Bank and CFKK severally agree to repay to the Japan Local Currency Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to CFKK until the date such amount is repaid to the Japan Local Currency Agent at (i) in the case of CFKK, the interest rate applicable at the time to Japan Local Currency Advances comprising such Japan Local Currency Borrowing and (ii) in the case of such Japan Local Currency Bank, the Federal Funds Rate or the Japan Local Currency Agent’s overdraft cost, if higher. If such Japan Local Currency Bank shall repay to the Japan Local Currency Agent such corresponding amount, such amount so repaid shall constitute such Japan Local Currency Bank’s Japan Local Currency Advance as part of such Japan Local Currency Borrowing for purposes of this Agreement.

(e)           The failure of any Japan Local Currency Bank to make the Japan Local Currency Advance to be made by it as part of any Japan Local Currency Borrowing shall not relieve any other Japan Local Currency Bank of its obligation hereunder to make its Japan Local Currency Advance on the date of such Japan Local Currency Borrowing, but no Japan Local Currency Bank shall be responsible for the failure of any other Japan Local Currency Bank to make the Japan Local Currency Advance to be made by such other Japan Local Currency Bank on the date of any Japan Local Currency Borrowing.

SECTION 2.04.         Fees.

(a)           Each of Caterpillar and CFSC shall pay to the Agent, for the account of each Bank, a fee (each a “Commitment Fee” and collectively, the “Commitment Fees”) calculated on a daily basis by multiplying the Commitment Fee Rate in effect on each day by the amount of such Bank’s unused Allocated Commitment for such Borrower as in effect on such day. The Commitment Fee shall be payable quarterly in arrears, commencing on January 2, 2026 (for the period commencing on the Closing Date and ending on December 31, 2025, inclusive), on the first Business Day of each calendar quarter thereafter for the period of the immediately preceding calendar quarter, and on the Facility Termination Date for the period since the last payment of Commitment Fees. The “Commitment Fee Rate,” as of any date of determination, shall at all times be determined in accordance with the table set forth on Schedule II hereto, such rate to change for any Borrower when and as any Credit Rating of such Borrower changes (and subject to the split-rating rules set forth in the definition of Applicable Margin). The Commitment Fees allocable to each of Caterpillar and CFSC shall be the several obligation of each.

(b)           The Borrowers shall pay (i) to the Agent, solely for its own account, the fees specified in the Administrative Agent Fee Letter, dated July 15, 2025, among the Borrowers, Citibank and the Agent, (ii) to the Agent, for the ratable account of each Bank, or to certain of the Arrangers, for their own separate accounts, as applicable, the fees specified in the Joint Fee Letter, in each case on the dates specified therein, and (iii) to the Agent, for the benefit of certain of the Arrangers, for their own separate accounts, as applicable, the fees specified in the Arranger Fee Letter, in each case on the date specified therein. No Person other than the Agent, Citibank, Bank of America, JPMorgan and the Arrangers, as applicable, shall have any interest in such fees.

SECTION 2.05.         Reduction of the Commitments; Bank Additions.

(a)           Subject to Section 2.17(c), the Borrowers shall have the right, upon at least three (3) Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments and Allocated Commitments of the Banks; provided that the aggregate amount of the Allocated Commitments of the Banks to (i) Caterpillar shall not be reduced to an amount which is less than the aggregate principal Dollar Amount of the Advances to Caterpillar then outstanding and (ii) CFSC shall not be reduced to an amount which is less than the sum of the aggregate principal Dollar Amount of the Advances to CFSC and the Local Currency Advances and Japan Local Currency Advances then outstanding, and provided, further, that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple thereof. Any such reduction of each Bank’s Commitment will be an automatic reduction of such Bank’s Revolving Credit Commitment in an identical amount.

(b)           Notwithstanding the foregoing, upon the acquisition of one Bank by another Bank, or the merger, consolidation or other combination of any two or more Banks (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Bank which is a party to such Combination being hereinafter referred to as a “Combined Bank”), the Borrowers may notify the Agent that they desire to reduce the Commitment of the Bank surviving such Combination (the “Surviving Bank”) to an amount equal to the Commitment of that Combined Bank which had the largest Commitment of each of the Combined Banks party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Banks being hereinafter referred to, collectively, as the “Retired Commitments”). If the Majority Banks (determined as set forth below) and the Agent agree to such reduction in the Surviving Bank’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination, provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Advances of each of the Combined Banks other than the Combined Bank whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Bank shall have no obligation with respect to the Retired Commitments, and (iii) the Borrowers shall notify the Agent whether they wish such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then the Borrowers shall be responsible for finding one or more financial institutions (each, a “Replacement Bank”), acceptable to the Agent (such acceptance not to be unreasonably withheld or delayed), willing to assume the obligations of a Bank hereunder with aggregate Commitments up to the amount of the Retired Commitments. The Agent may require the Replacement Banks to execute such documents, instruments or agreements as the Agent deems necessary or desirable to evidence such Replacement Banks’ agreement to become parties hereunder. For purposes of this Section 2.05(b), Majority Banks shall be determined as if the reduction in the aggregate amount of the Commitments requested by the Borrowers had occurred (i.e., the Combined Banks shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments).

(c)           The Borrowers shall have the right prior to the Revolving Credit Termination Date, upon at least five (5) Business Days’ notice to the Agent, to add one or more bank or banks as new Banks hereunder, or to increase the Commitment of any existing Bank with such existing Bank’s prior written consent, pursuant to the terms hereof (any such addition of a new Bank or increase in the Commitment of an existing Bank upon the request of the Borrowers pursuant to this Section 2.05(c) being referred to as a “Bank Addition”); provided that (i) such proposed Bank, in the case of a bank not already a Bank hereunder, is acceptable to the Agent (the acceptance of the Agent not to be unreasonably withheld or delayed); (ii) after giving effect to the proposed Bank Addition, no Bank’s Commitment would exceed 20% of the Total Commitment; and (iii) after giving effect to the proposed Bank Addition, the Total Commitment would not exceed 130% of the Total Commitment on (A) the Closing Date, if such Bank Addition is to occur prior to any Extension Request having been made pursuant to Section 2.16(a) and (B) the date of the most recent Extension Request, if such Bank Addition is to occur after any Extension Request has been made. Each notice of a proposed Bank Addition (a “Notice of Bank Addition”) shall be by facsimile or electronic mail, confirmed immediately in writing, in substantially the form of Exhibit B-5 hereto, specifying therein (i) the name and address of the proposed Added Bank, (ii) the date on which the Borrowers wish such Bank Addition to become effective, and (iii) the amount of the Commitment such Added Bank would have hereunder after giving effect to such Bank Addition. If the conditions set forth in the proviso contained in the first sentence of this Section 2.05(c) have been satisfied, the Agent shall forward to such Added Bank and the Borrowers for execution by such Added Bank and the Borrowers an Assumption and Acceptance. The Added Bank shall, upon such execution, return the executed Assumption and Acceptance to the Agent, for the Agent’s acceptance thereof, together with a processing and recordation fee of $3,500.

Upon such execution, delivery and acceptance, from and after the effective date specified in each Assumption and Acceptance, the Added Bank shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date (if any), have the rights and obligations hereunder that have been assumed by it pursuant to such Assumption and Acceptance and, in the case of a bank not previously a Bank hereunder, shall become a Bank hereunder.

By executing and delivering an Assumption and Acceptance, each Added Bank confirms to and agrees with each party hereto as follows: (i) neither the Agent nor any Bank makes any representation or warranty, nor assumes any responsibility with respect to, any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (ii) neither the Agent nor any Bank makes any representation or warranty, nor assumes any responsibility with respect to, the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto.

The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assumption and Acceptance delivered to and accepted by it. Such copies shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of an Assumption and Acceptance executed by an Added Bank and the Borrowers, the Agent shall, if such Assumption and Acceptance has been completed and is in substantially the form of Exhibit C-2 hereto, (i) accept such Assumption and Acceptance, and (ii) give prompt notice thereof to the Borrowers. Within five (5) Business Days after receipt of such notice, if requested by an Added Bank, each Borrower, at its own expense, shall execute and deliver to the Agent a new Note or Notes to the order of such Added Bank. Such new Note or Notes shall be dated the effective date of such Assumption and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(d)           If there are any Revolving Credit Advances outstanding on the effective date of any Assumption and Acceptance, the Added Bank shall purchase from the other Banks such participations in such Revolving Credit Advances as shall be necessary to cause such Added Bank to share ratably (based on the proportion that such Added Bank’s Revolving Credit Commitment bears to the Total Revolving Credit Commitment after giving effect to the Bank Addition) in each such Revolving Credit Advance. To purchase such participations, the Added Bank shall before 12:00 noon (New York City time) on the effective date of its Assumption and Acceptance, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in the applicable Agreed Currency and in same day funds, such Added Bank’s ratable portion (based on the proportion that such Added Bank’s Revolving Credit Commitment (or the increase in such Added Bank’s Revolving Credit Commitment, in the case of an Added Bank which is an existing Bank hereunder) bears to the Total Revolving Credit Commitment after giving effect to the Bank Addition) of each Revolving Credit Borrowing then outstanding, together with an amount equal to such ratable portion of the interest which has accrued to such date and remains unpaid on such Revolving Credit Borrowing. After the Agent’s receipt of such funds, the Agent will promptly make such same day funds available to the account of each Bank in an amount to such Bank’s ratable portion of such payment by the Added Bank. In addition, if such Added Bank acquires a Local Currency Commitment or a Japan Local Currency Commitment, automatically upon and simultaneously with becoming an Added Bank, such Added Bank shall have acquired a ratable risk participation in all then outstanding CIF Local Currency Advances, CIF LUX Local Currency Advances or Japan Local Currency Advances, as applicable, with such ratable risk participation based on such Added Bank’s CIF Local Currency Commitment, CIF LUX Local Currency Commitment or Japan Local Currency Commitment as a fraction of the aggregate of all CIF Local Currency Commitments, CIF LUX Local Currency Commitments or Japan Local Currency Commitments, as applicable.

SECTION 2.06.         Repayment of Advances. Each Borrower shall repay the principal amount (or the portion thereof remaining after giving effect to any earlier partial prepayments thereof) of each Advance made to such Borrower by each Bank on the last day of the Interest Period, where applicable, for such Advance. RFR Advances shall be repaid on the RFR Interest Payment Date therefor.

SECTION 2.07.         Interest on Advances. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to such Borrower by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a)           Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment); or if such Advance is a Japan Base Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Japan Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period (or with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement or the Japan Local Currency Addendum, on the date of such prepayment).

(b)           Term SOFR Advances and EURIBOR Rate Advances. If such Advance is a Term SOFR Advance or a EURIBOR Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of Adjusted Term SOFR or EURIBOR Rate, as applicable, for such Advance for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment) and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period.

(c)           RFR Advances. If such Advance is an RFR Advance, a rate per annum equal at all times while such Advance is outstanding to the sum of the Daily Simple RFR in effect from time to time for such RFR Advance plus the Applicable Margin in effect from time to time, payable on each RFR Interest Payment Date while such RFR Advance is outstanding (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment).

(d)           Post-Default Interest. Upon the occurrence, and during the continuance, of any Event of Default, the unpaid principal amount of each Advance shall bear interest at a rate per annum equal at all times to 2% per annum above the rate per annum otherwise required to be paid on such Advance in accordance with subsection (a), (b) or (c) above; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

SECTION 2.08.         Interest Rate Determination. The Agent shall give prompt notice to the Borrowers and the Banks (or the Local Currency Banks or Japan Local Currency Banks, as applicable) of the applicable interest rate determined by the Agent for purposes of Section 2.07(a), (b) or (d) (or by each Japan Local Currency Bank for the purpose of determining the applicable interest rate under Section 2.07(c) and (d), if applicable). With respect to RFR Advances under Section 2.07(c), the Agent, in the applicable notice, shall provide the Borrowers and the Banks (or the Local Currency Banks or Japan Local Currency Banks, as applicable) with the amount of interest accrued and due and payable on the applicable RFR Interest Payment Date for such RFR Advance.

SECTION 2.09.         Prepayments of Advances.

(a)           Any Borrower may, upon at least three (3) Business Days’ prior notice to the Agent, stating (i) the proposed date and aggregate principal amount of the prepayment and (ii) the Advances (which shall be part of the same Borrowing) to which such prepayment is to be applied, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal Dollar Amount of not less than $10,000,000 and in an integral Dollar Amount multiple of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a Term SOFR Advance or a EURIBOR Rate Advance or an RFR Advance, such Borrower shall be obligated to reimburse the applicable Banks in respect thereof pursuant to Section 8.04(b).

(b)           If on any date that the Dollar Amount of (i) EURIBOR Rate Advances or RFR Advances outstanding in an Agreed Currency, (ii) Local Currency Advances or (iii) Japan Local Currency Advances, is determined pursuant to Section 2.15 (each such date, a “Computation Date”), it is determined that as a result of currency fluctuations with respect to the Advances to which such Computation Date applies, the aggregate Dollar Amount of (x) all outstanding Advances exceeds the Total Commitment, or (y) all outstanding Revolving Credit Obligations exceeds the Total Revolving Credit Commitment, the Borrowers shall on such date prepay (without premium or penalty other than any payment required pursuant to Section 8.04(b)) an aggregate principal amount of Revolving Credit Advances ratably to the Banks in an amount equal to or, at the option of the Borrowers, greater than such excess, with accrued interest to the date of such prepayment on the principal amount prepaid. For purposes of the determination referred to in the previous sentence, if a Disqualifying Event of the type described in clause (ii) of the definition of “Eligible Currency” exists, then such determination shall be made in consultation with the Co-Syndication Agents using any method they deem reasonably appropriate, and such determination shall be conclusive. The Borrowers may determine which Borrowing such prepayment shall be allocated to, and any such prepayment of EURIBOR Rate Advances or RFR Advances shall be subject to the provisions of Section 8.04(b).

SECTION 2.10.         Increased Costs; Capital Adequacy; Illegality.

(a)           If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of EURIBOR Rate Advances, to the extent already included in the EURIBOR Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Term SOFR Advances, EURIBOR Rate Advances or RFR Advances, then the applicable Borrower shall from time to time, upon written demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost; provided, that (x) such Bank shall have certified in writing to the applicable Borrower that it is generally seeking, or intends to generally seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Bank has the right under such similar credit facilities to do so) with respect to such change regarding such increased cost and (y) such additional amounts shall not be duplicative of any amounts to the extent otherwise paid by the applicable Borrower under any other provision of this Agreement (including, without limitation, any reserve requirements included in determining the EURIBOR Rate). A certificate describing in reasonable detail the amount of such increased cost, submitted to the Borrowers and the Agent by such Bank, shall create a rebuttable presumption of such increased cost. If any such increase in cost is attributable to specific Advances made to a particular Borrower, compensation for such increased cost shall be paid by such Borrower (or if such Borrower is CIF, CIF LUX or CFKK, by CFSC). In all other cases, compensation for such increased cost shall be paid by Caterpillar.

(b)           If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Bank or by any Person controlling such Bank and that the amount of such capital or liquidity requirement is increased by or based upon the existence of such Bank’s Advances or commitment to lend hereunder, then, upon written demand by such Bank (with a copy of such demand to the Agent), the applicable Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank (or, if applicable, such Person controlling such Bank) in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital or liquidity requirement to be allocable to the existence of such Bank’s commitment to lend hereunder; provided, that (x) such Bank shall have certified in writing to the applicable Borrower that it is generally seeking, or intends to generally seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Bank has the right under such similar credit facilities to do so) with respect to such change regarding such increased cost and (y) such additional amounts shall not be duplicative of any amounts to the extent otherwise paid by the applicable Borrower under any other provision of this Agreement (including, without limitation, any reserve requirements included in determining the EURIBOR Rate). A certificate describing in reasonable detail such amounts submitted to the applicable Borrower by such Bank shall create a rebuttable presumption of such amounts. If any such increase in capital or liquidity requirement is attributable to specific Advances made to a particular Borrower or to the Allocated Commitments to a particular Borrower or Borrowers, compensation for such increase in capital or liquidity requirement shall be paid by such Borrower (or if such Borrower is CIF, CIF LUX or CFKK, by CFSC). In all other cases, compensation for such increased capital or liquidity requirement shall be paid by Caterpillar.

(c)           If any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its Euro Lending Office or RFR Lending Office to perform its obligations hereunder to make any Local Currency Advances, RFR Advances, EURIBOR Rate Advances or Term SOFR Advances or to fund or maintain any Local Currency Advances, RFR Advances, Term SOFR Advances or EURIBOR Rate Advances hereunder, (i) all such Local Currency Advances, RFR Advances, EURIBOR Rate Advances and Term SOFR Advances of such Bank to any Borrower then outstanding shall be Redenominated into Dollars and begin bearing interest at the Base Rate (or in the case of RFR Advances denominated in Japanese Yen, be maintained in Japanese Yen but begin bearing interest at the Japan Base Rate) for the Interest Period selected by such Borrower in accordance with the procedures of Section 2.02(a) or Section 2.03(a), notwithstanding any prior election by such Borrower to the contrary, either (x) one Business Day after such notice, or (y) if such Bank may lawfully continue to maintain and fund such Advances at the applicable EURIBOR Rate or Term SOFR to a later day during such Interest Period, on such later day (in which case such Borrower shall in addition reimburse such Bank for any resulting losses as provided in Section 8.04(b)) and (ii) the obligation of such Bank to make such Local Currency Advances, RFR Advances, EURIBOR Rate Advances or Term SOFR Advances, as applicable, shall be suspended until such Bank shall notify the Agent that the circumstances causing such suspension no longer exist, and until such notification has been given (i) in the case of such Local Currency Advances, RFR Advances, EURIBOR Rate Advances or Term SOFR Advances, such Bank shall fund its Local Currency Advance made in connection with each such Local Currency Borrowing and Revolving Credit Advance made in connection with each Revolving Credit Borrowing comprised of EURIBOR Rate Advances, Term SOFR Advances or RFR Advances as a Base Rate Advance, and (ii) in the case of a Japan Local Currency Advance, the Japan Local Currency Banks shall fund each Japan Local Currency Borrowing with Japan Base Rate Advances.

(d)           If the Majority Banks (or the Majority CIF Local Currency Banks or Majority CIF LUX Local Currency Banks, as applicable) shall, at least one (1) Business Day before the requested date of, or the proposed Conversion, Redenomination or continuation of the Advances comprising all or part of, any requested Revolving Credit Borrowing or Local Currency Borrowing (or on the date of such Local Currency Borrowing, in the case of a Same Day Local Currency Borrowing), notify the Agent that Term SOFR for Term SOFR Advances, the EURIBOR Rate for EURIBOR Rate Advances, or Daily Simple RFR for the RFR Advances comprising such Borrowing will not adequately reflect the cost to such Majority Banks (or such Majority Local Currency Banks, as applicable) of making or funding their respective Term SOFR Advances, EURIBOR Rate Advances or RFR Advances for such Revolving Credit Borrowing or Local Currency Borrowing, the Agent shall so notify the Borrowers, and (1) each such outstanding Term SOFR Advance or EURIBOR Rate Advance, as applicable, will automatically, on the last day of the then existing Interest Period therefor, Convert into (or if such Advance is then a Base Rate Advance, shall continue as), and with respect to a requested Advance as part of a requested Borrowing, such Advance shall be, a Base Rate Advance, (2) each such outstanding RFR Advance will automatically, on the day such notice is delivered, Convert into, and with respect to a requested Advance as part of a requested Borrowing, such Advance shall be, a Base Rate Advance, and (3) the right of the requesting Borrower to select Term SOFR, the EURIBOR Rate or RFR for such Borrowing, and the right of any Borrower to Convert Advances into, or continue Advances as, Term SOFR Advances, EURIBOR Rate Advances or RFR Advances, or to select Term SOFR, the EURIBOR Rate or RFR for any subsequent Borrowing, shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance.

(e)           If the Majority Japan Local Currency Banks shall, at least one (1) Business Day before the requested date of, or the proposed Conversion or continuation of the Advances comprising all or part of any requested Japan Local Currency Borrowing (or on the date of such Borrowing if it is being requested on a same-day basis), notify the Japan Local Currency Agent that TONAR for TONAR Advances comprising such Borrowing will not adequately reflect the cost to such Majority Japan Local Currency Banks of making or funding their respective TONAR Advances for such Japan Local Currency Borrowing, the Japan Local Currency Agent shall so notify CFKK and (1) each such outstanding TONAR Advance will automatically, on the day such notice is delivered, Convert (or if such Advance is then a Japan Base Rate Advance, shall continue as), and with respect to a requested Japan Local Currency Advance as part of a requested Borrowing, such Japan Local Currency Advance shall be a Japan Base Rate Advance, and (2) the right of CFKK to select TONAR for such Borrowing, and the right of CFKK to Convert Advances into, or continue Advances as, TONAR Advances, or select TONAR for any subsequent Borrowing, shall be suspended until the Japan Local Currency Agent shall notify the Borrowers and the Japan Local Currency Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Japan Base Rate Advance.

(f)            In the event that a Bank (an “Affected Bank”) either demands payment from any Borrower at any time pursuant to subsection (a) or (b) of this Section 2.10 or fails to consent to any extension of the Current Termination Date requested by the Borrowers under Section 2.16, then from such time and for so long thereafter as such Bank remains an Affected Bank, the Borrowers may either (1) terminate such Affected Bank’s Commitment hereunder or (2) replace such Affected Bank with another bank or banks acceptable to the Agent (the consent of the Agent not to be unreasonably withheld or delayed); provided that (i) no Event of Default has occurred and is continuing at such time, (ii) in the case of clause (2), the Affected Bank and the replacement bank(s) execute and deliver to the Agent an Assignment and Acceptance and such other documents, agreements and instruments as the Agent may reasonably require in order to effectuate the assumption by such replacement bank(s) of the Affected Bank’s obligations hereunder, and (iii) the Affected Bank has been paid all amounts due to it hereunder. In no event shall the replacement of an Affected Bank impair or otherwise affect the obligation of the applicable Borrower or Borrowers to make the payments demanded by such Affected Bank pursuant to this Section 2.10 and, if applicable, Section 8.04(b).

(g)           Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives relating to capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law and be eligible for redress pursuant to clause (a), (b) and (c), as applicable, of this Section 2.10, regardless of the date enacted, adopted or issued.

SECTION 2.11.         Payments and Computations.

(a)           The Borrowers shall make each payment hereunder and under the Notes (except with respect to principal of, interest on, and other amounts relating to Local Currency Advances, Japan Local Currency Advances or Advances denominated in an Agreed Currency other than Dollars), without set-off, deduction, or counterclaim, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent’s account maintained at the Payment Office for Dollars in New York City. The Borrowers shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Advances (other than Local Currency Advances or Japan Local Currency Advances) denominated in an Agreed Currency other than Dollars, without set-off, deduction, or counterclaim, not later than 11:00 A.M. (London time) on the day when due in such Agreed Currency to the Agent in same day funds by deposit of such funds to the Agent’s account maintained at the Payment Office for such Agreed Currency. CIF and CIF LUX shall make each payment under the applicable Local Currency Addendum with respect to principal of, interest on, and other amounts relating to Local Currency Advances without set-off, deduction, or counterclaim, not later than 11:00 a.m. (London time) on the day when due in the applicable Local Currency to the Agent (or in the case of a Same Day Local Currency Advance, the applicable Local Currency Agent) in same day funds by deposit of such funds to the Agent’s or the applicable Local Currency Agent’s, as applicable, account maintained at the Payment Office for such Local Currency. CFKK shall make each payment under the Japan Local Currency Addendum with respect to principal of, interest on, and other amounts relating to Japan Local Currency Advances, without set-off, deduction, or counterclaim, not later than 11:00 a.m. (Tokyo time) on the day when due in Japanese Yen to the Japan Local Currency Agent in same day funds by deposit of such funds to the Japan Local Currency Agent’s account at the Payment Office set forth in the Japan Local Currency Addendum. The Agent, the CIF Local Currency Agent, CIF LUX Local Currency Agent or the Japan Local Currency Agent, as applicable, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.05(d), 2.10, 2.12 or 8.04) to the applicable Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. For the avoidance of doubt and notwithstanding the foregoing, if an event of the type described in clause (i) of the definition of “Eligible Currency” is continuing, any principal or interest in respect of any Advances made in such currency may be repaid in Dollars.

(b)           All computations of interest based on the Base Rate determined pursuant to clause (a) or (b) of the definition thereof shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be; all computations of interest on Advances in Pounds Sterling and Japanese Yen shall be made on the basis of a year of 365 or 366 days, as the case may be; and all computations of interest based on the EURIBOR Rate, Term SOFR or the Federal Funds Rate, and all computations of the Commitment Fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Commitment Fees are payable. Each determination by the Agent, the CIF Local Currency Agent, CIF LUX Local Currency Agent or the Japan Local Currency Agent, as the case may be, of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)           Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day (including any RFR Interest Payment Date), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Commitment Fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Term SOFR Advances, EURIBOR Rate Advances or RFR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such contraction of time shall in such case reduce the days included in the computation of payment of interest.

(d)           Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

SECTION 2.12.         Taxes.

(a)           Any and all payments by any of the Borrowers hereunder, under each Local Currency Addendum, under the Japan Local Currency Addendum or under each of the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, each Local Currency Agent, the Japan Local Currency Agent and the Agent, (i) taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, such Local Currency Agent, the Japan Local Currency Agent or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof, (ii) any withholding taxes imposed under the Luxembourg law of 23 December 2005, as amended, and (iii) any U.S. federal withholding taxes imposed under FATCA (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under any Local Currency Addendum, under the Japan Local Currency Addendum or under any Note to any Bank, any Local Currency Agent, the Japan Local Currency Agent or the Agent, (i) the sum payable by such Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Bank, such Local Currency Agent, the Japan Local Currency Agent or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)           In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder, under any Local Currency Addendum, under the Japan Local Currency Addendum or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum or the Notes except any such taxes incurred in Luxembourg as a result of a voluntary registration of this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum or the Notes with the Registration and Estate department (Administration de l’Enregistrement, des Domaines et de la TVA) where such registration is not necessary to protect, preserve, maintain or enforce the rights of each Bank, each Local Currency Agent, the Japan Local Currency Agent and the Agent under this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum or the Notes (hereinafter referred to as “Other Taxes”). If any such Other Taxes are attributable to a specific Borrower, they shall be paid by such Borrower (or in the case of CFKK, CIF LUX or CIF, by CFSC). In all other cases, they shall be paid by Caterpillar.

(c)            Each Borrower will indemnify each Bank, each Local Currency Agent, the Japan Local Currency Agent and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Bank, such Local Currency Agent, the Japan Local Currency Agent or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank, such Local Currency Agent, the Japan Local Currency Agent or the Agent (as the case may be) makes written demand therefor.

(d)           Within 30 days after the date of any payment of Taxes, the Borrower paying such Taxes will furnish to the Agent, at its address referred to in Section 8.02, a copy of a receipt evidencing payment thereof; provided, however, that such copy shall be furnished solely for the purpose of enabling the Agent to verify the payment of such Taxes by such Borrower as required above. If no Taxes are payable in respect of any payment hereunder, under any Local Currency Addendum, under the Japan Local Currency Addendum or under the Notes, the Borrowers will furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes; provided, however, that if any Bank, the Agent, any Local Currency Agent or the Japan Local Currency Agent, as a recipient of payments called for hereunder, shall be exempt from or entitled to a reduced rate of any Taxes, particularly those imposed by way of withholding, whether by virtue of the provisions of a relevant treaty or otherwise, it shall be incumbent upon such Bank, the Agent, such Local Currency Agent or the Japan Local Currency Agent to (a) so inform the Borrowers, (b) furnish to the Borrowers whatever certification or other documentation may be required by law or regulation to establish such exemption or reduced rate, and (c) cooperate with the Borrowers in any and all other respects to the extent necessary to establish such exemption or eligibility for reduced rate.

(e)           Any Bank whose Advances have resulted in the imposition of Taxes shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such Taxes; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Bank, such steps would be disadvantageous to such Bank.

(f)            Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder, under any Local Currency Addendum, under the Japan Local Currency Addendum and under the Notes.

SECTION 2.13.         Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances made by it (other than pursuant to Sections 2.02(c), 2.05(d), 2.10, 2.12 or 8.04) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Banks, such Bank shall forthwith notify the Agent thereof and purchase from the other Banks such participations in the Revolving Credit Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of such Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

SECTION 2.14.         Tax Forms. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), other than any Local Currency Bank or Japan Local Currency Bank that is an Affiliate, branch or agency of a Bank, shall submit to the Borrowers and the Agent, on or before the Closing Date (or in the case of any Person becoming a Bank hereunder pursuant to Section 2.05(c) or Section 8.07, on or before the date of acceptance by the Agent of the applicable Assumption and Acceptance or Assignment and Acceptance), duly completed and signed copies of either Form W-8BEN or Form W-8BEN-E (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement) or Form W-8ECI (relating to all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement) of the United States Internal Revenue Service and Form W-8BEN or Form W-8BEN-E (relating to the foreign status exemption from United States federal income tax backup withholding), or, in any such case, such successor forms as shall be adopted from time to time by the relevant United States taxing authorities. Thereafter and from time to time, each such Bank shall, to the extent that it may lawfully do so, submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrowers or the Agent from such Bank and (ii) required under then current United States law or regulations to determine the United States withholding taxes on payment in respect of all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement. Upon the request of the Borrowers or the Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent a certificate to the effect that it is such a United States person. If any Bank determines that it is unable to submit to the Borrowers and the Agent any form or certificate that such Bank is obligated to submit pursuant to this Section 2.14, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted, such Bank shall promptly notify the Borrower and the Agent of such fact. In addition, if a payment made to a Bank hereunder, under any Local Currency Addendum, under the Japan Local Currency Addendum or under any of the Notes would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

SECTION 2.15.         Market Disruption; Denomination of Amounts in Dollars.

(a)            Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article III and this Article II with respect to any Borrowing in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Borrowing, or the continuation, Conversion or Redenomination of such Borrowing in or to an Agreed Currency other than Dollars, any change in national or international financial, political or economic conditions or currency exchange rates, exchange controls or interest rate quotation sources which would (i) in the reasonable opinion of the Borrowers, the applicable Majority Local Currency Banks (in the case of a Local Currency Borrowing), the Agent or the Banks having at least 66-2/3% of the Available Revolving Credit Commitments, in the case of a Revolving Credit Borrowing, make it impracticable for EURIBOR Rate Advances or RFR Advances comprising such Borrowing to be denominated in the Agreed Currency specified by the applicable Borrower, then the Agent shall forthwith give notice thereof to such Borrower, the Local Currency Banks and the Banks, or the applicable Borrower shall give notice to the Agent, the Local Currency Banks and the Banks, as the case may be, and such EURIBOR Rate Advances or RFR Advances shall not be denominated in such currency but shall be made on the date of such Borrowing, or continued, Converted or Redenominated, as applicable, on the date of such continuation, Conversion or Redenomination, in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, or the Dollar Amount of the Advances being continued, Converted or Redenominated, as applicable, as Base Rate Advances, unless the applicable Borrower notifies the Agent at least one (1) Business Day before such date that (x) in the case of a requested Borrowing, it elects not to borrow on such date or (y) in the case of a requested Borrowing, continuation, Conversion or Redenomination, it elects to borrow on such date in a different Agreed Currency, or continue the applicable Advances in, or Convert or Redenominate the applicable Advances to, a different Agreed Currency, in which the denomination of such Advances would in the opinion of the Agent, the applicable Majority Local Currency Banks (in the case of a Local Currency Borrowing) or the Banks having at least 66-2/3% of the Available Revolving Credit Commitments, in the case of a Revolving Credit Borrowing, be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, or the Dollar Amount of the Advances being continued, Converted or Redenominated, as applicable, or (ii) in the reasonable opinion of any Bank, make it impracticable for the EURIBOR Rate Advance or RFR Advance of such Bank comprising part of such Borrowing to be denominated in the Agreed Currency specified by the applicable Borrower, then the Agent shall forthwith give notice thereof to such Borrower, and the EURIBOR Rate Advance or RFR Advance of such Bank as part of such Borrowing shall not be denominated in such currency but shall be made on the date of such Borrowing, or continued, Converted or Redenominated, as applicable, in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount of such Bank’s Advance, as a Base Rate Advance, unless the applicable Borrower notifies the Agent at least one (1) Business Day before such date that (x) in the case of a requested Borrowing, it elects not to borrow on such date or (y) in the case of a requested Borrowing, continuation, Conversion or Redenomination, it elects to borrow on such date in a different Agreed Currency, or continue the applicable Advances as, or Convert or Redenominate the applicable Advances to a different Agreed Currency, in which the denomination of all such Advances as part of such Borrowing would in the opinion of the Agent, the applicable Majority Local Currency Banks (in the case of a Local Currency Borrowing) or the Banks having at least 66-2/3% of the Available Revolving Credit Commitments, in the case of a Revolving Credit Borrowing, be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, or the Dollar Amount of the Advances being continued, Converted or Redenominated, as applicable.

(b)           Calculation of Amounts. Except as set forth below, all amounts referenced in this Article II shall be calculated using the Dollar Amount determined based upon the Equivalent Amount in effect as of the date of any determination thereof; provided, however, that to the extent any Borrower shall be obligated hereunder to pay in Dollars any Borrowing denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Borrowing (calculated based upon the Equivalent Amount in effect on the date of payment thereof). Notwithstanding anything herein to the contrary, the full risk of currency fluctuations shall be borne by the Borrowers and the Borrowers agree to indemnify and hold harmless each Local Currency Bank, each Japan Local Currency Bank, the Agent and the Banks from and against any loss resulting from any Borrowing denominated in a currency other than in Dollars.

(c)           Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)               Replacing Other and Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any such Benchmark as follows. If such Benchmark Replacement is determined under clause (1) of the definition thereof, then, on the Benchmark Replacement Date therefor, such Benchmark Replacement will replace such Benchmark without any amendment to, or further action or consent of any other party to, this Agreement or any Loan Document as of such Benchmark Replacement Date. If such Benchmark Replacement is determined under clause (2) of the definition thereof, then such Benchmark Replacement will replace such Benchmark at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Majority Banks or the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. At any time that the administrator of any then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark (including, without limitation, any RFR then in effect) or such Benchmark has been announced by the regulatory supervisor for the administrator or the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative and will not be restored (including, without limitation, any RFR then in effect), (A) with respect to amounts denominated in Dollars, the Borrowers may revoke any request for a Borrowing of, Conversion to or continuation of Advances to be made, Converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have Converted any such request into a request for a Borrowing of or Conversion to Base Rate Advances and (B) with respect to amounts denominated in any Agreed Currency other than Dollars, the obligation of the Banks to make or maintain Advances referencing such Benchmark in the affected Agreed Currency shall be suspended (to the extent of the affected amounts or Interest Periods (as applicable)), and any outstanding Advances in such Agreed Currency shall immediately or, in the case of a term rate at the end of the applicable Interest Period, be prepaid in full or Converted to a Base Rate Advance denominated in Dollars. During the period referenced in the foregoing sentence, if a component of the Base Rate is based upon the Benchmark, such component will not be used in any determination of the Base Rate.

(ii)              Benchmark Replacement Conforming Changes. In connection with the implementation and administration of Adjusted Term SOFR or any Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)             Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Banks of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. For the avoidance of doubt, any notice required to be delivered by the Agent as set forth in this Section titled “Benchmark Replacement Setting” may be provided, at the option of the Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Benchmark Replacement Setting”.

(iv)             Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of any Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including Term SOFR), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

SECTION 2.16.         Extensions of the Commitments.

(a)           During the period from the date that is 60 days prior to the Current Termination Date to the date that is 32 days prior to each anniversary of the Closing Date, the Borrowers may, by written notice (an “Extension Request”) given to the Agent, request that the Current Termination Date be extended. Each such Extension Request shall contemplate an extension of the Current Termination Date to a date that is one year after the Current Termination Date then in effect (or if such date is not a Business Day, the immediately preceding Business Day).

(b)           The Agent shall promptly advise each Bank, including each Local Currency Bank and each Japan Local Currency Bank, of its receipt of any Extension Request. Each Bank may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Agent by not later than the Business Day (the “Extension Confirmation Date”) immediately preceding the date that is 31 days after the date of the Extension Request but no more than 45 days prior to the next anniversary of the Closing Date. Failure on the part of any Bank to respond to an Extension Request by the applicable Extension Confirmation Date shall be deemed to be a denial of such request by such Bank. If Banks having at least 50% of the Commitments at the time of the issuance of any Extension Request shall consent in writing to the requested extension, such request shall be granted with respect to each consenting Bank; provided, however, that no such consent shall be granted in connection with (i) CIF Local Currency Advances unless CIF Local Currency Banks having at least 50% of the CIF Local Currency Commitments at the time of issuance of any Extension Request shall consent in writing to the requested extension, (ii) CIF LUX Local Currency Advances unless CIF LUX Local Currency Banks having at least 50% of the CIF LUX Local Currency Commitments at the time of issuance of any Extension Request shall consent in writing to the requested extension and (iii) Japan Local Currency Advances unless Japan Local Currency Banks having at least 50% of the Japan Local Currency Commitments at the time of issuance of any Extension Request shall consent in writing to the requested extension. Promptly following the opening of business on the first Business Day following the applicable Extension Confirmation Date, the Agent shall notify the Borrowers in writing as to whether the requested extension has been granted (such written notice being an “Extension Confirmation Notice”) and, if granted, such extension shall become effective upon the issuance of such Extension Confirmation Notice. The Agent shall promptly thereafter provide a copy of such Extension Confirmation Notice to each Bank.

(c)           Each Extension Confirmation Notice shall specify therein the date to which the Current Termination Date is to be extended in respect of each of the consenting Banks, which date shall be one year after the Current Termination Date then in effect (or if such date is not a Business Day, the immediately preceding Business Day) (such date being referred to herein as the “Extended Termination Date”). The Current Termination Date with respect to (i) any Banks which shall have denied such requested extension in writing, or which shall have failed to respond to the applicable Extension Request, and (ii) all Banks, in the event that fewer than the minimum number of Banks specified above shall consent in writing to such Extension Request, shall continue to be the then existing Current Termination Date (the “Earlier Termination Date”). The Current Termination Date with respect to those Banks which shall have consented to the applicable Extension Request, in the event that the requisite number of Banks specified above shall consent in writing to such Extension Request, shall continue to be the Earlier Termination Date until the end of the day immediately preceding the Current Termination Date then in effect at which time the Current Termination Date then in effect shall become the Extended Termination Date provided for in such Extension Confirmation Notice.

(d)           If fewer than all of the Banks agree to any extension of the Current Termination Date that shall have become effective in accordance with this Section 2.16, (i) no Advance made or to be made prior to the Earlier Termination Date shall have an Interest Period which ends after the Earlier Termination Date, (ii) all Advances, Local Currency Advances, if applicable, Japan Local Currency Advances, if applicable, and all other obligations, of the Borrower to the Banks hereunder shall be repaid in full on the Earlier Termination Date (whether from proceeds of Borrowings made on the Earlier Termination Date from the Banks having agreed to such extension or from other sources) and (iii) the Commitment, Local Currency Commitment or Japan Local Currency Commitment, as applicable, of each Bank that shall not have consented to such extension shall terminate on the Earlier Termination Date, and such Bank shall have no further obligation hereunder other than in respect of obligations expressly contemplated herein to survive the termination of this Agreement. Such Bank shall also receive from the applicable Borrower all other amounts owing to it hereunder or in connection herewith on the Earlier Termination Date.

SECTION 2.17.         Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a)           Such Defaulting Bank will not be entitled to any fees accruing during such period pursuant to Section 2.04 (without prejudice to the rights of the Banks other than Defaulting Banks in respect of such fees);

(b)           (i) Any amount paid by the Borrowers or otherwise received by the Agent for the account of a Defaulting Bank under this Agreement other than any amounts representing principal or interest payable to such Defaulting Bank (whether on account of fees, indemnity payments or other amounts not constituting principal or interest) will not be paid or distributed to such Defaulting Bank, but will instead be retained by the Agent in a segregated non-interest bearing account until (subject to Section 2.17(d)) the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder and will be applied by the Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Bank to the Agent under this Agreement, second to the payment of post-default interest and then current interest due and payable to the Non-Defaulting Banks, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Banks hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to the ratable payment of other amounts then due and payable to the Non-Defaulting Banks, and fifth after the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder, to pay amounts owing under this Agreement to such Defaulting Bank or as a court of competent jurisdiction may otherwise direct. (ii) Any amount paid by the Borrowers for the account of a Defaulting Bank representing principal or interest payable to such Defaulting Bank shall be paid to such Defaulting Bank in the same amounts and in the same manner as if such Defaulting Bank were a Non-Defaulting Bank;

(c)           The Borrowers may terminate the unused amount of the Commitment of a Defaulting Bank upon not less than three (3) Business Days’ prior notice to the Agent (which will promptly notify the Banks thereof), and in such event the provisions of Section 2.17(b) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Bank under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim any Borrower, the Agent or any Bank may have against such Defaulting Bank; and

(d)           In the event that the Borrowers and the Agent agree in writing in their discretion that a Bank is no longer a Defaulting Bank, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.17(b)), such Bank will, to the extent applicable, purchase at par such portion of outstanding Advances of the other Banks and/or make such other adjustments as the Agent may determine to be necessary to cause the Revolving Credit Obligations of the Banks to be on a pro rata basis in accordance with their respective Commitments, whereupon such Bank will cease to be a Defaulting Bank and will be a Non-Defaulting Bank (and each Bank’s ratable portion of aggregate outstanding Advances will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Non-Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from such Bank’s having been a Defaulting Bank.

SECTION 2.18.         Funding Vehicle. Each Bank may, at its option, make any Borrowing available to either CFKK, CIF LUX or CIF by causing any foreign or domestic branch or Affiliate of such Bank to make such Borrowing available; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Borrowing in accordance with the terms of this Agreement, the applicable Local Currency Addendum and the Japan Local Currency Addendum, as applicable.

ARTICLE III
CONDITIONS OF LENDING

SECTION 3.01.         Conditions Precedent to Initial Advances. The obligation of each Bank to make its initial Advance on or after the Closing Date is subject to the conditions precedent that (i) all principal, accrued interest, fees, expenses, costs and other amounts outstanding under the terms of the Prior 364-Day Agreement, accrued to the Closing Date, shall have been paid, and the commitments of the Banks thereunder to extend credit shall have terminated, (ii) the Prior Three-Year Agreement shall have been refinanced pursuant to the Three-Year Agreement, (iii) the Agent shall have received, for the benefit of the Banks, the one-time upfront fees due and payable on the Closing Date pursuant to the Joint Fee Letter and the Arranger Fee Letter, and (iv) the Agent shall have received on or before the day of the initial Borrowing the following, each dated the Closing Date, in form and substance satisfactory to the Agent and in sufficient copies for each Bank:

(a)             A fully executed copy of this Agreement, of each Local Currency Addendum and of the Japan Local Currency Addendum.

(b)             Certified copies of the resolutions of the Board of Directors of each Borrower evidencing corporate authority to execute and deliver this Agreement, each Local Currency Addendum (if applicable), the Japan Local Currency Addendum (if applicable), the Notes and the other documents to be delivered hereunder, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, each Local Currency Addendum (if applicable), the Japan Local Currency Addendum (if applicable), the Notes and the other documents to be delivered hereunder.

(c)             A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement, each Local Currency Addendum (if applicable), the Japan Local Currency Addendum (if applicable) and the Notes and the other documents to be delivered hereunder.

(d)             A favorable opinion of counsel for each of Caterpillar and CFSC, given upon their express instructions, substantially in the form of Exhibit D hereto.

(e)             A favorable opinion of Mayer Brown LLP, counsel for the Borrowers, given upon their express instructions, in form and substance reasonably acceptable to the Agent.

(f)             A Beneficial Ownership Certification in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to the extent such documentation is requested at least five (5) Business Days prior to the Closing Date.

(g)             Evidence of the Credit Ratings for the Borrowers in effect as of the Closing Date (with no written copies thereof being required).

In addition, (i) the obligation of each Bank requesting Notes to make its initial Advance is subject to the further condition precedent that the Agent shall have received, on or before the day of the initial Borrowing, the Notes dated the Closing Date and payable to the order of such Bank, (ii) the obligation of the Local Currency Banks to make the initial Advances under the applicable Local Currency Addendum shall be subject to any further conditions set forth in such Local Currency Addendum and (iii) the obligation of the Japan Local Currency Banks to make the initial Advances under the Japan Local Currency Addendum shall be subject to any further conditions set forth in the Japan Local Currency Addendum.

SECTION 3.02.         Conditions Precedent to Each Borrowing. The obligation of each Bank to make an Advance on the occasion of each Borrowing to any Borrower (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:

(a)             the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true):

 (i)               The representations and warranties contained in Section 4.01 (excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof), and if such Borrowing is by CFSC, CIF, CIF LUX or CFKK, Section 4.02, are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

 (ii)              No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default with respect to any Borrower; and

(b)             the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

SECTION 3.03.         Conditions Precedent to Certain Borrowings. The obligation of each Bank to make an Advance on the occasion of any Borrowing to any Borrower which would increase the aggregate outstanding amount of Advances owing to such Bank over the aggregate amount of such Advances outstanding immediately prior to the making of such Advance shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true): (i) the representations and warranties contained in subsection (f) of Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which would constitute an Event of Default with respect to any Borrower but for the requirement that notice be given or time elapse or both.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01.         Representations and Warranties of the Borrowers. Each Borrower represents and warrants as of the Closing Date and on each date specified in Article III, as follows:

(a)             Organization; Qualification. Such Borrower is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing (1) under the laws of the State of Delaware, in the case of Caterpillar and CFSC, (2) under the laws of Ireland, in the case of CIF, (3) under the laws of Luxembourg, in the case of CIF LUX, and (4) under the laws of Japan, in the case of CFKK, and is duly qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which failure to qualify would reasonably be expected to materially adversely affect (i) the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of such Borrower to perform its obligations under this Agreement and its Notes, under the applicable Local Currency Addendum, in the case of CIF, CIF LUX and CFSC, and under the Japan Local Currency Addendum, in the case of CFKK and CFSC.

(b)             Authority; No Conflict. The execution, delivery and performance by such Borrower of this Agreement and its Notes, the applicable Local Currency Addendum, in the case of CIF, CIF LUX and CFSC, and the Japan Local Currency Addendum, in the case of CFKK and CFSC, are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower’s charter or by-laws or (ii) any law or any contractual restriction binding on or affecting such Borrower.

(c)             Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Agreement or its Notes, or of the applicable Local Currency Addendum, in the case of CIF, CIF LUX and CFSC, or of the Japan Local Currency Addendum in the case of CFKK and CFSC.

(d)             Execution; Enforceability.

 (i)              This Agreement has been duly executed and delivered by a duly authorized officer of such Borrower. Upon execution of this Agreement by the Agent and when the Agent shall have been notified by each Bank that such Bank has executed this Agreement, this Agreement will be, and such Borrower’s Notes when executed and delivered hereunder will be, legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

 (ii)              (x) The CIF Local Currency Addendum has been duly executed and delivered by a duly authorized officer of each of CFSC and CIF. Upon execution of the CIF Local Currency Addendum by the Agent and the CIF Local Currency Agent and when the CIF Local Currency Agent or the Agent shall have been notified by each CIF Local Currency Bank that such CIF Local Currency Bank has executed the CIF Local Currency Addendum, the CIF Local Currency Addendum will be the legal, valid and binding obligation of each of CFSC and CIF enforceable against each of CFSC and CIF in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity and (y) the CIF LUX Local Currency Addendum has been duly executed and delivered by a duly authorized officer of each of CFSC and CIF LUX. Upon execution of the CIF LUX Local Currency Addendum by the Agent and the CIF LUX Local Currency Agent and when the CIF LUX Local Currency Agent or the Agent shall have been notified by each CIF LUX Local Currency Bank that such CIF LUX Local Currency Bank has executed the CIF LUX Local Currency Addendum, the CIF LUX Local Currency Addendum will be the legal, valid and binding obligation of each of CFSC and CIF LUX enforceable against each of CFSC and CIF LUX in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

 (iii)             The Japan Local Currency Addendum has been duly executed and delivered by a duly authorized officer of each of CFSC and CFKK. Upon execution of the Japan Local Currency Addendum by the Agent and the Japan Local Currency Agent and when the Japan Local Currency Agent or the Agent shall have been notified by each Japan Local Currency Bank that such Japan Local Currency Bank has executed the Japan Local Currency Addendum, the Japan Local Currency Addendum will be the legal, valid and binding obligation of each of CFSC and CFKK enforceable against each of CFSC and CFKK in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

(e)             Accuracy of Information; Material Adverse Change. The consolidated balance sheets of Caterpillar and CFSC as at December 31, 2024 and as at June 30, 2025, and the related consolidated statements of income and changes in stockholders’ equity of Caterpillar and CFSC for the fiscal year and six month period, respectively, then ended, copies of which have been furnished to each Bank, fairly present the financial condition of Caterpillar and CFSC as at such dates and the results of the operations of Caterpillar and CFSC for such periods, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2024, there has been no material adverse change in such condition or operations. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

(f)             Litigation. There is no pending or threatened action or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which is reasonably likely to materially adversely affect the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or which purports to affect the legality, validity or enforceability of this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum or any Note or which is reasonably likely to materially adversely affect the ability of such Borrower to perform its obligations under this Agreement and its Notes or under any Local Currency Addendum, in the case of CIF, CIF LUX and CFSC, or under the Japan Local Currency Addendum, in the case of CFKK and CFSC.

(g)             Margin Stock. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following the application of the proceeds of each Advance, no more than 25% of the value of the assets of such Borrower will consist of, or be represented by, Margin Stock.

(h)             ERISA. Each Plan of such Borrower or a Subsidiary of such Borrower or an ERISA Affiliate complies in all material respects with ERISA, the Code and regulations thereunder and the terms of such Plan, except for such noncompliance as would not reasonably be expected to have a materially adverse effect on the ability of such Borrower to perform its obligations under this Agreement and its Notes. Each Plan has satisfied the minimum funding standard under Section 412(a) of the Code without the need of any funding waiver under Section 412(c) of the Code. Neither such Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code whereby such prohibited transaction has materially adversely affected the business, financial condition or results of operations of such Borrower and any of its Subsidiaries, taken as a whole, or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event. During the six year period prior to the date on which this representation is made or deemed made, neither such Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a multiemployer plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a multiemployer plan. During the six year period prior to the date on which this representation is made or deemed made, neither such Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code or Section 430 of the Code on or before the due date for such installment or other payment. Neither such Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. None of the Borrowers nor any of their respective Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Advance hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(i)              Taxes; Assessments. Such Borrower has paid or discharged, or caused to be paid or discharged, before the same shall have become delinquent, all taxes, assessments and governmental charges levied or imposed upon such Borrower or any Subsidiary of such Borrower or upon the income, profits or property of such Borrower or any Subsidiary of such Borrower, other than (i) such taxes, assessments and governmental charges the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established, or (ii) up to $10,000,000 at any time in aggregate taxes, assessments, and governmental charges so long as no material adverse effect upon the business, financial condition or results of operations of the Borrowers and their Subsidiaries, taken as a whole, would reasonably be expected to result therefrom, and so long as, upon knowledge thereof, the applicable Borrower or Subsidiary either promptly pays the applicable delinquent amount or contests such amount as contemplated above.

(j)              Sanctions Laws and Regulations. Neither any Borrower nor any of its Subsidiaries, nor, to the best of such Borrower’s knowledge, any of its or any of its Subsidiaries’ respective directors or officers is a Designated Person. Each of the Borrowers has a “Worldwide Code of Conduct” in full force and effect on the date hereof which, by its terms, applies to all activities undertaken by all Borrowers’ and Subsidiaries’ employees around the world. Among the commitments in the Worldwide Code of Conduct is the commitment that each of the Borrowers and Subsidiaries, and their respective employees, follow applicable import and export control laws when conducting business around the world, including any Anti-Corruption Laws and Sanctions Laws and Regulations, and such commitment currently applies, and will apply, to all activities undertaken by each Borrower and each Subsidiary, including but not limited to, any use of the proceeds of this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum or any Advance, as well as the payment of any amount due pursuant to this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum.

SECTION 4.02.         Additional Representations and Warranties of CFSC, CIF, CIF LUX and CFKK.

Each of CFSC, CIF, CIF LUX and CFKK represents and warrants that neither it nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE V
COVENANTS OF THE BORROWERS

SECTION 5.01.         Affirmative Covenants. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, each Borrower (provided, that for purposes of Sections 5.01(f)(i), (ii), (iii), (v), (vi), (viii), (ix) and (x), the term Borrower refers to each of Caterpillar and CFSC, but not to CFKK, CIF LUX or CIF) will, unless the Majority Banks shall otherwise consent in writing:

(a)             Corporate Existence, Etc. Subject to Section 5.02(b), do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that such Borrower shall not be required to preserve any such right or franchise if its board of directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower and that the loss thereof would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement and its Notes.

(b)             Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, noncompliance with which would reasonably be expected to materially adversely affect (i) the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of such Borrower to perform its obligations under this Agreement, its Notes, and, if applicable, any Local Currency Addendum or the Japan Local Currency Addendum. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions Laws and Regulations.

(c)             Maintenance of Properties. Cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent such Borrower from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of such Borrower, desirable in the conduct of its business or the business of any Subsidiary of such Borrower and would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement and its Notes.

(d)             Payment of Taxes and Other Claims. Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon such Borrower or any of its Subsidiaries or upon the income, profits or property of such Borrower or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of such Borrower or any of its Subsidiaries; provided, however, that such Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; provided, further, that up to $10,000,000 in aggregate taxes, assessments, governmental charges, and lawful claims as described above may be delinquent at any time so long as no material adverse effect upon the business, financial condition or results of operations of the Borrowers and their Subsidiaries, taken as a whole, could reasonably be expected to result therefrom, and so long as, upon knowledge thereof, the applicable Borrower or Subsidiary either promptly pays the applicable delinquent amount or contests such amount as contemplated above.

(e)             Use of Proceeds. Use all proceeds of Advances solely for general corporate purposes, including, but not limited to, repaying or prepaying Advances in accordance with the terms of this Agreement. No Borrower will request any Borrowing, and no Borrower shall knowingly use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not knowingly use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions Laws and Regulations if conducted by a corporation incorporated in the United States, the United Kingdom, or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.

(f)              Reporting Requirements. Furnish to the Banks:

 (i)               as soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year of Caterpillar and CFSC, a consolidated balance sheet of Caterpillar and CFSC as of the end of such quarter, and a consolidated statement of income and changes in stockholders’ equity of Caterpillar and CFSC for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

 (ii)              as soon as available and in any event within ninety (90) days after the end of each fiscal year of Caterpillar and CFSC, a copy of the annual report for such year for such Borrower, containing consolidated financial statements of Caterpillar and CFSC for such year, certified (A) in a manner acceptable to the Majority Banks by PricewaterhouseCoopers L.L.P. or other independent public accountants acceptable to the Majority Banks and (B) as may be required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all rules and regulations enacted under or in connection therewith;

 (iii)             together with each delivery of any financial statements pursuant to clauses (i) and (ii) above, a Compliance Certificate in substantially the form of Exhibit F-1 or F-2 hereto, as applicable, demonstrating in reasonable detail compliance as at the end of the applicable accounting periods with the covenants contained in Section 5.03 (in the case of Caterpillar) and Sections 5.04(a) and (b) (in the case of CFSC);

 (iv)            as soon as possible and in any event within five (5) days after the occurrence of each Event of Default with respect to such Borrower and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Borrower, continuing on the date of such statement, a statement of the chief financial officer of such Borrower setting forth details of such Event of Default or event and the action which such Borrower has taken and proposes to take with respect thereto;

 (v)             promptly after the sending or filing thereof, copies of all reports which such Borrower sends to any of its security holders, and copies of all reports and registration statements (without exhibits) which such Borrower or any of its Subsidiaries (without duplication) files with the Securities and Exchange Commission or any national securities exchange, in each case without duplication of materials furnished to the Banks pursuant to clauses (i) or (ii) of this subsection (f);

 (vi)            promptly after the written request of the Agent or any Bank, copies of all reports and notices which such Borrower or any ERISA Affiliate or Subsidiary of such Borrower files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which such Borrower or any ERISA Affiliate or Subsidiary of such Borrower receives from any such Person;

 (vii)           promptly after (A) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against such Borrower or any of its material property, or (B) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, and in the case of either (A) or (B), which such Borrower reasonably believes is likely to be resolved against such Borrower and, if so resolved against such Borrower, is reasonably anticipated by such Borrower to materially adversely affect (x) the financial condition of such Borrower and its consolidated Subsidiaries taken as a whole or (y) the ability of such Borrower to perform its obligations under this Agreement and its Notes, and, if applicable, any Local Currency Addendum or the Japan Local Currency Addendum (without duplication of notices furnished to the Banks pursuant to clause (v) of this subsection (f));

 (viii)          promptly after (A) the occurrence thereof, notice that (1) an ERISA Termination Event or a prohibited transaction, as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Plan of such Borrower has occurred and there shall result therefrom a liability or material risk of incurring a liability to the PBGC or a Plan that will have a material adverse affect upon the business or financial condition or results of such Borrower and its Subsidiaries, taken as a whole, which notice shall specify the nature thereof and such Borrower’s proposed response thereto, (2) such Borrower or an ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 or Section 430 of the Code and (3) the plan administrator of any Plan has applied under Section 412(c) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code, together with copies of such waiver application, and (B) actual knowledge thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan;

 (ix)             (A) on the Closing Date, the Credit Ratings then in effect for such Borrower from S&P and Moody’s and (B) within two (2) Business Days after such Borrower receives notice from S&P or Moody’s of a change in any of such Borrower’s Credit Ratings, such Borrower’s revised Credit Ratings (or, if applicable, notice that a Credit Rating will no longer be received from such rating service);

 (x)              such other information respecting the condition or operations, financial or otherwise, of such Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request in writing with an indication of the reason for such request; and

 (xi)             together with each delivery of any financial statements pursuant to clause (ii) above, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Financial statements and other documents required to be furnished pursuant to Section 5.01(f)(i) or (ii) (to the extent any such financial statements or other documents are included in reports or other materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been furnished on the date on which (i) the applicable Borrower posts such financial statements or other documents, or provides a link thereto, on such Borrower’s website on the Internet, or (ii) such financial statements or other documents are posted on behalf of the applicable Borrower on the Approved Electronic Platform or an Internet or intranet website, if any, to which each Bank and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent or the Securities and Exchange Commission’s website located at http://www.sec.gov/edgar/searchedgar/webusers.htm).

SECTION 5.02.         Negative Covenants. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, no Borrower will, without the written consent of the Majority Banks:

(a)             Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance of any kind, (excluding Caterpillar Purchase Claims and CFSC Purchase Claims, to the extent that such Purchase Claims could be deemed to constitute liens or security interests), upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income (excluding any assignment of accounts receivable arising out of or in connection with the sale or securitization by Caterpillar, CFSC or any Subsidiary of either of its accounts receivable giving rise to Caterpillar Purchase Claims or CFSC Purchase Claims), in each case to secure or provide for the payment of any Debt of any Person, if the aggregate amount of the Debt so secured (or for which payment has been provided) would at any time exceed an amount equal to 10% of Consolidated Net Tangible Assets of such Borrower.

(b)             Mergers, Etc. (i)  Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or (iii) together with one or more of its consolidated Subsidiaries, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of such Borrower and its consolidated Subsidiaries (whether now owned or hereafter acquired) to any Person; except that any Subsidiary of such Borrower may merge or consolidate with or into, or transfer assets to, or acquire assets of, such Borrower or any other Subsidiary of such Borrower and except that any Subsidiary of such Borrower may merge into or transfer assets to such Borrower and such Borrower may merge with, and any Subsidiary of such Borrower may merge or consolidate with or into, any other Person, provided in each case that, immediately after giving effect to such proposed transaction, no Event of Default with respect to such Borrower or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Borrower, would exist and in the case of any such merger to which any Borrower is a party, such Borrower is the surviving corporation.

SECTION 5.03.         Financial Covenant of Caterpillar. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, Caterpillar will, unless the Majority Banks shall otherwise consent in writing, maintain at all times during each fiscal year of Caterpillar, Consolidated Net Worth of not less than $9,000,000,000.

SECTION 5.04.         Financial and Other Covenants of CFSC. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, CFSC will, unless the Majority Banks shall otherwise consent in writing:

(a)             Ratio of CFSC Consolidated Debt to Consolidated Net Worth.

 (i)               Maintain at all times a ratio (the “Leverage Ratio”) of (x) CFSC Consolidated Debt to (y) CFSC’s Consolidated Net Worth of not greater than 10.0 to 1. For purposes of this subsection (i), the Leverage Ratio at any time shall be equal to the average of the Leverage Ratios as determined on the last day of each of the six preceding calendar months.

 (ii)              Maintain a Leverage Ratio of not greater than 10.0 to 1 on each December 31, commencing December 31, 2025. For purposes of this subsection (ii), the Leverage Ratio shall be the ratio of (x) CFSC Consolidated Debt to (y) CFSC’s Consolidated Net Worth on the date for which computed.

(b)             Interest Coverage Ratio. Maintain, for CFSC and its Subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles, a ratio of (i) profit excluding income taxes, Interest Expense and Net Gain/(Loss) From Interest Rate Derivatives to (ii) Interest Expense of not less than 1.15 to 1, as calculated at the end of each fiscal quarter, for the prior four consecutive fiscal quarter period.

(c)             Support Agreement. CFSC will not terminate, or make any amendment or modification to, the Support Agreement which, in the determination of the Agent, adversely affects the Banks’ interests pursuant to this Agreement, without giving the Agent and the Banks at least thirty (30) days prior written notice and obtaining the written consent of the Majority Banks.

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.01.         Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing with respect to any Borrower:

(a)             Such Borrower shall fail to pay (i) any principal of any of the Advances when the same becomes due and payable, or (ii) any interest on any of the Advances, or any Commitment Fee, other fee or other amount payable by it hereunder (including, in the case of CFSC, any amount payable under the CFSC Guaranty) by the later of (A) five (5) Business Days after such item has become due and (B) two (2) Business Days after receipt of written notice from the Agent that such item has become due; or

(b)             Any representation or warranty made by such Borrower herein, in any Local Currency Addendum or in the Japan Local Currency Addendum, or by such Borrower (or any of its officers) in connection with this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum, shall prove to have been incorrect in any material respect when made or deemed made; or

(c)             Such Borrower shall fail to perform or observe (i) any covenant or agreement made by it contained in subsection (a) or (f)(iv) of Section 5.01 or in Section 5.02 or (ii) any other term, covenant or agreement contained in this Agreement, the Japan Local Currency Addendum or any Local Currency Addendum on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been received by such Borrower; provided, that should CFSC or any of its Subsidiaries fail to observe any such term, covenant or agreement referred to in subsections (i) or (ii) above, such failure shall not be attributable, except as otherwise expressly provided for in this Agreement, to Caterpillar; or

(d)            Any of the following shall occur:

 (i)               such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar) shall fail to pay any principal of, premium or interest on, or other amount owing in respect of any of its Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate, in the case of Caterpillar, or $50,000,000 in the aggregate, in the case of each of CFSC, CIF, CIF LUX and CFKK (but excluding, in each case, Debt consisting of such Borrower’s obligations hereunder (including any Local Currency Addendum or the Japan Local Currency Addendum, if applicable) or under the Other Credit Agreements) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or

 (ii)              such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar) shall fail to observe or perform any term, covenant or condition on its part to be observed or performed under any agreement or instrument relating to any such Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate, in the case of Caterpillar, or $50,000,000 in the aggregate, in the case of each of CFSC, CIF, CIF LUX and CFKK (but excluding, in each case, Debt consisting of such Borrower’s obligations hereunder (including any Local Currency Addendum or the Japan Local Currency Addendum, if applicable) or under the Other Credit Agreements), when required to be observed or performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or permit the acceleration of, the maturity of such Debt or such Debt has been accelerated and such acceleration has not been rescinded, or

 (iii)             any amount of Debt in excess of $100,000,000 in the aggregate, in the case of Caterpillar, or $50,000,000 in the aggregate, in the case of each of CFSC, CIF, CIF LUX and CFKK, shall be required to be prepaid, defeased, purchased or otherwise acquired by such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar), other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, or

 (iv)             any “Event of Default” shall occur with respect to such Borrower under either of the Other Credit Agreements, or

 (v)              in the case of CIF, CIF LUX or CFKK, any CFSC Event of Default shall occur, or the CFSC Guaranty shall be terminated, revoked, or declared void, voidable, invalid or unenforceable; or

(e)             Such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) shall generally not pay its debts as such debts become due, or an officer or other authorized representative of such Borrower or Subsidiary shall admit in writing such Borrower’s or Subsidiary’s inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any such proceeding shall be instituted against such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) and either an order for relief against such Borrower or Subsidiary is entered in such proceeding or such proceeding is not dismissed within forty-five (45) days; or such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) shall take any corporate action to authorize any of the actions set forth above in this subsection (e);

provided, however, that the filing of one or more of the proceedings and/or the occurrence of one or more of the other events described in this Section 6.01(e) with respect to any Insignificant Subsidiary shall not constitute an Event of Default hereunder until such time as the aggregate of the asset values, as reasonably determined by Caterpillar in accordance with generally accepted accounting principles, of all Insignificant Subsidiaries subject to the proceedings and/or other events described in this Section 6.01(e) equals or exceeds $250,000,000 (with each Insignificant Subsidiary’s asset value being determined, for purposes of this clause (e), on the date on which such filing or other event commences or otherwise initially occurs with respect to such Insignificant Subsidiary and with such value remaining in effect for such Insignificant Subsidiary once determined); or

(f)             Any judgment or order for the payment of money in excess of (i) $100,000,000 in the case of Caterpillar, or (ii) $50,000,000 in the case of each of CFSC, CIF, CIF LUX and CFKK, shall be rendered against such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g)             (i) A Plan of such Borrower shall fail to satisfy the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(c), or (ii) an ERISA Termination Event shall have occurred with respect to such Borrower or an ERISA Affiliate or such Borrower or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, or (iii) such Borrower or an ERISA Affiliate shall engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor, or (iv) such Borrower or an ERISA Affiliate shall fail to pay any required installment or any other payment required under Section 412 or Section 430 of the Code on or before the due date for such installment or other payment, or (v) such Borrower or an ERISA Affiliate shall fail to make any contribution or payment to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) which such Borrower or any ERISA Affiliate may be required to make under any agreement relating to such multiemployer plan or any law pertaining thereto, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan, which will have a material adverse effect upon the business, financial condition or results of operations of such Borrower and its Subsidiaries, taken as a whole; or

(h)            With respect to CFSC, CIF, CIF LUX or CFKK, a Change of Control shall occur; or

(i)             With respect to CFSC, CIF, CIF LUX or CFKK, the Support Agreement shall for any reason fail to be in full force and effect, or any action shall be taken by any Borrower to discontinue or to assert the invalidity or unenforceability of the Support Agreement, or CFSC or Caterpillar shall fail to comply with any of the terms or provisions of the Support Agreement;

then, and in any such event, (i) the Agent (x) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, declare the obligation of each Bank to make Advances to such Borrower to be terminated, whereupon the same shall forthwith terminate, and (y) shall at the request, or may with the consent, of the Majority Banks, by notice to such Borrower, declare the Advances to such Borrower, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by such Borrower; (ii) in the case of a CFSC Event of Default, a CIF Event of Default or a CIF LUX Event of Default, the CIF Local Currency Agent or CIF LUX Local Currency Agent, as applicable, (x) shall at the request, or may with the consent, of the applicable Majority Local Currency Banks, by notice to the Borrowers, declare the obligation of each Local Currency Bank to make Local Currency Advances to CIF or CIF LUX, as applicable, to be terminated, whereupon the same shall forthwith terminate, and (y) shall at the request, or may with the consent, of the applicable Majority Local Currency Banks, by notice to CIF or CIF LUX, as applicable, declare the Local Currency Advances to CIF or CIF LUX, as applicable, all interest thereon and all other amounts payable under this Agreement and the applicable Local Currency Addendum to be forthwith due and payable, whereupon such Local Currency Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by CIF or CIF LUX, as applicable and (iii) in the case of a CFSC Event of Default or a CFKK Event of Default, the Japan Local Currency Agent, (x) shall at the request, or may with the consent, of the Majority Japan Local Currency Banks, by notice to the Borrowers, declare the obligation of each Japan Local Currency Bank to make Japan Local Currency Advances to CFKK to be terminated, whereupon the same shall forthwith terminate, and (y) shall at the request, or may with the consent, of the Majority Japan Local Currency Banks, by notice to CFKK, declare the Japan Local Currency Advances to CFKK, all interest thereon and all other amounts payable under this Agreement and the Japan Local Currency Addendum to be forthwith due and payable, whereupon such Japan Local Currency Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by CFKK; provided, however, upon the occurrence of any Event of Default with respect to any Borrower described in Section 6.01(e), (A) the obligation of each Bank to make Advances to any Borrower shall automatically be terminated and (B) the Advances to the Borrowers, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers. Notwithstanding anything in the foregoing to the contrary, the fact that an Event of Default exists with respect to one of the Borrowers hereunder shall not of itself constitute an Event of Default with respect to any of the other Borrowers, provided, however, that in the case of CIF, CIF LUX and CFKK, any CFSC Event of Default shall be a CIF Event of Default, a CIF LUX Event of Default and a CFKK Event of Default.

ARTICLE VII
AGENCY

SECTION 7.01.         Appointment and Authority. Each Bank hereby appoints Citibank to act on its behalf as the Agent hereunder and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and no Borrower shall have any rights as a third party beneficiary of any of such provisions.

SECTION 7.02.         Agent Individually.

(a)             The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Banks.

(b)             Each Bank understands that the Person serving as Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 7.02 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Borrowers or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrowers and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrowers or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrowers or their Affiliates. Each Bank understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their respective obligations hereunder, under any Local Currency Addendum, if applicable, and under the Japan Local Currency Addendum, if applicable) which information may not be available to any of the Banks that are not members of the Agent’s Group. None of the Agent nor any member of the Agent’s Group shall have any duty to disclose to any Bank or use on behalf of the Banks, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any Affiliate of any Borrower) or to account for any revenue or profits obtained in connection with the Activities, except that the Agent shall deliver or otherwise make available to each Bank such documents as are expressly required by this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum to be transmitted by the Agent to the Banks.

(c)             Each Bank further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Borrowers and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Banks (including the interests of the Banks hereunder, under any Local Currency Addendum and under the Japan Local Currency Addendum). Each Bank agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Bank. None of (i) this Agreement, the Notes, any Local Currency Addendum or the Japan Local Currency Addendum, (ii) the receipt by the Agent’s Group of information (including the Information Memorandum) concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their respective obligations hereunder, under any Local Currency Addendum, if applicable, and under the Japan Local Currency Addendum, if applicable) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Agent or any member of the Agent’s Group to any Bank including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Borrowers or their Affiliates) or for its own account.

SECTION 7.03.         Duties of Agent; Exculpatory Provisions.

(a)             The Agent’s duties hereunder, the CIF Local Currency Agent’s duties under the CIF Local Currency Addendum, the CIF LUX Local Currency Agent’s duties under the CIF LUX Local Currency Addendum and the Japan Local Currency Agent’s duties under the Japan Local Currency Addendum are solely ministerial and administrative in nature and none of the Agent, any Local Currency Agent or the Japan Local Currency Agent shall have any duties or obligations except those expressly set forth herein, in the applicable Local Currency Addendum or in the Japan Local Currency Addendum. Without limiting the generality of the foregoing, none of the Agent, any Local Currency Agent or the Japan Local Currency Agent shall have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Majority Banks, the Majority CIF Local Currency Banks, the Majority CIF LUX Local Currency Banks or the Majority Japan Local Currency Banks, as applicable (or such other number or percentage of the Banks as shall be expressly provided for herein, in any Local Currency Addendum or in the Japan Local Currency Addendum, as applicable), provided that none of the Agent, any Local Currency Agent or the Japan Local Currency Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent, any Local Currency Agent, the Japan Local Currency Agent or any of their respective Affiliates to liability or that is contrary to this Agreement, the applicable Local Currency Addendum, the Japan Local Currency Addendum or applicable law (including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law).

(b)             None of the Agent, each Local Currency Agent or the Japan Local Currency Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks, the Majority CIF Local Currency Banks, the Majority CIF LUX Local Currency Banks or the Majority Japan Local Currency Banks, as applicable (or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.01 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Event of Default or the event or events that give or may give rise to any Event of Default unless and until the Borrowers or any Bank shall have given notice to the Agent describing such Event of Default and such event or events.

(c)             None of the Agent, any member of the Agent’s Group, each Local Currency Agent or the Japan Local Currency Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement, the Information Memorandum, any Local Currency Addendum or the Japan Local Currency Addendum, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or unmatured Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, any Local Currency Addendum, the Japan Local Currency Addendum or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Agent.

(d)             Nothing in this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum shall require the Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Bank and each Bank confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any of its Related Parties.

SECTION 7.04.         Reliance by Agent. Each of the Agent, each Local Currency Agent and the Japan Local Currency Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Agent, each Local Currency Agent and the Japan Local Currency Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Bank, a Local Currency Bank or the Japan Local Currency Bank, the Agent, the Local Currency Agents and the Japan Local Currency Agent may presume that such condition is satisfactory to such Bank, Local Currency Bank or the Japan Local Currency Bank, as applicable unless an officer of the Agent, any Local Currency Agent or the Japan Local Currency Agent, as applicable, responsible for the transactions contemplated hereby shall have received notice to the contrary from such Bank, Local Currency Bank or Japan Local Currency Bank, as applicable, prior to the making of such Advance, and in the case of a Borrowing, such Bank, Local Currency Bank or such Japan Local Currency Bank, as applicable, shall not have made available to the Agent, the Local Currency Agents or the Japan Local Currency Agent, as applicable, such Bank’s, Local Currency Bank’s or Japan Local Currency Bank’s, as applicable, ratable portion of such Borrowing. The Agent, the Local Currency Agents and the Japan Local Currency Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05.         Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder, under any Local Currency Addendum or under the Japan Local Currency Addendum by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub-agent and the Related Parties of the Agent and each such sub agent shall be entitled to the benefits of all provisions of this Article VII and Section 8.04 (as though such sub-agents were the “Agent” hereunder or under the Japan Local Currency Addendum) as if set forth in full herein with respect thereto.

SECTION 7.06.         Resignation or Removal of Agent.(a)

(a)             The Agent may at any time give notice of its resignation to the Banks and the Borrowers. Upon receipt of any such notice of resignation, the Majority Banks shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 60 days after the retiring Agent gives notice of its resignation (such 60-day period, the “Bank Appointment Period”), then the retiring Agent may on behalf of the Banks, appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Banks, a successor Agent, the retiring Agent may at any time upon or after the end of the Bank Appointment Period notify the Borrowers and the Banks that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation which effective date shall be no earlier than three business days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank directly, until such time as the Majority Banks appoint a successor Agent as provided for above in this clause (a).

(b)             If the Person serving as Agent is a Defaulting Bank pursuant to clause (iv) of the definition thereof (such Person, a “Defaulting Agent”), the Majority Banks may, by notice in writing to the Borrowers and such Defaulting Agent, remove such Defaulting Agent as Agent and, in consultation with the Borrowers, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. Such Defaulting Agent’s removal shall become effective upon the earlier of (x) the date that a qualifying Person shall have been so appointed by the Majority Banks and shall have accepted such appointment and (y) 30 days after the delivery of the removal notice in writing to the Borrowers and such Defaulting Agent (such date, the “Removal Effective Date”). Upon the Removal Effective Date and regardless of whether a successor Agent has been appointed and accepted such appointment, the removal of such Defaulting Agent shall become effective and (i)  such Defaulting Agent shall be discharged from its duties and obligations as Agent hereunder and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank directly, until such time as the Majority Banks appoint a successor Agent as provided for above in this clause (b).

(c)             Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Agent of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations as Agent hereunder (if not already discharged therefrom as provided above in this Section 7.06). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Agent’s resignation or removal hereunder, or any retiring Local Currency Agent’s resignation or removal under the applicable Local Currency Addendum, or any retiring Japan Local Currency Agent’s resignation or removal under the Japan Local Currency Addendum, the provisions of this Article VII and Section 8.04 shall continue in effect for the benefit of such retiring or removed Agent, Local Currency Agent or Japan Local Currency Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent, the retiring CIF Local Currency Agent was acting as CIF Local Currency Agent, the retiring CIF LUX Local Currency Agent was acting as CIF LUX Local Currency Agent or the retiring Japan Local Currency Agent was acting as Japan Local Currency Agent.

SECTION 7.07.         Non-Reliance on Agents and Other Banks.

(a)             Each Bank confirms to the Agent, each Local Currency Agent, the Japan Local Currency Agent, each other Bank and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Agent, any Local Currency Agent, the Japan Local Currency Agent, any other Bank or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Advances and other extensions of credit hereunder and (z) taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Advances and other extensions of credit hereunder is suitable and appropriate for it.

(b)             Each Bank acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and, to the extent such Bank is a party thereto, the Local Currency Addendums and the Japan Local Currency Addendum, (ii) that it has, independently and without reliance upon the Agent, any Local Currency Agent, the Japan Local Currency Agent, any other Bank or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement and, to the extent such Bank is a party thereto, the Local Currency Addendums and the Japan Local Currency Addendum, based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Agent, any Local Currency Agent, the Japan Local Currency Agent, any other Bank or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and, to the extent such Bank is a party thereto, the Local Currency Addendums and the Japan Local Currency Addendum, based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(A)            the financial condition, status and capitalization of each Borrower;

(B)             the legality, validity, effectiveness, adequacy or enforceability of this Agreement, the Notes (with respect to any Bank that has requested a Note), the Local Currency Addendums (with respect to any Bank party thereto), the Japan Local Currency Addendum (with respect to any Bank party thereto) and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection herewith or therewith;

(C)             determining compliance or non-compliance with any condition hereunder to the making of an Advance hereunder and, to the extent such Bank is a party thereto, under the Local Currency Addendums or the Japan Local Currency Addendum, and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition subject to confirmation by the Agent of its receipt of items requested to be delivered as conditions to lending pursuant to Sections 3.01 and 3.02 hereof;

(D)             adequacy, accuracy and/or completeness of the Information Memorandum and any other information delivered by the Agent, any other Bank or by any of their respective Related Parties under or in connection with this Agreement, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection herewith or therewith.

SECTION 7.08.         No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Persons acting as Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Agent or as a Bank hereunder.

SECTION 7.09.         Indemnification. To the extent not reimbursed by the Borrowers in accordance with Section 8.04 hereof, the Banks agree to indemnify the Agent, each Local Currency Agent, the Japan Local Currency Agent, the Arrangers and the Co-Syndication Agents ratably according to the respective principal amounts of the Revolving Credit Advances, Local Currency Advances or Japan Local Currency Advances, as applicable, then held by each of them (or if no Revolving Credit Advances, Local Currency Advances or Japan Local Currency Advances are at the time outstanding, ratably according to the respective amounts of their Commitments, Local Currency Commitments or Japan Local Currency Commitments, as applicable), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, any Local Currency Agent, the Japan Local Currency Agent, the Arrangers or the Co-Syndication Agents in any way relating to or arising out of this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum or any action taken or omitted by the Agent, any Local Currency Agent, the Japan Local Currency Agent, the Arrangers or the Co-Syndication Agents under this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s, any Local Currency Agent’s, the Japan Local Currency Agent’s, the Arrangers’ or the Co-Syndication Agents’ gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent, each Local Currency Agent, the Japan Local Currency Agent, the Arrangers and the Co-Syndication Agents promptly upon demand for its ratable share (determined as specified in the first sentence of this Section 7.09) of any out-of-pocket expenses (including reasonable outside counsel fees) incurred by the Agent, any Local Currency Agent, the Japan Local Currency Agent, the Arrangers or the Co-Syndication Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum, to the extent that the Agent, any Local Currency Agent, the Japan Local Currency Agent, the Arrangers or the Co-Syndication Agents are not reimbursed for such expenses by the Borrowers.

SECTION 7.10.         Bank ERISA Matters.

(a)             Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

 (i)               such Bank is not using “plan assets” (within the meaning of the Plan Asset Regulations or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Advances, the Commitments or this Agreement,

 (ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

 (iii)             (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or

 (iv)             such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.

(b)             In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that none of the Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum or any documents related to hereto or thereto).

As used in this Section, the following terms shall have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

SECTION 7.11.         Erroneous Payments.

(a)             If the Agent (x) notifies a Bank, or any Person who has received funds on behalf of a Bank (any such Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 7.11 and held in trust for the benefit of the Agent, and such Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Bank or any Person who has received funds on behalf of a Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

 (i)               it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

 (ii)              such Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 7.11(b).

For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 7.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.11(a) or on whether or not an Erroneous Payment has been made.

(c)             Each Bank hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Bank under any Loan Document (including this Agreement), or otherwise payable or distributable by the Agent to such Bank under any such Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).

(d)             In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Bank at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Bank shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Bank shall deliver any Notes evidencing such Advances to the Borrowers or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Bank shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Bank shall become a Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Bank shall cease to be a Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Bank, (D) [RESERVED], and (E) the Agent will reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Bank and such Commitments shall remain available in accordance with the terms of this Agreement.

 (i)               Subject to Section 8.07, the Agent may, in its discretion, sell any Advances (provided that no sales of such Advances shall be made to a Defaulting Bank) acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Bank shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Bank (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Bank (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Advances acquired from such Bank pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Advances are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Bank from time to time.

(e)             The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Bank, to the rights and interests of such Bank, as the case may be) under this Agreement and the other Loan Documents, with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrowers’ obligations under this Agreement and the other Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Advances that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by a Borrower; provided that this Section 7.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrowers for the purpose of making such Erroneous Payment.

(f)              To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)             Each party’s obligations, agreements and waivers under this Section 7.11 shall survive the resignation or replacement of the Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under this Agreement or any other Loan Document.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01.         Amendments, Etc.

(a)             No amendment or waiver of any provision of this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Majority Banks, the Majority CIF Local Currency Banks, the Majority CIF LUX Local Currency Banks or the Majority Japan Local Currency Banks, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01, 3.02, or 3.03 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), (b) increase the Commitments of the Banks (other than pursuant to Section 2.05(c)), increase the CIF Local Currency Commitments, CIF LUX Local Currency Commitments, increase the Japan Local Currency Commitments, or subject the Banks to any additional obligations, (c) reduce or forgive the principal of, or the rate or amount of interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the definition of “Majority Banks,” “Majority Local Currency Banks”, “Majority CIF Local Currency Banks”, “Majority CIF LUX Local Currency Banks” or “Majority Japan Local Currency Banks,” or the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall be required for the Banks, or any of them, to take any action hereunder, under the applicable Local Currency Addendum or under the Japan Local Currency Addendum, or the percentage of the CIF Local Currency Commitments, CIF LUX Local Currency Commitments or Japan Local Currency Commitments or the aggregate unpaid CIF Local Currency Advances, CIF LUX Local Currency Advances or Japan Local Currency Advances, or the number of CIF Local Currency Banks, CIF LUX Local Currency Banks or Japan Local Currency Banks, which shall be required for the CIF Local Currency Banks, CIF LUX Local Currency Banks or the Japan Local Currency Banks, as applicable, or any of them, to take any action hereunder, under the applicable Local Currency Addendum or under the Japan Local Currency Addendum, as applicable, (f) amend, modify, or otherwise release CFSC from its obligations under, Article IX hereof or (g) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent and the CIF Local Currency Agent, CIF LUX Local Currency Agent or the Japan Local Currency Agent, as applicable, in addition to the Borrower and the Banks required above to take such action, affect the rights or duties of the Agent, the CIF Local Currency Agent, CIF LUX Local Currency Agent or the Japan Local Currency Agent, as applicable, under this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum or any Note.

(b)             Anything herein to the contrary notwithstanding, during such period as a Bank is a Defaulting Bank, to the fullest extent permitted by applicable law, such Bank will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advances or other extensions of credit of such Bank hereunder will not be taken into account in determining whether the Majority Banks or all of the Banks, as required, have approved any such amendment or waiver (and the definition of “Majority Banks” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase the Commitment of such Defaulting Bank or subject such Defaulting Bank to any additional obligations, postpone the date fixed for any payment of principal or interest owing to such Defaulting Bank hereunder, reduce the principal of, or interest on, the Advances or any fees or other amounts owing to such Defaulting Bank hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Bank.

SECTION 8.02.         Notices; Communications, Etc.

(a)             All notices, demands, requests, consents and other Communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail, except with respect to (x) service of process to any party or (y) communications to any Bank that has previously notified the Agent and the Borrowers that electronic mail is not an acceptable delivery method), and addressed to the party to be notified as follows:

 (i)               if to Caterpillar

   Caterpillar Inc.

   5205 N. O'Connor Boulevard, Suite 100

   Irving, Texas 75039

   Attention of: Director Corporate Funding

   Telecopier No.: 212-203-5761

   E-Mail Address: kio.garduno@cat.com

   with a copy to:

   Caterpillar Inc.
   5205 N. O'Connor Boulevard, Suite 100
   Irving, Texas 75039
   Attention: Legal Services – Enterprise Governance & Finance Group
   Telecopier No.: 309-992-6964
   E-Mail Address: david.nimmons@cat.com

 (ii)              if to CFSC, CIF, CIF LUX or CFKK

   Caterpillar Financial Services Corporation
   2120 West End Avenue
   Nashville, Tennessee 37203-0001
   Attention of: Treasurer
   Telecopier No.: 309-675-1188
   E-Mail Address: derek.jacobs@cat.com

   with a copy to:

   Caterpillar Financial Services Corporation
   2120 West End Avenue
   Nashville, Tennessee 37203-0001
   Attention: Legal Department – Securities Group
   Telecopier No.: 615-341-1083
   E-Mail Address: david.nimmons@cat.com

 (iii)             if to the Agent

   Citibank, N.A.
   One Penns Way, Ops II, Floor 2
   New Castle, Delaware 19720
   Attention : Lending Agency
   E-Mail Address: usagencyservicing@citi.com

   with a copy to:

   Citibank, N.A.
   388 Greenwich Street
   New York, New York 10013
   Attention of: Lisa Stevens Harary
   Telecopier No.: 212-816-3107
   E-Mail Address: lisa.stevensharary@citi.com

 (iv)             if to any other Bank, to its address (or telecopier number or e-mail address) set forth in its Administrative Questionnaire;

or at such other address as shall be notified in writing (x) in the case of the Borrowers or the Agent, to the other parties and (y) in the case of all other parties, to the Borrowers and the Agent.

(b)             Except as otherwise provided in this Agreement, all notices, demands, requests, consents and other Communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when received by the intended recipient, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by this Section 8.02 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when received by the intended recipient; provided, however, that notices and communications to the Agent pursuant to Article II or Article VII shall not be effective until received by the Agent. If any notice, demand, request or other communication related to an Event of Default (including, without limitation, any notice of a failure to make a required payment), is delivered by the Agent or any Bank to the Borrower by electronic mail or any other telecommunications device, the Agent or such Bank, as applicable, shall promptly deliver a duplicate copy of such notice, demand, request or other communication to the Borrower by hand (including by overnight courier service) or by mail.

(c)             Notwithstanding clauses (a) and (b) (unless the Agent and the Borrowers agree that the provisions of clause (a) and (b) be followed) and any other provision in this Agreement providing for the delivery of any Approved Electronic Communication by any other means, the Borrowers shall deliver all Approved Electronic Communications to the Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format reasonably acceptable to the Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Agent may notify to the Borrowers. Nothing in this clause (c) shall prejudice the right of the Agent or any Bank to deliver any Communication to any Borrower in any manner authorized in this Agreement or to request that the Borrowers effect delivery in such manner.

(d)             Each of the Banks and each Borrower agree that the Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Banks by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(e)             Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Banks and each Borrower hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and, subject to subsection (f) below, understands and assumes the risks of such distribution.

(f)             THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT FOR ERRORS OR OMISSIONS RESULTING FROM AGENT’S OR AGENT GROUP’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(g)             Each of the Banks and each Borrower agree that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Agent’s generally-applicable document retention procedures and policies.

SECTION 8.03.         No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder, under any Local Currency Addendum, under the Japan Local Currency Addendum or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04.         Costs, Expenses and Taxes.

(a)             Caterpillar agrees to pay on written demand all reasonable costs and expenses of the Agent, each Local Currency Agent, the Japan Local Currency Agent, each of the Arrangers and each of the Co-Syndication Agents in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each Local Currency Addendum, the Japan Local Currency Addendum, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, each Local Currency Agent, the Japan Local Currency Agent, each of the Arrangers and each of the Co-Syndication Agents with respect thereto and with respect to advising the Agent, each Local Currency Agent, the Japan Local Currency Agent, each of the Arrangers and each of the Co-Syndication Agents as to their rights and responsibilities under this Agreement, each Local Currency Addendum and the Japan Local Currency Addendum. The Borrowers further agree to pay all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Banks), of the Agent, the Banks, each Local Currency Agent, the Japan Local Currency Agent, each of the Arrangers and each of the Co-Syndication Agents in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, each Local Currency Addendum, the Japan Local Currency Addendum, the Notes and the other documents to be delivered hereunder. If any such costs or expenses are attributable to a particular Borrower, such costs or expenses shall be paid by such Borrower. In all other cases, such costs or expenses shall be paid by Caterpillar.

(b)             If any payment of principal of any Term SOFR Advance, EURIBOR Rate Advance or RFR Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.09 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if the Banks receive payments from an Added Bank in connection with the purchase of a participation in Term SOFR Advances, EURIBOR Rate Advances or RFR Advances by such Added Bank pursuant to Section 2.05(d), the applicable Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts as such Bank shall reasonably determine in good faith to be required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment. Such indemnification shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance; provided, however, that any indemnification for such losses, costs and expenses shall be limited to an amount equal to (i) the principal amount of the Advance paid by such Borrower or the amount of the participation purchased by such Added Bank, as the case may be, times (ii) the number of days remaining in the Interest Period applicable to such Advance (which shall be deemed to be one month for RFR Advances), divided by (x) 360 for Term SOFR Advances or EURIBOR Rate Advances and (y) 365 or 366, as applicable, for RFR Advances, times (iii) the interest differential between the interest rate applicable to such Advance and the rate of interest which would apply on an Advance to such Borrower of the same Type requested on the date of such payment by such Borrower for an Interest Period which most nearly approximates the remaining term of the Interest Period applicable to the Advance paid by such Borrower. A certificate describing in reasonable detail the amount of such losses, costs and expenses, and specifying therein the Type of loan in reference to which such Bank shall have made its calculations thereof (the “Reference Investment”), submitted to such Borrower and the Agent by such Bank, shall create a rebuttable presumption of the rate applicable to the Reference Investment identified therein. In making any determination under this Section 8.04(b), each Bank shall use reasonable efforts to minimize the amount payable by such Borrower hereunder to such Bank, provided that such action does not result in any additional cost, loss or expense for such Bank and is not otherwise disadvantageous to such Bank.

(c)             The Borrowers severally agree to indemnify and hold harmless each of the Agent, each Local Currency Agent, the Japan Local Currency Agent, each Bank, each Local Currency Bank, each Japan Local Currency Bank, each Arranger and each Co-Syndication Agent and each of their Affiliates, directors, officers and employees from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of outside counsel) which may be incurred by or asserted against the Agent, any Local Currency Agent, the Japan Local Currency Agent, such Bank, such Local Currency Bank, such Japan Local Currency Bank, such Arranger or such Co-Syndication Agent or any of its or their respective Affiliates, directors, officers, members, partners, agents, or employees in connection with or arising out of the Loan Documents or the transactions contemplated hereby, including but not limited to any investigation, litigation, or proceeding (i) related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are applied or proposed to be applied, directly or indirectly, by such Borrower, whether or not the Agent, such Local Currency Agent, the Japan Local Currency Agent, such Bank, such Local Currency Bank, such Japan Local Currency Bank, such Arranger or such Co-Syndication Agent or any such director, officer or employee is a party to such transactions or (ii) related to such Borrower’s entering into this Agreement, the applicable Local Currency Addendum or the Japan Local Currency Addendum, or to any actions or omissions of such Borrower, any of its Subsidiaries or Affiliates or any of its or their respective officers, members, partners, agents, directors or employees in connection therewith. If any such claims, damages, liabilities and expenses are attributable to a particular Borrower, such indemnity shall be provided by such Borrower. In all other cases, such indemnity shall be provided by Caterpillar. No Borrower shall be required to indemnify any such indemnified Person from or against any portion of such claims, damages, liabilities or expenses (x) arising out of the gross negligence or willful misconduct of such indemnified Person or (y) that result from the violation in any material respect by such indemnified Person of any law, regulation, ordinance, or judicial or governmental agency order.

(d)             The Borrowers’ obligations under this Section 8.04 shall survive the termination of this Agreement and repayment of all Advances.

SECTION 8.05.         Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default with respect to a Borrower and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances to such Borrower due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum, and any Note of such Borrower held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement, such Local Currency Addendum, the Japan Local Currency Addendum, or such Note and although such obligations may be unmatured. Each Bank agrees to immediately notify such Borrower and the Agent by facsimile or electronic mail after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have. In the event that any Defaulting Bank exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, will be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Agent and the other Banks and (y) the Defaulting Bank will provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Bank as to which it exercised such right of setoff.

SECTION 8.06.         Binding Effect. This Agreement shall be deemed to have become effective as of August 28, 2025 when it shall have been executed by the Borrowers, each Local Currency Agent, the Japan Local Currency Agent, and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent, each Local Currency Agent, the Japan Local Currency Agent, and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all the Banks.

SECTION 8.07.         Assignments and Participations.

(a)             Each Bank may, upon not less than one (1) Business Day’s prior notice to the Agent and with the prior written consent of the Agent (which shall not be required in the case of an assignment by a Bank to another Bank or a Bank’s Affiliate), Caterpillar and CFSC (in each case, which consents shall not be unreasonably withheld or delayed; provided, that each of Caterpillar and CFSC shall be deemed to have consented to any assignment unless such Borrowers shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof; provided, further, that no consent of Caterpillar or CFSC shall be required in connection with any assignment (x) to a Bank or a Bank’s Affiliate or (y) to an Eligible Financial Institution if an Event of Default has occurred and is continuing) assign to one or more of such Bank’s Affiliates or to one or more other Banks (or to any Affiliate of such Bank) or to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, Revolving Credit Commitment, its Local Currency Commitment, its Japan Local Currency Commitment, if applicable, the Advances owing to it and any Note or Notes held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank’s rights and obligations under this Agreement, and shall be in an amount not less than the lesser of (x) $5,000,000 and (y) the remaining amount of the assigning Bank’s Commitment (calculated as at the date of such assignment) or outstanding Advances (if such Bank’s Commitment has been terminated), (B) no such assignment shall result in any Bank having a Commitment which is more than 20% of the Total Commitment, (C) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance (but not consent), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, other than in connection with assignments to a Bank’s Affiliate, a processing and recordation fee of $3,500 (which fee may be waived by the Agent in its sole discretion), (D) no such assignment shall be made to any Borrower or any of such Borrower’s Affiliates or Subsidiaries and (E) no such assignment will be made to any Defaulting Bank or any of its subsidiaries, or any Person who, upon becoming a Bank hereunder, would be a Defaulting Bank.

 (i)               Upon such execution, delivery and acceptance of any such Assignment and Acceptance, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date (if any), have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement, each Local Currency Addendum, if applicable, and the Japan Local Currency Addendum, if applicable (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, each Local Currency Addendum, if applicable, and the Japan Local Currency Addendum, if applicable, such Bank shall cease to be a party hereto and thereto). Notwithstanding any assignment, each assigning Bank shall continue to have the benefits and obligations of a “Bank” under Section 2.12, Section 8.04 and Section 8.14 hereof to the extent of any Commitments or Advances assigned in accordance herewith.

(b)            By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, each Local Currency Addendum or the Japan Local Currency Addendum or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, each Local Currency Addendum, the Japan Local Currency Addendum, or any other instrument or document furnished pursuant hereto or thereto; and (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto.

(c)            The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Advances owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be prima facie evidence of such matters, and the Borrowers, the Agent, the Local Currency Agents, the Japan Local Currency Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(d)             Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with the Notes, if any, subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note of such Borrower a new Note, if requested, to the order of such assignee and, if the assigning Bank has retained a Commitment hereunder and requested a new Note, a new Note of such Borrower to the order of the assigning Bank. Such new Note or Notes, if requested, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(e)             Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, Revolving Credit Commitment, Local Currency Commitment, if applicable, Japan Local Currency Commitment, if applicable, the Advances owing to it and the Notes, if any, held by it); provided, however, that (i) such Bank’s obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrowers, the other Banks and the Agent for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, and (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.01(a) that affects such participant.

(f)             Notwithstanding the foregoing, any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including, without limitation, rights to payments of principal of and/or interest on the Advances) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Bank, without prior notice to or consent of the Borrowers or the Agent; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

SECTION 8.08.         Governing Law; Submission to Jurisdiction; Service of Process.

(a)             This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York (without regard for conflict of law principles that would result in the application of any law other than the internal law of the State of New York).

(b)             Each of the Agent, each Local Currency Agent, the Japan Local Currency Agent, each Bank, each Local Currency Bank, each Japan Local Currency Bank and each Borrower hereby (i) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any action or proceeding brought in accordance with Section 8.08(c); and (ii) agrees that a final judgment in any action brought in accordance with Section 8.08(c) or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing or delivery of a copy of such process to The Corporation Trust Company, as its agent for the purpose of accepting such process, at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

(c)             Each Borrower irrevocably submits to the exclusive jurisdiction (or, solely in the case of CFKK, CIF LUX and CIF, to the non-exclusive jurisdiction) of (A) any New York State or United States federal court sitting in New York City (and any appellate court hearing appeals from any such court), (B) any Illinois State or United States federal court sitting in Chicago, Illinois (and any appellate court hearing appeals from any such court) and (C) any United States federal court sitting in Nashville, Tennessee (and any appellate court hearing appeals from any such court), in each case, in connection with any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding shall be heard (and with respect to CFKK, CIF LUX and CIF may be heard) and determined in any such New York State court sitting in New York City or Illinois State court sitting in Chicago, Illinois or, to the extent permitted by law, in such federal court sitting in New York City, Chicago, Illinois or Nashville, Tennessee. Each of the Agent, each Local Currency Agent, the Japan Local Currency Agent, each Bank, each Local Currency Bank and each Japan Local Currency Bank hereby submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in New York City (and any appellate court hearing appeals from any such court).

(d)             Nothing in this Section 8.08 shall affect the right of any Borrower, the Agent, any Local Currency Agent, the Japan Local Currency Agent, any Bank, any Local Currency Bank or any Japan Local Currency Bank to serve legal process in any other manner permitted by law.

(e)             Nothing in this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum shall affect any right that the Agent, each Local Currency Agent, the Japan Local Currency Agent, each Bank, each Local Currency Bank and each Japan Local Currency Bank may otherwise have to bring any action or proceeding relating to this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum against any Borrower or its properties in the courts of any jurisdiction.

SECTION 8.09.         Caterpillar as Agent for the Borrowers. CFSC, CIF, CIF LUX and CFKK hereby appoint Caterpillar as their agent for purposes of giving notice to or otherwise advising the Agent or the Banks in such instances where this Agreement calls for notice or advice from the Borrowers rather than from a specific Borrower (Caterpillar, in such capacity, being referred to herein as the “Borrower Agent”). The Banks and the Agent may assume that any advice given to them by Caterpillar in respect of the Borrowers validly represents the collective decision of the Borrowers, and the Banks and the Agent may rely upon such advice in all instances. Each of CIF, CIF LUX and CFKK hereby irrevocably waives, to the fullest possible extent, any defense of forum non conveniens.

SECTION 8.10.         Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Agreement, under any Local Currency Addendum, under the Japan Local Currency Addendum or under any of the Notes in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given. To the fullest extent permitted by applicable law, the obligation of any Borrower in respect to any sum due in the Original Currency to the Agent or any Bank shall, notwithstanding any judgment in an Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent or such Bank, as applicable, of any sum adjudged to be so due in the Other Currency, the Agent or such Bank, as applicable, may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to the Agent or such Bank, as applicable, in the Original Currency, the applicable Borrower or Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Bank, as applicable, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due the Agent or such Bank in the Original Currency, the Agent or such Bank, as applicable, agrees to remit to the applicable Borrower or Borrowers such excess.

SECTION 8.11.         Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. A facsimile or PDF copy of any signature hereto shall have the same effect as the original of such signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, in respect of documents to be signed by entities established within the European Union, the Electronic Signature qualifies as a “qualified electronic signature” within the meaning of the Regulation (EU) n°910/2014 of the European parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transaction in the internal market as amended from time to time and provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent. For purposes hereof, “Electronic Signature” means electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person or entity with the intent to sign, authenticate or accept such contract or record.

SECTION 8.12.         Waiver of Jury Trial. EACH BORROWER, THE AGENT, EACH LOCAL CURRENCY AGENT, THE JAPAN LOCAL CURRENCY AGENT, EACH BANK, EACH LOCAL CURRENCY BANK AND EACH JAPAN LOCAL CURRENCY BANK IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ANY LOCAL CURRENCY ADDENDUM, THE JAPAN LOCAL CURRENCY ADDENDUM, OR ANY NOTE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

SECTION 8.13.         USA Patriot Act Notification. The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act and is effective for the Agent, each Local Currency Agent, the Japan Local Currency Agent and each of the Banks:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Accordingly, when any Borrower opens an account, the Agent and the Banks will ask for the Borrower’s name, tax identification number (if applicable), business address, and other information that will allow the Agent and the Banks to identify such Borrower. The Agent and the Banks may also ask to see such Borrower’s legal organizational documents or other identifying documents.

SECTION 8.14.         Confidentiality. Each of the Agent, each Local Currency Agent, the Japan Local Currency Agent, each Bank, each Local Currency Bank and each Japan Local Currency Bank agrees to maintain the confidentiality of the Information (as defined below) in accordance with its customary procedures, so long as such procedures provide for a reasonable standard of care (with such standard of care being at least the same standard of care as such Person would exercise to maintain the confidentiality of its own confidential information), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, members, officers, employees, agents, advisors and other representatives who are involved in the transactions contemplated hereby or otherwise have a need to know (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required, in the reasonable determination of the disclosing party, by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners) including in connection with any pledge or assignment permitted under Section 8.07(f), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the administration of the facility and the exercise of any remedies hereunder, under any Local Currency Addendum, under the Japan Local Currency Addendum or under any other document related to or executed in connection herewith or therewith or any action or proceeding relating to this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum or any other document related to or executed in connection herewith or therewith or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section (except that such agreement shall not contain the exceptions listed in (i) through (iv) of this clause (f)), to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, members, directors, officers, employees, agents, advisors and other representatives), surety, reinsurer, insurance broker, insurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other similar transaction under which payments are to be made by reference to this Agreement, the obligations of the Borrowers hereunder or payments hereunder, (iii) to any rating agency when required by it (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or (iv) the CUSIP Service Bureau or any similar organization (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or any other breach of an obligation of confidentiality or (y) becomes available to the Agent, any Local Currency Agent, the Japan Local Currency Agent, any Bank, any Local Currency Bank, any Japan Local Currency Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. Notwithstanding anything contained herein, nothing in this Agreement shall prohibit or in any way restrict you from reporting possible violations of law or regulation to, otherwise communicating directly with, cooperating with or providing information to any governmental or regulatory body or any self-regulatory organization including but not limited to, bank examiners, the SEC, DOJ, FINRA, NFA, or the CFTC, or making other disclosures pursuant to applicable “whistleblower” laws or regulations.

For purposes of this Section, “Information” means all information received from the Borrowers or any of their respective Subsidiaries relating to the Borrowers or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent, any Local Currency Agent, the Japan Local Currency Agent, any Bank, any Local Currency Bank and any Japan Local Currency Bank on a nonconfidential basis prior to disclosure by the Borrowers or any of their respective Subsidiaries, provided that, in the case of information received from the Borrowers or any of their respective Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, but in no event less than a reasonable degree of care.

SECTION 8.15.         Treatment of Information.

(a)             Certain of the Banks may enter into this Agreement, a Local Currency Addendum and/or the Japan Local Currency Addendum and take or not take action hereunder or thereunder on the basis of information that does not contain Restricting Information. Other Banks may enter into this Agreement, a Local Currency Addendum and/or the Japan Local Currency Addendum and take or not take action hereunder or thereunder on the basis of information that may contain Restricting Information. Each Bank acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning an issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. Neither the Agent nor any of its Related Parties shall, by making any Communications (including Restricting Information) available to a Bank, by participating in any conversations or other interactions with a Bank or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Agent or any of its Related Parties be responsible or liable in any way for any decision a Bank may make to limit or to not limit its access to Restricting Information. In particular, none of the Agent nor any of its Related Parties (i) shall have, and the Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Bank has or has not limited its access to Restricting Information, such Bank’s policies or procedures regarding the safeguarding of material, nonpublic information or such Bank’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Borrower or Bank or any of their respective Related Parties arising out of or relating to the Agent or any of its Related Parties providing or not providing Restricting Information to any Bank.

(b)             Each Borrower agrees that (i) all Communications it provides to the Agent intended for delivery to the Banks whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Borrower shall be deemed to have authorized the Agent and the Banks to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 8.14) with respect to such Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Banks and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information,” and (iv) the Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information.” Neither the Agent nor any of its Affiliates shall be responsible for any statement or other designation by a Borrower regarding whether a Communication contains or does not contain material non-public information with respect to any of the Borrowers or their securities nor shall the Agent or any of its Affiliates incur any liability to any Borrower, any Bank or any other Person for any action taken by the Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Bank that may decide not to take access to Restricting Information. Nothing in this Section 8.15 shall modify or limit a Bank’s obligations under Section 8.14 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.

(c)             Each Bank acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Bank agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Bank’s Administrative Questionnaire. Each Bank agrees to notify the Agent from time to time of such Bank’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(d)             Each Bank acknowledges that Communications delivered hereunder, under any Local Currency Addendum and under the Japan Local Currency Addendum may contain Restricting Information and that such Communications are available to all Banks generally. Each Bank that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Agent and other Banks may have access to Restricting Information that is not available to such electing Bank. None of the Agent nor any Bank with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Bank or to use such Restricting Information on behalf of such electing Bank, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(e)             The provisions of the foregoing clauses of this Section 8.15 are designed to assist the Agent, the Banks and the Borrowers, in complying with their respective contractual obligations and applicable law in circumstances where certain Banks express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder, under any Local Currency Addendum or under the Japan Local Currency Addendum or other information provided to the Banks hereunder or thereunder may contain Restricting Information. Neither the Agent nor any of its Related Parties warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Agent or any of its Related Parties warrant or make any other statement to the effect that Borrower’s or Bank’s adherence to such provisions will be sufficient to ensure compliance by such Borrower or Bank with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Banks and each Borrower assumes the risks associated therewith.

SECTION 8.16.         Amendment and Restatement. The Borrowers, the Banks, the Agent, the Japan Local Currency Agent and each Local Currency Agent each agree that, upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 3.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the Debt created thereunder. The commitment of each Bank that is a party to the Existing Credit Agreement shall, on the Closing Date, automatically be deemed amended and the only commitments shall be those hereunder. Without limiting the foregoing, upon the effectiveness hereof: (a) all loans incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Advances under (and shall be governed by the terms of) this Agreement, (b) all obligations under the Existing Credit Agreement with any Bank or any Affiliate of any Bank which are outstanding on the Closing Date shall continue as obligations under this Agreement, and (c) the Agent shall have full power and authority to allocate the Commitments and Revolving Credit Commitments of the Banks as in effect immediately prior to the Closing Date such that, immediately after giving effect to such allocations on the Closing Date, each Bank shall hold the “Commitment” and the “Revolving Credit Commitment” set forth next to its name on Schedule I hereto and the Banks further agree to make all assignments and/or transfers, and hereby consent to any such assignments and transfers, which may be necessary (including, without limitation, assignments of funded obligations) to effect the allocations described in this clause (c).

SECTION 8.17.         No Fiduciary Duty. The Agent, each Bank and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Borrowers, their stockholders and/or their affiliates. The Borrowers agree that nothing in the Agreement and the related documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and the Borrowers, their stockholders or their affiliates, on the other. Each Borrower acknowledges and agrees that (i) the transactions contemplated by the Agreement and the related documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and such Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise such Borrower, its stockholders or its affiliates on other matters) or any other obligation to such Borrower except the obligations expressly set forth in the Agreement and the related documents and (y) each Bank is acting solely as principal and not as the agent or fiduciary of such Borrower, its management, stockholders, creditors or any other Person. Each Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Bank, in connection with such transaction or the process leading thereto.

SECTION 8.18.         Arrangers. Any Affiliate of an Arranger may provide the services of an Arranger for the transactions contemplated hereunder.

SECTION 8.19.         Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum or in any other agreement, arrangement or understanding among any such parties, each party hereto and thereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement, any Local Currency Addendum, or the Japan Local Currency Addendum, as applicable, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)             the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder or thereunder which may be payable to it by any party hereto or thereto that is an Affected Financial Institution; and

(b)             the effects of any Bail-In Action on any such liability, including, if applicable:

 (i)               a reduction in full or in part or cancellation of any such liability;

 (ii)              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum; or

 (iii)             the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

ARTICLE IX
CFSC GUARANTY

SECTION 9.01.         The Guaranty. CFSC hereby unconditionally and irrevocably guarantees to the Agent, each Bank and each other holder of any obligations owing by CIF, CIF LUX and CFKK under this Agreement, each Local Currency Addendum and the Japan Local Currency Addendum, the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Advance to each of CIF, CIF LUX and CFKK, and the due and punctual payment of all other amounts payable by CIF, CIF LUX and CFKK under this Agreement, the applicable Local Currency Addendum and the Japan Local Currency Addendum. Upon failure by any of CIF, CIF LUX or CFKK to pay punctually any such amount, CFSC shall forthwith on demand pay the amount not so paid at the place, in the manner and with the effect otherwise specified in Article II of this Agreement. CFSC’s obligations under this Article IX shall constitute a continuing guaranty of payment and performance and not merely of collection.

SECTION 9.02.         Guaranty Unconditional. The obligations of CFSC under this Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

 (i)               any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of CIF, CIF LUX or CFKK under this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum, by operation of law or otherwise, or the exchange, release or non-perfection of any collateral security therefor;

 (ii)              any modification or amendment of or supplement to this Agreement, any Local Currency Addendum, the Japan Local Currency Addendum, or any Note;

 (iii)             any change in the corporate existence, structure or ownership of CIF, CIF LUX or CFKK, including the merger of CIF, CIF LUX or CFKK, into another entity, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting CIF or its assets, CIF LUX or its assets or CFKK or its assets, or any resulting release or discharge of any obligation of CIF, CIF LUX or CFKK under this Agreement, the applicable Local Currency Addendum or the Japan Local Currency Addendum, as applicable;

 (iv)            the existence of any claim, set-off or other rights which CFSC may have at any time against CIF, CIF LUX or CFKK, the Agent, any Local Currency Agent, the Japan Local Currency Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

 (v)             any invalidity or unenforceability relating to or against CIF, CIF LUX or CFKK for any reason of any provision or all of this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum, or any provision of applicable law or regulation purporting to prohibit the payment by CIF, CIF LUX or CFKK of the principal of or interest on any Advance or any other amount payable by it under this Agreement; or

 (vi)            any other act or omission to act or delay of any kind by CIF, CIF LUX, CFKK, the Agent, any Local Currency Agent, the Japan Local Currency Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of CFSC’s obligations under this Article IX, of CIF’s obligations under this Agreement or the CIF Local Currency Addendum, of CIF LUX’s obligations under this Agreement or the CIF LUX Local Currency Addendum or of CFKK’s obligations under this Agreement or the Japan Local Currency Addendum.

SECTION 9.03.         Discharge Only Upon Payment In Full; Reinstatement in Certain Circumstances. CFSC’s obligations under this Article IX shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Advances to CIF, CIF LUX and CFKK and all other amounts payable by CFSC, CIF, CIF LUX and CFKK under this Agreement, each Local Currency Addendum and the Japan Local Currency Addendum shall have been paid in full and shall survive the Current Termination Date, the Extended Termination Date, as applicable. If at any time any payment of the principal of or interest on any Advance to CIF, CIF LUX or CFKK or any other amount payable by CIF, CIF LUX or CFKK under this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum (including a payment exercised through a right of setoff) is rescinded or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of CIF, CIF LUX or CFKK or otherwise (including pursuant to any settlement entered into by the Agent, any Local Currency Agent, the Japan Local Currency Agent or any Bank, in each case in its discretion), CFSC’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

SECTION 9.04.         Waiver by CFSC. CFSC irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any right be exhausted or any action be taken by the Agent, any Local Currency Agent, the Japan Local Currency Agent, any Bank or any other Person against CIF, CIF LUX or CFKK or any other Person or any collateral security. CFSC waives any benefit of the collateral, if any, which may from time to time secure the Advances to CIF, CIF LUX or CFKK or any of CIF’s, CIF LUX’s or CFKK’s other obligations under this Agreement, the Local Currency Addendums or the Japan Local Currency Addendum, and authorizes the Agent, the Local Currency Agents, the Japan Local Currency Agent, or the Banks to take any action or exercise any remedy with respect thereto which the Agent, the Local Currency Agents, the Japan Local Currency Agent, or the Banks in its or their discretion shall determine, without notice to CFSC. In the event the Agent, the Local Currency Agents, the Japan Local Currency Agent, or the Banks elect to give notice of any action with respect to any such collateral, ten (10) days’ written notice mailed to CFSC by certified mail at its address set forth in Section 8.02 shall be deemed reasonable notice of any matters contained in such notice.

SECTION 9.05.         Subrogation. Upon making any payment hereunder, CFSC shall be subrogated to the rights of the Banks against CIF, CIF LUX or CFKK, as applicable, with respect to such payment; provided that CFSC shall not enforce any right or demand or receive any payment by way of subrogation until all amounts of principal of and interest on the Advances to CIF, CIF LUX and CFKK and all other amounts payable by CIF, CIF LUX and CFKK under this Agreement, the Local Currency Addendums and the Japan Local Currency Addendum have been paid in full.

SECTION 9.06.         Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by CIF, CIF LUX or CFKK under this Agreement, any Local Currency Addendum or the Japan Local Currency Addendum is stayed upon the insolvency, bankruptcy or reorganization of CIF, CIF LUX or CFKK, as applicable, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by CFSC hereunder forthwith on demand by the Agent for the account of the Banks.

The remainder of this page is intentionally blank; signature pages follow.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

CATERPILLAR INC.

By	/s/ Patrick McCartan
Name: Patrick McCartan
Title: Treasurer

CATERPILLAR FINANCIAL
SERVICES CORPORATION

By	/s/ Derek Jacobs
Name: Derek Jacobs
Title: Treasurer

CATERPILLAR INTERNATIONAL FINANCE
DESIGNATED ACTIVITY COMPANY

By	/s/ Derek Jacobs
Name: Derek Jacobs
Title: Director

CATERPILLAR FINANCE KABUSHIKI
KAISHA

By	/s/ Derek Jacobs
Name: Derek Jacobs
Title: Director

CATERPILLAR INTERNATIONAL FINANCE
LUXEMBOURG S.À R.L.

By	/s/ Antonius Van Grinsven
Name: Antonius Van Grinsven
Title: Manager

Signature Page to Credit Agreement
(Five-Year Facility)

CITIBANK, N.A., as Agent

By	/s/ Susan Olsen
Name: Susan Olsen
Title: Vice President

Signature Page to Credit Agreement
(Five-Year Facility)

CITIBANK EUROPE PLC, UK BRANCH, as CIF
Local Currency Agent and CIF LUX Local
Currency Agent

By	/s/ Henrik Slotsaa
Name: Henrik Slotsaa
Title: Vice President

Signature Page to Credit Agreement
(Five-Year Facility)

MUFG BANK, LTD., as Japan Local Currency
Agent

By	/s/ Yutaka Otsuka
Name: Yutaka Otsuka
Title: Managing Director, Head of Osaka Corporate Banking Division No.3

Signature Page to Credit Agreement
(Five-Year Facility)

Banks

CITIBANK, N.A.

By	/s/ Susan Olsen
Name: Susan Olsen
Title: Vice President

Domestic Lending Office:

Citibank, N.A.
1 Penns Way, Ops II
New Castle, DE 19720
Attention: Securities Processing Analyst
Phone:	(201) 751-7566
Fax:	gloriginationops@citi.com

Euro and RFR Lending Offices:

Citibank, N.A.
1 Penns Way, Ops II
New Castle, DE 19720
Attention: Securities Processing Analyst
Phone:	(201) 751-7566
Fax:	gloriginationops@citi.com

Signature Page to Credit Agreement
(Five-Year Facility)

BANK OF AMERICA, N.A.

By	/s/ Kathryn DuFour
Name: Kathryn DuFour
Title: Vice President

Domestic Lending Office:
Bank of America, N.A.
540 West Madison Street
Chicago, IL 60661
Attn: Manish Thakur
Phone:	415-436-3685 Ext 66850
Fax:	972-728-4373

Euro and RFR Lending Offices:
Bank of America Europe Designated Activity
Company
TWO PARK PLACE, HATCH STREET UPPER
DUBLIN D02 NP94
IRELAND
Phone:	00353 124 39071
Fax:	+44 208 313 2140

Signature Page to Credit Agreement
(Five-Year Facility)

JPMORGAN CHASE BANK, N.A.

By	/s/ Will Price
	Name:	Will Price
	Title:	Executive Director

Domestic Lending Office:
JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road
NCC 5, 1st Floor
Newark, DE 19713
Attention: Vithal Giri
Email: na_cpg@jpmorgan.com

Euro and RFR Lending Offices:
JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road
NCC 5, 1st Floor
Newark, DE 19713
Attention: European Loan Ops
Email: European.Loan.Operations@jpmorgan.com

Signature Page to Credit Agreement (Five-Year Facility)

BARCLAYS BANK PLC

By	/s/ Charlene Saldanha
	Name:	Charlene Saldanha
	Title:	Director

Domestic Lending Office:
Barclays Bank PLC
745 7th Avenue
New York, NY 10019
Attention:	US Loan Operations
Phone:	212-412-1140
Fax:	212-526-5115

Euro and RFR Lending Offices:

Barclays Bank PLC
745 7th Avenue
New York, NY 10019
Attention:	US Loan Operations
Phone:	212-412-1140
Fax:	212-526-5115

Signature Page to Credit Agreement (Five-Year Facility)

MUFG BANK, LTD.

By	/s/ George Stoecklein
	Name:	George Stoecklein
	Title:	Managing Director

Domestic Lending Office:
MUFG Bank, Ltd.
445 S. Figueroa Street
Los Angeles, CA 90071
Attention: U.S. Wholesale Banking
Timothy Cassidy
Phone:	312-696-4668
Fax:	212-696-6440 with a copy to
312-696-4535

Euro and RFR Lending Offices:
MUFG Bank, Ltd.
445 S. Figueroa Street
Los Angeles, CA 90071
Attention: U.S. Wholesale Banking
Timothy Cassidy
Phone:	312-696-4668
Fax:	212-696-6440 with a copy to
312-696-4535

Signature Page to Credit Agreement (Five-Year Facility)

SOCIÉTÉ GÉNÉRALE

By	/s/ Kimberly Metzger
	Name:	Kimberly Metzger
	Title:	Director

Domestic Lending Office:
SOCIÉTÉ GÉNÉRALE
245 Park Avenue
New York, NY 10167
Attention:	Loan Servicing Group
Phone:	201-839-8450
Fax:	201-839-8115

Euro and RFR Lending Offices:
SOCIÉTÉ GÉNÉRALE
245 Park Avenue
New York, NY 10167
Attention:	Loan Servicing Group
Phone:	201-839-8450
Fax:	201-839-8115

With a Copy To:

SOCIÉTÉ GÉNÉRALE, Chicago Branch
425 Financial Place
Suite 2400
Chicago, IL 60605
Attention:	Kimberly Metzger
Phone:	312-894-6235
Fax:	312-894-6201

Signature Page to Credit Agreement (Five-Year Facility)

BNP PARIBAS

By	/s/ Anita Ogbara
	Name:	Anita Ogbara
	Title:	Managing Director

By	/s/ Cody Flanzer
	Name:	Cody Flanzer
	Title:	Vice President

Domestic Lending Office:
BNP Paribas
155 N. Wacker Drive, Suite 4450
Chicago, IL 60606
Attention:	Nader Tannous
Phone:	312-977-1382
Fax:	312-977-1380

Euro and RFR Lending Offices:
BNP Paribas
155 N. Wacker Drive, Suite 4450
Chicago, IL 60606
Attention:	Nader Tannous
Phone:	312-977-1382
Fax:	312-977-1380

Signature Page to Credit Agreement (Five-Year Facility)

HSBC BANK USA, N.A.

By	/s/ Matthew McLaurin
	Name:	Matthew McLaurin
	Title:	Director

Domestic Lending Office:
Address:
HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention:	Paul L. Hatton
Phone:	(212) 525-8872
Fax:	(212) 229-5141

Euro and RFR Lending Offices:
HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention:	Paul L. Hatton
Phone:	(212) 525-8872
Fax:	(212) 229-5141

Signature Page to Credit Agreement (Five-Year Facility)

ING BANK N.V., DUBLIN BRANCH

By	/s/ Rosemary Healy
	Name:	Rosemary Healy
	Title:	Director

By	/s/ Rory Fitzgerald
	Name:	Rory Fitzgerald
	Title:	Director

Domestic Lending Office:
ING Bank N.V., Dublin Branch
Block 4, Dundrum Town Centre
Sandyford Road, Dundrum
D16 A4W6, Ireland
Attention:	Suzanne Mulvaney
Phone:	+353-1-638-4015
Fax:	+353-1-638-4050

Euro and RFR Lending Offices:
ING Bank N.V., Dublin Branch
Block 4, Dundrum Town Centre
Sandyford Road, Dundrum
D16 A4W6, Ireland
Attention:	Suzanne Mulvaney
Phone:	+353-1-638-4015
Fax:	+353-1-638-4050

Signature Page to Credit Agreement (Five-Year Facility)

LLOYDS BANK PLC

By	/s/ Vivkar Tiwana
	Name:	Vivkar Tiwana
	Title:	Associate Director

Domestic Lending Office:
Lloyds Bank plc
10 Gresham Street
London, EC2V 7AE, United Kingdom
Attention:	Client Servicing Team
Phone:	+44-131-203-3139
Fax:

Euro and RFR Lending Offices:
Lloyds Bank plc
10 Gresham Street
London, EC2V 7AE, United Kingdom
Attention:	Client Servicing Team
Phone:	+44-131-203-3139
Fax:

Signature Page to Credit Agreement (Five-Year Facility)

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By	/s/ David Perlman
	Name:	David Perlman
	Title:	Authorized Signatory

Domestic Lending Office:
The Toronto-Dominion Bank, New York Branch
31 West 52nd Street
New York, NY 10019
Attention:	Brian Pirotta
Phone:	416-982-7744
Fax:	416-983-0003

Euro and RFR Lending Offices:
The Toronto-Dominion Bank, New York Branch
31 West 52nd Street
New York, NY 10019
Attention:	Brian Pirotta
Phone:	416-982-7744
Fax:	416-983-0003

Signature Page to Credit Agreement (Five-Year Facility)

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Kenneth R. Fieler
	Name:	Kenneth R. Fieler
	Title:	Senior Vice President

Domestic Lending Office:
U.S. Bank National Association
190 S. LaSalle Street, 9th Floor
Chicago, IL 60604
Attention:	James N. DeVries
Phone:	312-325-8885
Fax:	312-325-8754

Euro and RFR Lending Offices:
U.S. Bank National Association
190 S. LaSalle Street, 9th Floor
Chicago, IL 60604
Attention:	James N. DeVries
Phone:	312-325-8885
Fax:	312-325-8754

Signature Page to Credit Agreement (Five-Year Facility)

THE BANK OF NOVA SCOTIA

By	/s/ Kelly Cheng
	Name:	Kelly Cheng
	Title:	Managing Director

Domestic Lending Office:
The Bank of Nova Scotia
44 King Street West
Toronto, ON
M5H1H1, Canada
Attention:	Rachelle Duncan
Phone:	212-225-5705
Fax:	212-225-5709

Euro and RFR Lending Offices:
The Bank of Nova Scotia
44 King Street West-
Toronto, ONT-
M5H1H1, Canada
Attention:	Rachelle Duncan
Phone:	212-225-5705
Fax:	212-225-5709

Signature Page to Credit Agreement (Five-Year Facility)

THE NORTHERN TRUST COMPANY

By	/s/ Keith L. Burson
	Name:	Keith L. Burson
	Title:	Senior Vice President

Domestic Lending Office:
The Northern Trust Company
50 S. LaSalle Street
Chicago, IL 60603
Attention:	Keith L. Burson
Phone:	312-444-3099
Fax:	312-557-1425

Euro and RFR Lending Offices:
The Northern Trust Company
50 S. LaSalle Street
Chicago, IL 60603
Attention:	Keith L. Burson
Phone:	312-444-3099
Fax:	312-557-1425

Signature Page to Credit Agreement (Five-Year Facility)

COMMERZBANK AG, NEW YORK BRANCH

By	/s/ Christine MacInnes
	Name:	Christine MacInnes
	Title:	Director

By	/s/ Jeff Sullivan
	Name:	Jeff Sullivan
	Title:	Director

Domestic Lending Office:
Commerzbank AG, New York Branch
225 Liberty Street
New York, NY 10281-1050
Attention:	Jack Deegan
Phone:	212-266-7646
Fax:	212-266-7565

Euro and RFR Lending Offices:
Commerzbank AG, New York Branch
225 Liberty Street
New York, NY 10281-1050
Attention:	Jack Deegan
Phone:	212-266-7646
Fax:	212-266-7565

Signature Page to Credit Agreement (Five-Year Facility)

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ Cindy Hwee
	Name:	Cindy Hwee
	Title:	Director

Domestic Lending Office:
Sumitomo Mitsui Banking Corporation, New York Branch
277 Park Avenue, 4th Floor
New York, NY 10017
Attention:	Thomas Carroll
Phone:	(212) 829-3657

Euro and RFR Lending Offices:
Sumitomo Mitsui Banking Corporation, New York Branch
277 Park Avenue, 6th Floor
New York, NY 10017
Attention:	Thomas Carroll
Phone:	(212) 829-3657

Signature Page to Credit Agreement (Five-Year Facility)

STANDARD CHARTERED BANK

By	/s/ Vahid Sazegara
	Name:	Vahid Sazegara
	Title:	Executive Director

Domestic Lending Office:
Standard Chartered Bank
1095 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention:	Kevin Fox
Phone:	201-706-5313
Fax:	201-706-6722

Euro and RFR Lending Offices:
Standard Chartered Bank
1095 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention:	Kevin Fox
Phone:	201-706-5313
Fax:	201-706-6722

Signature Page to Credit Agreement (Five-Year Facility)

BANCO SANTANDER, S.A., NEW YORK BRANCH

By	/s/ Andres Barbosa
	Name:	Andres Barbosa
	Title:	Managing Director

By	/s/ Carolina Gutierrez
	Name:	Carolina Gutierrez
	Title:	Executive Director

Domestic Lending Office:
Banco Santander, S.A., New York Branch
437 Madison Ave,
New York, NY 10022
Attention:	Jose M. Rodriguez
Phone:	+1 212-350-3608
Fax:	+1 212-350-3647

Euro and RFR Lending Offices:
Banco Santander, S.A., New York Branch
437 Madison Ave,
New York, NY 10022
Attention:	Jose M. Rodriguez
Phone:	+1 212-350-3608
Fax:	+1 212-350-3647

Signature Page to Credit Agreement (Five-Year Facility)

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Bryan Girouard
	Name:	Bryan Girouard
	Title:	Vice President

Domestic Lending Office:
Wells Fargo Bank, National Association
90 South Seventh Street
N9305-077
Minneapolis, MN 55402
Attention:	Mark Holm
Phone:	612-667-5657
Fax:	612-667-2276

Euro and RFR Lending Offices:
Wells Fargo Bank, National Association
90 South Seventh Street
N9305-077
Minneapolis, MN 55402
Attention:	Mark Holm
Phone:	612-667-5657
Fax:	612-667-2276

Signature Page to Credit Agreement (Five-Year Facility)

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH

By	/s/ Xuan Zhang
	Name:	Xuan Zhang
	Title:	Vice President

By	/s/ Pinyen Shih
	Name:	Pinyen Shih
	Title:	Executive Director

Domestic Lending Office:
Industrial and Commercial Bank of China Limited,
New York Branch
1633 Broadway 28th Floor
New York, NY 10019
Attention:	Loan Admin
Yung Tuen Lee
Phone:	212-238-8279
Fax:	212-956-3631

Euro and RFR Lending Offices:
Industrial and Commercial Bank of China Limited,
New York Branch
1633 Broadway 28th Floor
New York, NY 10019
Attention:	Loan Admin
Yung Tuen Lee
Phone:	212-238-8279
Fax:	212-956-3631

Signature Page to Credit Agreement (Five-Year Facility)

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By	/s/ Cynthia Dioquino
	Name:	Cynthia Dioquino
	Title:	Director

Domestic Lending Office: Australia and New
Zealand Banking Group Limited
277 Park Avenue, 31st Floor
New York, NY 10172
Attention:	Chandan Amarnath
Phone:	(646) 575-3218
Email:	LoanAdminNYC1177AA2@anz.com

Euro and RFR Lending Offices: Australia and New
Zealand Banking Group Limited
277 Park Avenue, 31st Floor
New York, NY 10172
Attention:	Chandan Amarnath
Phone:	(646) 575-3218
Email:	LoanAdminNYC1177AA2@anz.com

Signature Page to Credit Agreement (Five-Year Facility)

KBC BANK N.V.

By	/s/ William Cavanaugh
	Name:	William Cavanaugh
	Title:	Managing Director

By	/s/ Wei-Chun Wang
	Name:	Wei-Chun Wang
	Title:	Managing Director

Domestic Lending Office:
KBC Bank NV, New York Branch
1177 Avenue of the Americas, 39th Floor
New York, NY 10036
Attention:	Credit Services
Phone:	212-541-0787
Email:	kbcloanbackoffice@kbc.be

Euro and RFR Lending Offices:
KBC Bank NV, New York Branch
1177 Avenue of the Americas, 39th Floor
New York, NY 10036
Attention:	Credit Services
Phone:	212-541-0787
Email:	kbcloanbackoffice@kbc.be

Signature Page to Credit Agreement (Five-Year Facility)

CHINA CONSTRUCTION BANK CORPORATION, NEW YORK BRANCH

By	/s/ Xisu Cui
	Name:	Xisu Cui
	Title:	Deputy General Manager

Lending Office:
China Construction Bank Corporation,
New York Branch
1095 Avenue of the Americas
33rd Floor
New York, New York 10036
Attention:	Yida Mai
Telephone:	646-781-2450

Signature Page to Credit Agreement (Five-Year Facility)

WESTPAC BANKING CORPORATION

By	/s/ Daniel Sutton
	Name:	Daniel Sutton
	Title:	Tier Two Attorney

Domestic Lending Office:
Westpac Banking Corporation
390 Park Avenue, 14th Floor
New York, NY 10022
Attention:	Daniel Sutton
Phone:	212-551-1977

Euro and RFR Lending Offices:
Westpac Banking Corporation
390 Park Avenue, 14th Floor
New York, NY 10022
Attention:	Daniel Sutton
Phone:	212-551-1977

Signature Page to Credit Agreement (Five-Year Facility)

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By	/s/ Cara Younger
	Name:	Cara Younger
	Title:	Managing Director

By	/s/ Armen Semizian
	Name:	Armen Semizian
	Title:	Managing Director

Domestic Lending Office:
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas, 44th Floor
New York, NY 10105
Attention:	Giovanni Del Toro
Phone:	212-728-1622
Fax:

Euro and RFR Lending Offices:
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas, 44th Floor
New York, NY 10105
Attention:	Giovanni Del Toro
Phone:	212-728-1622

Signature Page to Credit Agreement (Five-Year Facility)

DBS BANK LTD.

By	/s/ Deborah Goh
	Name:	Deborah Goh
	Title:	Assistant Vice President

Domestic Lending Office:
DBS Bank Ltd.
12 Marina Boulevard Level 44 DBS Asian Central
Marina Bay Financial Centre Tower 3
Singapore 018982

Euro and RFR Lending Offices:
DBS Bank Ltd.
12 Marina Boulevard Level 44 DBS Asian Central
Marina Bay Financial Centre Tower 3
Singapore 018982

Signature Page to Credit Agreement (Five-Year Facility)

ITAU UNIBANCO S.A. – MIAMI BRANCH

By	/s/ Nuno Conceição
	Name:	Nuno Conceição
	Title:	Authorised Signatory

By	/s/ Jorge I. Vera
	Name:	Jorge I. Vera
	Title:	Authorised Signatory

Domestic Lending Office:
ITAU Unibanco S.A., Miami Branch
200 S. Biscayne Blvd., 22nd Floor
Miami, Florida 33131
Attention:	Carina Oliveira
Phone:	+351 21 381 1142
Fax:	+351 21 388 7219
Email:	loans@itaubba.com

Euro and RFR Lending Offices:
ITAU Unibanco S.A., Miami Branch
200 S. Biscayne Blvd., 22nd Floor
Miami, Florida 33131
Attention:	Carina Oliveira
Phone:	+351 21 381 1142
Fax:	+351 21 388 7219
Email:	loans@itaubba.com

Signature Page to Credit Agreement (Five-Year Facility)

SCHEDULE I

COMMITMENTS

BANK	COMMITMENT	REVOLVING CREDIT COMMITMENT
Citibank, N.A.	$413,043,478.26	$387,376,811.26
Bank of America, N.A.	$413,043,478.26	$387,876,812.26
JPMorgan Chase Bank, N.A.	$413,043,478.26	$387,376,811.26
Barclays Bank PLC	$413,043,478.26	$389,543,478.26
MUFG Bank, Ltd.	$413,043,478.26	$338,043,478.26
Société Générale	$413,043,478.26	$389,543,478.26
BNP Paribas	$195,652,173.91	$185,152,174.91
HSBC Bank USA, N.A.	$195,652,173.91	$195,652,173.91
ING Bank N.V. Dublin Branch	$195,652,173.91	$195,652,173.91
Lloyds Bank plc	$195,652,173.91	$188,152,173.91
The Toronto-Dominion Bank, New York Branch	$195,652,173.91	$195,652,173.91
U.S. Bank National Association	$195,652,173.91	$195,652,173.91
Commerzbank AG, New York Branch	$152,173,913.04	$143,673,913.04
The Northern Trust Company	$152,173,913.04	$152,173,913.04
Standard Chartered Bank	$130,434,782.61	$130,434,782.61
Sumitomo Mitsui Banking Corporation	$130,434,782.61	$130,434,782.61
The Bank of Nova Scotia	$130,434,782.61	$130,434,782.61
Wells Fargo Bank, National Association	$130,434,782.61	$130,434,782.61
Australia and New Zealand Banking Group Limited	$65,217,391.31	$65,217,391.31
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$65,217,391.31	$65,217,391.31
Banco Santander, S.A., New York Branch	$65,217,391.31	$65,217,391.31
China Construction Bank Corporation, New York Branch	$65,217,391.31	$65,217,391.31
Industrial and Commercial Bank of China Limited, New York Branch	$65,217,391.31	$65,217,391.31
KBC Bank N.V.	$65,217,391.30	$65,217,391.30
DBS Bank Ltd.	$43,478,260.87	$43,478,260.87
Itau Unibanco S.A., Miami Branch	$43,478,260.87	$43,478,260.87
Westpac Banking Corporation	$43,478,260.87	$43,478,260.87
Total	$5,000,000,000.00	$4,775,000,000.00

SCHEDULE II

COMMITMENT FEE AND APPLICABLE MARGIN TABLE1

Basis for Pricing	Level I	Level II	Level III	Level IV	Level V
	If the Credit Rating for the applicable Borrower is at least AA- by Standard & Poor’s or at least Aa3 by Moody’s	If the Credit Rating for the applicable Borrower is at least A+ by Standard & Poor’s or at least A1 by Moody’s	If the Credit Rating for the applicable Borrower is at least A by Standard & Poor’s or at least A2 by Moody’s	If the Credit Rating for the applicable Borrower is at least A- by Standard & Poor’s or at least A3 by Moody’s	If the Credit Rating for the applicable Borrower is lower than Level IV by Standard & Poor’s and Moody’s
Commitment Fee Rate	0.050%	0.060%	0.070%	0.100%	0.150%
Applicable Margin for Term SOFR Advances	0.625%	0.750%	0.875%	1.000%	1.250%
Applicable Margin for EURIBOR Rate Advances	0.625%	0.750%	0.875%	1.000%	1.250%
Applicable Margin for SONIA Advances	0.625%	0.750%	0.875%	1.000%	1.250%
Applicable Margin for TONAR Advances	0.625%	0.750%	0.875%	1.000%	1.250%
Applicable Margin for Base Rate and Japan Prime Rate Advances	0.000%	0.000%	0.000%	0.000%	0.250%

1    Credit spread adjustments, if any, appear in the applicable interest rate definitions.

EXHIBIT A

FORM OF NOTE

Dated: __________, 20__

FOR VALUE RECEIVED, the undersigned, [Caterpillar Inc./Caterpillar Financial Services Corporation] (the “Borrower”), HEREBY PROMISES TO PAY to the order of
                                                                                                                                                                                                                                                                                                                                                                                  (the “Bank”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of each Advance (as defined below) made by the Bank to the Borrower pursuant to the Credit Agreement (as defined below) on the last day of the Interest Period (as defined in the Credit Agreement) for such Advance.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in the currency and to the office of the Agent specified pursuant to the Credit Agreement, in same day funds. Each Advance made by the Bank to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among the Borrower, [names of the other Borrowers under the Credit Agreement] (together with the Borrower, the “Borrowers”), the Bank and certain other banks parties thereto, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for the Bank and such other banks. The Credit Agreement, among other things, (i) provides for the making of advances (the “Advances”) by the Bank to the Borrowers from time to time in an aggregate amount not to exceed at any time such Bank’s Commitment (as defined in the Credit Agreement) at such time (the indebtedness of the Borrower resulting from each such Advance to the Borrower being evidenced by this Promissory Note), and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States (without regard for conflict of law principles that would result in the application of any law other than the internal law of the State of New York).

[CATERPILLAR INC./CATERPILLAR FINANCIAL SERVICES CORPORATION]

By:
Title:

1

ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL

Date	Type of Advance	Currency and Amount of Advance	Maturity of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2

EXHIBIT B-1

FORM OF NOTICE OF REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below

Citibank, N.A.
One Penns Way, Ops II, Floor 2
New Castle, Delaware 19720
Attention: Lending Agency

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Lisa Stevens Harary

Ladies and Gentlemen:

The undersigned, [Caterpillar Inc./Caterpillar Financial Services Corporation], refers to the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, [names of the other Borrowers under the Credit Agreement], certain Banks parties thereto, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i)            The Business Day of the Proposed Revolving Credit Borrowing is __________, 20__.

(ii)            The Type of Revolving Credit Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [EURIBOR Rate Advances] [Term SOFR] [RFR Advances].

(iii)            The currency of the Proposed Revolving Credit Borrowing is ______.

(iv)            The aggregate amount of the Proposed Revolving Credit Borrowing is $__________.

(v)            The Interest Period (where applicable) for each Advance made as part of the Proposed Revolving Credit Borrowing is [30 days] [_____ month[s]].2

 2    The RFR Interest Payment Date for a requested RFR Advance generally shall be thirty days after the date such RFR Advance is made (subject to the terms set forth in the definition of RFR Interest Payment Date and otherwise set forth in this Agreement).

1

(vi)            The proceeds of the Proposed Revolving Credit Borrowing should be remitted in same day funds to [Account Number, Bank Name, Account Name, ______].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

(A)            the representations and warranties contained in Section 4.01 [(excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof)]3 [(excluding those contained in the second sentence of subsection (e) thereof)]4 [and Section 4.02]5 are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B)            no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default with respect to any Borrower [or would constitute an Event of Default with respect to any Borrower but for the requirement that notice be given or time elapse or both]6.

Very truly yours,

[CATERPILLAR INC./CATERPILLAR FINANCIAL SERVICES CORPORATION]

By:
Title:

3    To be included in Notices of Revolving Credit Borrowing pursuant to Section 3.02, unless Section 3.03 shall apply.

4    To be included in Notices of Revolving Credit Borrowing pursuant to Section 3.03.

5    To be included in Notices of Revolving Credit Borrowing from CFSC.

6    To be included in Notices of Revolving Credit Borrowing pursuant to Section 3.03.

2

EXHIBIT B-2-a

FORM OF NOTICE OF CIF LOCAL CURRENCY BORROWING

Citibank Europe plc, UK Branch, as CIF Local Currency Agent
Citigroup Centre
16th Floor
Canary Wharf
London, United Kingdom
E14 5LB
Attention: Karen Hall, Sona Sharma, Amir Hussain
Email Addresses: Karen.hall@citi.com, sona.sharma@citi.com, amir.hussain@citi.com

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
One Penns Way, Ops II, Floor 2
New Castle, Delaware 19720
Attention: Lending Agency

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Lisa Stevens Harary

Ladies and Gentlemen:

The undersigned, Caterpillar International Finance Designated Activity Company, refers to (1) the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, Caterpillar Inc., Caterpillar Financial Services Corporation (“CFSC”), Caterpillar Finance Kabushiki Kaisha, Caterpillar International Finance Luxembourg S.à r.l., certain Banks parties thereto, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and (2) the CIF Local Currency Addendum dated as of August 28, 2025, among the undersigned, CFSC, the Local Currency Banks party thereto, and Citibank Europe plc, UK Branch as the CIF Local Currency Agent (the “Addendum”). The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.03B of the Credit Agreement and the Addendum that the undersigned hereby requests a Local Currency Borrowing under the Credit Agreement and the Addendum, and in that connection sets forth below the information relating to such Local Currency Borrowing (the “Proposed Borrowing”) as required by Section 2.03B of the Credit Agreement:

(i)            The Business Day of the Proposed Borrowing is __________, 20__.

1

(ii)            The currency of the Proposed Borrowing is ________.

(iii)            The aggregate amount of the Proposed Borrowing is __________.

(iv)            The Interest Period (where applicable) for each Advance made as part of the Proposed Borrowing is _____ month[s].7

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)            the representations and warranties contained in Section 4.01 [(excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof)]8 [(excluding those contained in the second sentence of subsection (e) thereof)]9 and Section 4.02 are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B)            no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default with respect to any Borrower [or would constitute an Event of Default with respect to any Borrower but for the requirement that notice be given or time elapse or both] 10.

Very truly yours,

CATERPILLAR INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY

By:
Title:

7    The RFR Interest Payment Date for a requested RFR Advance generally shall be thirty days after the date such RFR Advance is made (subject to the terms set forth in the definition of RFR Interest Payment Date and otherwise set forth in this Agreement).

8    To be included in Notices of Borrowing pursuant to Section 3.02, unless Section 3.03 shall apply.

9    To be included in Notices of Borrowing pursuant to Section 3.03.

10  To be included in Notices of Borrowing pursuant to Section 3.03.

2

EXHIBIT B-2-b

FORM OF NOTICE OF CIF LUX LOCAL CURRENCY BORROWING

Citibank Europe plc, UK Branch, as CIF LUX Local Currency Agent
Citigroup Centre
16th Floor
Canary Wharf
London, United Kingdom
E14 5LB
Attention: Karen Hall, Sona Sharma, Amir Hussain
Email Addresses: Karen.hall@citi.com, sona.sharma@citi.com, amir.hussain@citi.com

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below

One Penns Way, Ops II, Floor 2

New Castle, Delaware 19720

Attention: Lending Agency

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Lisa Stevens Harary

Ladies and Gentlemen:

The undersigned, Caterpillar International Finance Luxembourg S.à r.l., refers to (1) the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, Caterpillar Inc., Caterpillar Financial Services Corporation (“CFSC”), Caterpillar Finance Kabushiki Kaisha, Caterpillar International Finance Designated Activity Company, certain Banks parties thereto, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and (2) the CIF LUX Local Currency Addendum dated as of August 28, 2025, among the undersigned, CFSC, the Local Currency Banks party thereto, and Citibank Europe plc, UK Branch as the CIF LUX Local Currency Agent (the “Addendum”). The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.03B of the Credit Agreement and the Addendum that the undersigned hereby requests a Local Currency Borrowing under the Credit Agreement and the Addendum, and in that connection sets forth below the information relating to such Local Currency Borrowing (the “Proposed Borrowing”) as required by Section 2.03B of the Credit Agreement:

3

(i)            The Business Day of the Proposed Borrowing is __________, 20__.

(ii)            The currency of the Proposed Borrowing is ________.

(iii)            The aggregate amount of the Proposed Borrowing is __________.

(iv)            The Interest Period (where applicable) for each Advance made as part of the Proposed Borrowing is _____ month[s].11

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)            the representations and warranties contained in Section 4.01 [(excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof)]12 [(excluding those contained in the second sentence of subsection (e) thereof)]13 and Section 4.02 are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B)            no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default with respect to any Borrower [or would constitute an Event of Default with respect to any Borrower but for the requirement that notice be given or time elapse or both]14.

Very truly yours,

CATERPILLAR INTERNATIONAL FINANCE LUXEMBOURG S.À R.L.

By
Title:

11    The RFR Interest Payment Date for a requested RFR Advance generally shall be thirty days after the date such RFR Advance is made (subject to the terms set forth in the definition of RFR Interest Payment Date and otherwise set forth in this Agreement).

12    To be included in Notices of Borrowing pursuant to Section 3.02, unless Section 3.03 shall apply.

13    To be included in Notices of Borrowing pursuant to Section 3.03.

14    To be included in Notices of Borrowing pursuant to Section 3.03.

4

EXHIBIT B-3

FORM OF NOTICE OF JAPAN LOCAL CURRENCY BORROWING

MUFG Bank, Ltd.,
as Japan Local Currency Agent
Osaka Corporate Banking Group
Osaka Corporate Banking Division No. 3, Corporate Banking Department No. 3
3-5-6, Fushimimachi, Chuo-ku, Osaka-shi, Osaka 541-8530, Japan
Attention: Mr. Yuto Takagi

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
One Penns Way, Ops II, Floor 2
New Castle, Delaware 19720
Attention: Lending Agency

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Lisa Stevens Harary

Ladies and Gentlemen:

The undersigned, Caterpillar Finance Kabushiki Kaisha, refers to (1) the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, Caterpillar Inc., Caterpillar Financial Services Corporation (“CFSC”), Caterpillar International Finance Designated Activity Company, Caterpillar International Finance Luxembourg S.à r.l., certain Banks parties thereto, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and (2) the Japan Local Currency Addendum dated as of August 28, 2025, among the undersigned, CFSC, the Japan Local Currency Banks party thereto, and MUFG Bank, Ltd., as Japan Local Currency Agent (the “Addendum”). The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.03D of the Credit Agreement and the Addendum that the undersigned hereby requests a Japan Local Currency Borrowing under the Credit Agreement and the Addendum, and in that connection sets forth below the information relating to such Japan Local Currency Borrowing (the “Proposed Borrowing”) as required by Section 2.03D of the Credit Agreement:

1

(i)            The Business Day of the Proposed Borrowing is __________, 20__. This [is] [is not] a same-day Borrowing request.15

(ii)            The Type of Japan Local Currency Advances comprising the Proposed Borrowing is [Japan Base Rate Advances] [TONAR Advances].

(iii)            The aggregate amount of the Proposed Borrowing is $_____________.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)            the representations and warranties contained in Section 4.01 [(excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof)]16 [(excluding those contained in the second sentence of subsection (e) thereof)]17 and Section 4.02 are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B)            no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default with respect to any Borrower [or would constitute an Event of Default with respect to any Borrower but for the requirement that notice be given or time elapse or both] 18.

Very truly yours,

CATERPILLAR FINANCE KABUSHIKI KAISHA

By:
Title:

15    The RFR Interest Payment Date for a requested RFR Advance generally shall be thirty days after the date such RFR Advance is made (subject to the terms set forth in the definition of RFR Interest Payment Date and otherwise set forth in this Agreement).

16    To be included in Notices of Borrowing pursuant to Section 3.02, unless Section 3.03 shall apply.

17    To be included in Notices of Borrowing pursuant to Section 3.03.

18    To be included in Notices of Borrowing pursuant to Section 3.03.

2

EXHIBIT B-4

FORM OF NOTICE OF ALLOCATION

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
One Penns Way, Ops II, Floor 2
New Castle, Delaware 19720
Attention: Lending Agency

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Lisa Stevens Harary

Ladies and Gentlemen:

The undersigned, Caterpillar Inc., as Borrower Agent on behalf of itself, Caterpillar Financial Services Corporation, Caterpillar International Finance Designated Activity Company,- Caterpillar International Finance Luxembourg S.à r.l. and Caterpillar Finance Kabushiki Kaisha (the “Borrowers”), refers to the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrowers, certain Banks parties thereto, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and hereby gives you notice, pursuant to Section 2.01(b) of the Credit Agreement that the Borrowers request a re-allocation of the Total Commitment, and in that connection sets forth below the information relating to such re-allocation as required by Section 2.01(b) of the Credit Agreement:

(i)            The Business Day of the proposed re-allocation is ________, 20__.

(ii)            The Allocation for each of Caterpillar Inc. and Caterpillar Financial Services Corporation after giving effect to such re-allocation is as follows:

Borrower	Allocation

Caterpillar Inc.	$

Caterpillar Financial Services Corporation	$

Very truly yours,

CATERPILLAR INC.

By:
Title:

1

EXHIBIT B-5

FORM OF NOTICE OF BANK ADDITION

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
One Penns Way, Ops II, Floor 2
New Castle, Delaware 19720
Attention: Lending Agency

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Lisa Stevens Harary

Ladies and Gentlemen:

The undersigned, Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance Designated Activity Company, Caterpillar Finance Kabushiki Kaisha and Caterpillar International Finance Luxembourg S.à r.l. (the “Borrowers”), refer to the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrowers, certain Banks parties thereto, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and hereby give you notice, pursuant to Section 2.05(c) of the Credit Agreement that the Borrowers request a Bank Addition, and in that connection set forth below the information relating to such proposed Bank Addition (the “Proposed Bank Addition”) as required by Section 2.05(c) of the Credit Agreement:

(i)            The Business Day of the Proposed Bank Addition is ________, 20__.

(ii)            The name and address of the proposed Added Bank are as follows:

______________________________
______________________________
______________________________

(iii)            The amount of the Commitment of the proposed Added Bank, after giving effect to the Proposed Bank Addition, would be $__________.

1

Very truly yours,

CATERPILLAR INC.

By:
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:
Title:

CATERPILLAR INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY

By:
Title:

CATERPILLAR FINANCE KABUSHIKI KAISHA

By:
Title:

CATERPILLAR INTERNATIONAL FINANCE LUXEMBOURG S.À R.L.

By:
Title:

2

EXHIBIT C-1

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated _______________, 20__

Reference is made to the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance Designated Activity Company, Caterpillar International Finance Luxembourg S.à r.l. and Caterpillar Finance Kabushiki Kaisha (the “Borrowers”), the Banks (as defined in the Credit Agreement), Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for the Banks (the “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.

_____________ (the “Assignor”) and ___________________ (the “Assignee”) agree as follows:

1.            The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest specified on Schedule 1 hereto in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, such percentage interest in (i) the Assignor’s Commitment and Revolving Credit Commitment, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) are in the dollar amounts specified as the Assignor’s Commitment and Revolving Credit Commitment on Schedule 1 hereto, which Commitment is allocated between Caterpillar and CFSC, the Assignor’s Allocated Commitment for each such Borrower as of the date hereof being set forth on Schedule 1 hereto; [(ii) the Assignor’s [CIF Local Currency Commitment] [CIF LUX Local Currency Commitment] [Japan Local Currency Commitment], which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the Assignor’s [CIF Local Currency Commitment] [CIF LUX Local Currency Commitment] [Japan Local Currency Commitment] on Schedule 1 hereto;]19 [(ii)/(iii)] the aggregate outstanding principal amount of Advances owing to the Assignor by each Borrower, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the aggregate outstanding principal amount of Advances owing to the Assignor from such Borrower on Schedule 1 hereto; and [(iii)/(iv)] the Notes, if any, held by the Assignor.

19   Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.

1

2.            The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, each Local Currency Addendum, the Japan Local Currency Addendum or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, each Local Currency Addendum, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement, each Local Currency Addendum, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes, if any, referred to in paragraph 1 above and requests that the Agent exchange each such Note from each Borrower for a new Note executed by such Borrower payable to the order of the Assignee or new Notes executed by such Borrower payable to the order of the Assignee and the Assignor, as applicable.

3.            Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless a later date therefor is specified on Schedule 1 hereto (the “Effective Date”).

4.            Upon such acceptance by the Agent, as of the Effective Date, (i) the Assignee shall, in addition to the rights and obligations under the Credit Agreement [and the [CIF Local Currency Addendum] [CIF LUX Local Currency Addendum] [Japan Local Currency Addendum]]20 held by it immediately prior to the Effective Date, have the rights and obligations under the Credit Agreement [and the [CIF Local Currency Addendum] [CIF LUX Local Currency Addendum] [Japan Local Currency Addendum]]21 that have been assigned to it pursuant to this Assignment and Acceptance and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement [and the [CIF Local Currency Addendum] [CIF LUX Local Currency Addendum] [Japan Local Currency Addendum]]22.

20    Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.

21    Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.

22    Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.

2

5.            Upon such acceptance by the Agent, from and after the Effective Date, the Agent [and the [Local Currency Agent] [Japan Local Currency Agent]]23 shall make all payments under the Credit Agreement [,the [CIF Local Currency Addendum] [CIF LUX Local Currency Addendum] [Japan Local Currency Addendum]]24 and the Notes, if any, in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and Commitment Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement [, the [CIF Local Currency Addendum] [CIF LUX Local Currency Addendum] [Japan Local Currency Addendum]]25 and the Notes, if any, for periods prior to the Effective Date directly between themselves.

6.            This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York (without regard for conflict of law principles that would result in the application of any law other than the internal law of the State of New York).

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

23    Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.

24    Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.

25    Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.

3

Schedule 1
to
Assignment and Acceptance
Dated                         , 20

Section 1.

Percentage Interest:	%

Assignor’s Commitment:	$

Assignor’s Revolving Credit Commitment:	$

[Assignor’s CIF Local Currency Commitment:]	$

[Assignor’s CIF LUX Local Currency Commitment:]	$

[Assignor’s Japan Local Currency Commitment:]	$

(a) Allocated Commitment to Caterpillar	$

(b) Allocated Commitment to CFSC	$

Aggregate Outstanding Principal

Amount of Revolving Credit Advances owing to the Assignor by:

(a) Caterpillar	$

(b) CFSC	$

[Amount of CIF Local Currency Advances owing to the Assignor]	$

[Amount of CIF LUX Local Currency Advances owing to the Assignor]	$

[Amount of Japan Local Currency Advances owing to the Assignor]	$

1

Section 2.

Notes, if any, payable to the order of the Assignee

(a) Borrower: Caterpillar

Dated: , 20

(b) Borrower: CFSC

Dated: , 20

Notes, if any, payable to the order of the Assignor

(a) Borrower: Caterpillar

Dated: , 20

(b) Borrower: CFSC

Dated: , 20

Section 3.

Effective Date [26]:	, 20

Section 4.

Domestic Lending Office

Euro Lending Office

RFR Lending Office

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

26      This date should be no earlier than the date of acceptance by the Agent.

2

Consented to and Accepted this day
of , 20

[NAME OF AGENT], as Agent

By:
Title:

[NAME OF CIF LOCAL CURRENCY AGENT], as CIF Local Currency Agent

By:
Title:

[NAME OF CIF LUX LOCAL CURRENCY AGENT], as CIF LUX Local Currency Agent

By:
Title:

[NAME OF JAPAN LOCAL CURRENCY AGENT], as Japan Local Currency Agent

By:
Title

3

Agreed to this day
of , 20 [27]

CATERPILLAR INC.

By:
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:
Title:

27    To be included when consent of the Borrowers is required pursuant to Section 8.07(a)(i).

1

EXHIBIT C-2

FORM OF ASSUMPTION AND ACCEPTANCE

Dated _______________, 20__

Reference is made to the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance Designated Activity Company, Caterpillar International Finance Luxembourg S.à r.l. and Caterpillar Finance Kabushiki Kaisha (the “Borrowers”), the Banks (as defined in the Credit Agreement), Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Bank and Citibank, N.A., as Agent for the Banks (the “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.

The Borrowers and ___________________ (the “Added Bank”) agree as follows:

1.            The Borrowers have requested the Added Bank to [become a Bank under the Credit Agreement and to accept and make a Commitment and Revolving Credit Commitment [and [CIF Local Currency Commitment] [CIF LUX Local Currency Commitment] [Japan Local Currency Commitment]] under the Credit Agreement in the amounts set forth on Schedule 1 hereto]28 [increase its Commitment and Revolving Credit Commitment [and [CIF Local Currency Commitment] [CIF LUX Local Currency Commitment] [Japan Local Currency Commitment]] under the Credit Agreement to the amounts set forth on Schedule 1 hereto]29 and the Added Bank has agreed to so [become a Bank and accept and make a Commitment and Revolving Credit Commitment [and [CIF Local Currency Commitment] [CIF LUX Local Currency Commitment] [Japan Local Currency Commitment]] under the Credit Agreement in such amounts]30 [increase its Commitment and Revolving Credit Commitment [and [CIF Local Currency Commitment] [CIF LUX Local Currency Commitment] [Japan Local Currency Commitment]] under the Credit Agreement to such amounts].31 The Added Bank agrees, upon the Effective Date of this Assumption and Acceptance, to purchase a participation in any Revolving Credit Advances [[CIF Local Currency Advances] [CIF LUX Local Currency Advances] [Japan Local Currency Advances]] which are outstanding on the Effective Date in the amount determined pursuant to Section 2.05(d) of the Credit Agreement.

2.            The Added Bank hereby acknowledges and agrees that neither the Agent nor any Bank (i) has made any representation or warranty, nor assumed any responsibility, with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, each Local Currency Addendum, the Japan Local Currency Addendum, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, each Local Currency Addendum, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto; or (ii) has made any representation or warranty, nor assumed any responsibility, with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement, each Local Currency Addendum, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto.

28 To be used if the Added Bank is not already a Bank under the Credit Agreement.

29 To be used if the Added Bank is already a Bank under the Credit Agreement.

30 To be used if the Added Bank is not already a Bank under the Credit Agreement.

31 To be used if the Added Bank is already a Bank under the Credit Agreement.

1

3.            Following the execution of this Assumption and Acceptance by the Added Bank and the Borrowers, it will be delivered to the Agent for acceptance by the Agent. The effective date of this Assumption and Acceptance shall be the date of acceptance thereof by the Agent, unless a later date therefor is specified on Schedule 1 hereto (the “Effective Date”).

4.            Upon such acceptance by the Agent, as of the Effective Date, (i) the Added Bank shall, in addition to the rights and obligations under the Credit Agreement held by it immediately prior to the Effective Date, if any, have the rights and obligations under the Credit Agreement that have been assumed by it pursuant to this Assumption and Acceptance.

5.            Upon such acceptance by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes, if any, in respect of the Commitment and Revolving Credit Commitment [and CIF Local Currency Commitment] [and CIF LUX Local Currency Commitment] [and Japan Local Currency Commitment] assumed hereby (including, without limitation, all payments of principal, interest and Commitment Fees with respect thereto) to the Added Bank.

6.            This Assumption and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York (without regard for conflict of law principles that would result in the application of any law other than the internal law of the State of New York).

IN WITNESS WHEREOF, the Added Bank and the Borrowers have caused this Assumption and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

2

Schedule 1
to
Assumption and Acceptance
Dated __________, 20__

Section 1.

Added Bank’s Commitment after giving effect to this Assumption and Acceptance:	$_________

Added Bank’s Revolving Credit Commitment after giving effect to this Assumption and Acceptance:	$_________

[Added Bank’s CIF Local Currency Commitment after giving effect to this Assumption and Acceptance:	$_________]

[Added Bank’s CIF LUX Local Currency Commitment after giving effect to this Assumption and Acceptance:	$_________]

[Added Bank’s Japan Local Currency Commitment after giving effect to this Assumption and Acceptance:	$_________]

Section 2.

Effective Date [32]:	________, 20__

Section 3.

Domestic Lending Office	______________

Euro Lending Office	______________

RFR Lending Office	______________

[Local Currency Lending Office	______________]

[Japan Local Currency Lending Office	______________]

32 This date should be no earlier than the date of acceptance by the Agent.

1

CATERPILLAR INC.

By:
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:
Title:

CATERPILLAR INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY

By:
Title:

CATERPILLAR FINANCE KABUSHIKI KAISHA

By:
Title:

CATERPILLAR INTERNATIONAL FINANCE LUXEMBOURG S.À R.L.

By:
Title:

2

[NAME OF ADDED BANK]

By:
Title:

Accepted this _____ day of _________________, 20__

[NAME OF AGENT]

By:
Title:

3

EXHIBIT D

FORM OF OPINION OF COUNSEL
FOR EACH OF CATERPILLAR AND CFSC

[Closing Date]

To the Banks listed on Schedule I hereto
and to Citibank, N.A., as Agent[, Citibank
Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent,
and MUFG Bank, Ltd., as Japan Local Currency Agent]

Re:  [Name of Applicable Borrower]

Ladies and Gentlemen:

I am in-house counsel for [Name of Applicable Borrower], a Delaware corporation (the “Borrower”), and give this opinion pursuant to Section 3.01(d) of the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025 (the “Credit Agreement”), among the Borrower, [Caterpillar Inc./Caterpillar Financial Services Corporation], Caterpillar International Finance Designated Activity Company, Caterpillar Finance Kabushiki Kaisha, Caterpillar International Finance Luxembourg S.à r.l., the Banks parties thereto, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks. Terms defined in the Credit Agreement are used herein as therein defined.

I have examined the Credit Agreement; [each Local Currency Addendum; the Japan Local Currency Addendum;] the documents furnished by the Borrower pursuant to Article III of the Credit Agreement; the [[Restated] Certificate of Incorporation] of the Borrower and any amendments thereto, as currently in effect (the “Charter”); and the [bylaws] of the Borrower and any amendments thereto, as currently in effect (the “Bylaws”). In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials, and agreements, instruments and other documents, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion letter.

In rendering my opinion, I have assumed the due authorization, execution and delivery of each document referred to herein by all parties to such document other than the Borrower.

Based upon the foregoing, and subject to the comments and qualifications set forth below, it is my opinion that:

1.            The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing as a foreign corporation in each of the jurisdictions listed in Schedule II to this opinion letter.

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2.            The execution, delivery and performance by the Borrower of the Credit Agreement [, each Local Currency Addendum, the Japan Local Currency Addendum]33 and the Notes to be executed by it are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under (i) the Charter or the Bylaws or (ii) in any material respect, the General Corporation Law of the State of Delaware or any United States Federal or [Tennessee]34 law, rule or regulation applicable to the Borrower (I express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws), (iii) any agreement filed as an exhibit to the Borrower’s annual report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on [DATE], or any agreement filed or incorporated by reference as an exhibit to a filing of the Borrower under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, with the Commission from [DATE] up to and including the date hereof, or (iv) any material judgment, injunction order or decree binding upon the Borrower.

3.            No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the United States[,][or] the State of Delaware35 that in my experience would normally be applicable to general business entities is required for the execution, delivery and performance by the Borrower of the Credit Agreement [, each Local Currency Addendum, the Japan Local Currency Addendum]36 and the Notes to be executed by it (but I express no opinion relating to any state securities or Blue Sky laws).

4.            The Credit Agreement [, each Local Currency Addendum, the Japan Local Currency Addendum]37 and its Notes have been duly executed and delivered by a duly authorized officer of the Borrower. Assuming that the Agent, each Local Currency Agent, the Japan Local Currency Agent, and each Bank party to the Credit Agreement as of the date hereof have duly executed and delivered the Credit Agreement and that each such Bank has notified the Agent that such Bank has executed the Credit Agreement, [, and assuming that (x) each Local Currency Agent and each Local Currency Bank party to each Local Currency Addendum as of the date hereof have duly executed and delivered such Local Currency Addendum and that each such Local Currency Bank has notified the Agent that such Local Currency Bank has executed such Local Currency Addendum and (y) the Japan Local Currency Agent and each Japan Local Currency Bank party to the Japan Local Currency Addendum as of the date hereof have duly executed and delivered the Japan Local Currency Addendum and that each such Japan Local Currency Bank has notified the Agent that such Japan Local Currency Bank has executed the Japan Local Currency Addendum] the Credit Agreement is, [each Local Currency Addendum is, the Japan Local Currency Addendum is,] the Notes executed and delivered by the Borrower on or prior to the date hereof are, and any other Notes when executed and delivered by the Borrower pursuant to the terms of the Credit Agreement will be, the valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.38

33 For CFSC opinion.

34 External counsel to provide all New York law opinions.

35 External counsel to provide all New York law opinions.

36 For CFSC opinion.

37 For CFSC opinion.

38 External counsel to provide all New York law opinions.

2

5.            There is no pending or, to my actual knowledge, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which purports to affect the legality, validity or enforceability of the Credit Agreement [, each Local Currency Addendum, the Japan Local Currency Addendum,] or any Note or which is reasonably likely to materially adversely affect (i) the financial condition or operations of the Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Credit Agreement [, each Local Currency Addendum, the Japan Local Currency Addendum] and the Notes to be executed by it.

Insofar as the foregoing opinions relate to the valid existence and good standing of the Borrower, they are based solely on the certificates from public officials attached hereto as Exhibit A. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Borrower, such opinions are subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (ii) limitations under applicable law or public policy on waivers of rights or defenses.

I express no opinion as to (i) Sections 2.13 and 8.05 of the Credit Agreement, insofar as they provide that any Bank purchasing a participation from another Bank pursuant thereto may exercise set-off or similar rights with respect to such participation or that any Affiliate of a Bank may exercise set-off or similar rights with respect to such Bank’s claims under the Credit Agreement or the Notes; (ii) Section 2.12(c), 7.09 or 8.04(c), to the extent that any such section may be construed as requiring indemnification with respect to a claim, damage, liability or expense incurred as a result of any violation of law by a Bank[,][or] the Agent [any Local Currency Agent or the Japan Local Currency Agent]; (iii) Section 8.08(c) of the Credit Agreement [or any comparable provisions of the Japan Local Currency Addendum or any Local Currency Addendum], insofar as [any] such provision relates to the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to the Credit Agreement; or (iv) Sections 8.10 or 8.12, [or ]the last sentence of Section 8.08(b) of the Credit Agreement[or any comparable provisions of the Japan Local Currency Addendum or any Local Currency Addendum] or (v) clauses (B) and (C) of Section 8.08(c) of the Credit Agreement, insofar as either such clause relates to the submission to jurisdiction in any Illinois State or United States federal court sitting in Chicago, Illinois (and any appellate court hearing appeals from any such court) or any United States federal court sitting in Nashville, Tennessee (and any appellate court hearing appeals from any such court), as applicable.

[For Caterpillar Inc.:] [In rendering the opinion in numbered paragraph 2, I have assumed that to the extent any document referred to in clause (iii) of numbered paragraph 2 is governed by the law of a jurisdiction other than those referred to in the following paragraph, such document would be interpreted in accordance with its plain meaning.]

[The foregoing opinions are limited to the federal law of the United States of America, the law of the State of [Tennessee] and the General Corporation Law of the State of Delaware.]

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This opinion letter is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly set forth herein. The opinions expressed herein are being delivered to you as of the date hereof in connection with the transactions described hereinabove and are solely for your benefit in connection with the transactions described hereinabove and may not be relied on, used, circulated, quoted or otherwise referred to in any manner or for any purpose by any other Person, nor any copies published, communicated or otherwise made available in whole or in part to any other Person without my specific prior written consent, except that (A) you may furnish copies hereof, (i) to your independent auditors and attorneys, (ii) upon the request of any state or federal authority or official having regulatory jurisdiction over you, (iii) pursuant to order or legal process of any court or governmental agency and (iv) to any of your permitted or prospective assigns and/or participants in respect of the Credit Agreement, the Japan Local Currency Addendum and any Local Currency Addendum and (B) assignees that become Banks party to the Credit Agreement pursuant to Section 8.07 thereof may rely on this opinion as if addressed to them on the date hereof, on the condition and understanding that (i) this opinion letter speaks only as of the date hereof as described below and (ii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time such person becomes an assignee, including any changes in law, facts or any other developments known to or reasonably knowable by such person at such time. I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

4

Schedule I

5

Schedule II

[Caterpillar Inc.

Alabama

Arizona

California

Georgia

Illinois

Indiana

Kentucky

Minnesota

Mississippi

Nebraska

North Carolina

South Carolina

Tennessee

Texas

Virginia

Wisconsin]

[Cat Financial

Tennessee]

1

Exhibit A

Good Standing Certificates

See attached.

2

EXHIBIT E

[RESERVED]

EXHIBIT F-1

FORM OF COMPLIANCE CERTIFICATE
CATERPILLAR INC.

To:	The Banks which are parties to the Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance Designated Activity Company, Caterpillar International Finance Luxembourg S.à r.l. and Caterpillar Finance Kabushiki Kaisha (collectively, the “Borrowers”), the Banks party thereto, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Agent and Citibank, N.A., as agent for the Banks. Capitalized terms used and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.            I am the duly elected ______________ of Caterpillar Inc. (the “Borrower”).

2.            I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.            The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default with respect to the Borrower during or at the end of the accounting period covered by the attached financial statements or as of the date hereof.

4.            As required pursuant to Section 5.03 of the Agreement, the Borrower’s Consolidated Net Worth, as of the end of the accounting period covered by the attached financial statements, is at least $9,000,000,000 as shown below.

(a)	Consolidated Net Worth	$__________

(i)	Stockholders’ equity	$__________

(ii)	Accumulated Other Comprehensive Income	$__________

(iii)	Pension and other post-retirement benefits balance within Accumulated Other Comprehensive Income	$__________

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The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 20__.

CATERPILLAR INC.

By:
Name:
Title:

2

EXHIBIT F-2

FORM OF COMPLIANCE CERTIFICATE
CATERPILLAR FINANCIAL SERVICES CORPORATION

To:	The Banks which are parties to the Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance Designated Activity Company, Caterpillar International Finance Luxembourg S.à r.l. and Caterpillar Finance Kabushiki Kaisha (collectively, the “Borrowers”), the Banks party thereto, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, Citibank, N.A., as agent for the Banks. Capitalized terms used and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.            I am the duly elected ______________ of Caterpillar Financial Services Corporation (the “Borrower”).

2.            I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.            The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default with respect to the Borrower during or at the end of the accounting period covered by the attached financial statements or as of the date hereof.

4.            As required pursuant to Section 5.04(a) of the Agreement, the Borrower’s ratio (the “Leverage Ratio”) of CFSC Consolidated Debt to CFSC’s Consolidated Net Worth, equal to the average of the Leverage Ratios as determined on the last day of each of the six preceding calendar months, as of the end of the accounting period covered by the attached financial statements, is not greater than 10.0 to 1, as shown below.

(a)	CFSC Consolidated Debt*	$__________

(b)	CFSC’s Consolidated Net Worth*	$__________

(c)	Leverage Ratio (6-month moving average)	__________

(d)	Leverage Ratio (at December 31, 20__)	___________

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* At end of current accounting period

5.            As required pursuant to Section 5.04(b) of the Agreement, the ratio, for CFSC and its Subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles, of (1) profit excluding income taxes, Interest Expense and Net Gain/(Loss) From Interest Rate Derivatives to (2) Interest Expense, computed at the end of the fiscal quarter for which this Certificate is delivered, for the prior four consecutive fiscal quarter period ending on such date, is not less than 1.15 to 1, as shown below.

(a)	Profit excluding income taxes, Interest Expense and excluding Net Gain/(Loss) From Interest Rate Derivatives	$__________

(b)	Interest Expense	$__________

(c)	Ratio of profit excluding income taxes, Interest Expense and Net Gain/(Loss) From Interest Rate Derivatives to Interest Expenses (a÷b)	__________

The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 20__.

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:
Name:
Title:

2

EXHIBIT G-1

FORM OF CIF LOCAL CURRENCY ADDENDUM (FIVE-YEAR FACILITY)

CIF LOCAL CURRENCY ADDENDUM, dated as of August 28, 2025, to the Credit Agreement (as defined below), among Caterpillar Financial Services Corporation, Caterpillar International Finance Designated Activity Company, the Local Currency Banks (as defined below), Citibank, N.A., as Agent, and Citibank Europe plc, UK Branch, as CIF Local Currency Agent.

ARTICLE I

Definitions

SECTION 1.01         Defined Terms. As used in this Addendum, the following terms shall have the meanings specified below:

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance Designated Activity Company, Caterpillar Finance Kabushiki Kaisha, Caterpillar International Finance Luxembourg S.à r.l., the financial institutions from time to time party thereto as Banks, Citibank, N.A., as Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, and Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, as the same may be amended, waived, modified or restated from time to time.

“Local Currency Advance” means any Advance, denominated in Pounds Sterling, Euro, or any other Agreed Currency which CIF requests the Local Currency Banks to include as a Local Currency and which is reasonably acceptable to the Local Currency Banks, made to CIF pursuant to Sections 2.03A and 2.03B of the Credit Agreement and this Addendum. A Local Currency Advance shall bear interest at the rate specified in Schedule II.

“Local Currency Bank” means each Bank listed on the signature pages of this Addendum or which becomes a party hereto pursuant to an Assignment and Acceptance or an Assumption and Acceptance.

SECTION 1.02         Terms Generally. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.

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ARTICLE II

The Credits

SECTION 2.01         Local Currency Advances.

(a)            This Addendum (as the same may be amended, waived, modified or restated from time to time) is the “CIF Local Currency Addendum” as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by or are inconsistent with this Addendum, in which case this Addendum shall control.

(b)            Any modifications to the interest payment dates, Interest Periods, interest rates and any other special provisions applicable to Local Currency Advances under this Addendum are set forth on Schedule II. If Schedule II states “None” or “Same as Credit Agreement” with respect to any item listed thereon, then the corresponding provisions of the Credit Agreement, without modification, shall govern this Addendum and the Local Currency Advances made pursuant to this Addendum.

(c)            Any special borrowing procedures or funding arrangements for Local Currency Advances under this Addendum, any provisions for the issuance of promissory notes to evidence the Local Currency Advances made hereunder and any additional information requirements applicable to Local Currency Advances under this Addendum are set forth on Schedule III. If no such special procedures, funding arrangements, provisions or additional requirements are set forth on Schedule III, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum.

SECTION 2.02         Maximum Borrowing Amounts.

(a)            The Total CIF Local Currency Commitment, and the CIF Local Currency Commitment and the Same Day CIF Local Currency Commitment for each Local Currency Bank party to this Addendum as of the date hereof, are set forth on Schedule I; provided, that the aggregate Dollar Amount available to be borrowed under this Addendum and the CIF LUX Local Currency Addendum shall not exceed $1,000,000,000.

(b)            Upon at least five (5) Business Days prior irrevocable written notice to the Agent, the CIF Local Currency Agent and the Local Currency Banks, CIF may from time to time permanently reduce the Total CIF Local Currency Commitment under this Addendum in whole, or in part ratably among the Local Currency Banks, in an aggregate minimum Dollar Amount of $10,000,000, and integral multiples of $1,000,000 in excess thereof; provided, however, that the amount of the Total CIF Local Currency Commitment may not be reduced below the aggregate principal amount of the outstanding Local Currency Advances with respect thereto. Any such reduction shall be allocated pro rata among all the Local Currency Banks party to this Addendum by reference to their CIF Local Currency Commitments.

2

ARTICLE III

Representations and Warranties

Each of CFSC and CIF makes and confirms each representation and warranty applicable to it or any of its Subsidiaries contained in Article IV of the Credit Agreement. Each of CFSC and CIF represents and warrants to each of the Local Currency Banks party to this Addendum that no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing, and no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, shall arise as a result of the making of Local Currency Advances hereunder or any other transaction contemplated hereby.

ARTICLE IV

Miscellaneous Provisions

SECTION 4.01         Amendment; Termination. This Addendum (including the Schedules hereto) may not be amended without the prior written consent of the Majority CIF Local Currency Banks hereunder and subject to the provisions of Section 8.01 of the Credit Agreement.

(a)             This Addendum may not be terminated without the prior written consent of each Local Currency Bank party hereto, CFSC and CIF unless there are no Local Currency Advances or any other amounts outstanding hereunder, in which case no such consent of any Local Currency Bank shall be required; provided, however, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.

SECTION 4.02         Assignments.  Section 8.07 of the Credit Agreement shall apply to assignments by Local Currency Banks of obligations, CIF Local Currency Commitments and Advances hereunder; provided, however, that a Local Currency Bank may not assign any obligations, CIF Local Currency Commitments or rights hereunder to any Person which is not (or does not simultaneously become) a Bank under the Credit Agreement.

SECTION 4.03         Notices, Etc. Except as otherwise provided herein, all notices, demands, requests, consents and other communications provided for hereunder shall be given in writing or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(a)              if to CIF, at Caterpillar International Finance Designated Activity Company, 2120 West End Avenue, Nashville, Tennessee 37203-0001, Attention Caterpillar International Finance Designated Activity Company c/o Treasurer (Facsimile No. 615-341-8596) with a copy to CFSC at its address and facsimile number or electronic mail address referenced in Section 8.02 of the Credit Agreement;

(b)              if to CFSC, at its address and facsimile number or electronic mail address referenced in Section 8.02 of the Credit Agreement;

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(c)              if to the CIF Local Currency Agent, at Citibank Europe plc, UK Branch, Citigroup Centre, 16th Floor, Canary Wharf, London, United Kingdom, E14 5LB, Attention: Karen Hall, Sona Sharma, Amir Hussain, email addresses: Karen.hall@citi.com, sona.sharma@citi.com, amir.hussain@citi.com; with a copy to the Agent at its address and facsimile number or electronic mail address referenced in Section 8.02 of the Credit Agreement;

(d)              if to a Local Currency Bank, at its address (and facsimile number or electronic mail address) set forth in Schedule I or in the Assignment and Acceptance or Assumption and Acceptance pursuant to which such Local Currency Bank became a party hereto; and

(e)              if to the Agent, at its address at Citibank, N.A., One Penns Way, Ops II, Floor 2, New Castle, Delaware 19720, Attention: Lending Agency (usagencyservicing@citi.com), with a copy to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Lisa Stevens Harary (E-Mail Address: lisa.stevensharary@citi.com);

or as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All notices, demands, requests, consents and other communications described in this Section 4.03 shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails and (iii) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in this Section 4.03; provided, however, that notices and communications to the CIF Local Currency Agent pursuant to Article II or V hereof or Article II of the Credit Agreement shall not be effective until received by the CIF Local Currency Agent.

Ratification of Guaranty. By its execution of this Addendum, CFSC ratifies and confirms its guaranty contained in Article IX of the Credit Agreement with respect to the Local Currency Advances made pursuant to this Addendum which Guaranty remains in full force and effect.

Sharing of Payments, Etc. If any Local Currency Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Local Currency Advances made by it (other than pursuant to Section 2.02(c), 2.05(d), 2.10, 2.12 or 8.04 of the Credit Agreement) in excess of its ratable share of payments on account of the Local Currency Advances obtained by all the Local Currency Banks, such Local Currency Bank shall forthwith purchase from the other Local Currency Banks such participations in the Local Currency Advances made by them as shall be necessary to cause such purchasing Local Currency Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Local Currency Bank, such purchase from each other Local Currency Bank shall be rescinded and each such other Local Currency Bank shall repay to the purchasing Local Currency Bank the purchase price to the extent of such recovery together with an amount equal to such other Local Currency Bank’s ratable share (according to the proportion of (i) the amount of such other Local Currency Bank’s required repayment to (ii) the total amount so recovered from the purchasing Local Currency Bank) of any interest or other amount paid or payable by the purchasing Local Currency Bank in respect of the total amount so recovered. CIF agrees that any Local Currency Bank so purchasing a participation from another Local Currency Bank pursuant to this Section 4.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Local Currency Bank were the direct creditor of CIF in the amount of such participation.

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Applicable Law. THIS ADDENDUM SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE INTERNAL LAW OF THE STATE OF NEW YORK).

Execution in Counterparts. This Addendum may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

ARTICLE V

The CIF Local Currency Agent

SECTION 5.01         Appointment; Nature of Relationship. Citibank Europe plc, UK Branch is appointed by the Local Currency Banks as the CIF Local Currency Agent hereunder and under the Credit Agreement, and each of the Local Currency Banks irrevocably authorizes the CIF Local Currency Agent to act as the contractual representative of such Local Currency Bank with the rights and duties expressly set forth herein and in the Credit Agreement applicable to the CIF Local Currency Agent. The CIF Local Currency Agent agrees to act as such contractual representative upon the express conditions contained in this Article V. Notwithstanding the use of the defined term “CIF Local Currency Agent,” it is expressly understood and agreed that the CIF Local Currency Agent shall not have any fiduciary responsibilities to any Local Currency Bank or other Bank by reason of this Addendum and that the CIF Local Currency Agent is merely acting as the representative of the Local Currency Banks with only those duties as are expressly set forth in this Addendum and the Credit Agreement. In its capacity as the Local Currency Banks’ contractual representative, the CIF Local Currency Agent (i) does not assume any fiduciary duties to any of the Banks, (ii) is a “representative” of the Local Currency Banks within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Addendum and the Credit Agreement. Each of the Local Currency Banks agrees to assert no claim against the CIF Local Currency Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank waives.

SECTION 5.02         Powers. The CIF Local Currency Agent shall have and may exercise such powers under this Addendum and the Credit Agreement as are specifically delegated to the CIF Local Currency Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The CIF Local Currency Agent shall have neither any implied duties or fiduciary duties to the Local Currency Banks or the Banks, nor any obligation to the Local Currency Banks or the Banks to take any action hereunder or under the Credit Agreement except any action specifically provided by this Addendum or the Credit Agreement required to be taken by the CIF Local Currency Agent.

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General Immunity. Neither the CIF Local Currency Agent nor any of its respective directors, officers, agents or employees shall be liable to any of the Borrowers or any Bank for any action taken or omitted to be taken by it or them hereunder or under the Credit Agreement or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc. [Intentionally Omitted. See Sections 7.03 and 7.04 of the Credit Agreement for these provisions.]

Action on Instructions of Local Currency Banks. The CIF Local Currency Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under the Credit Agreement in accordance with written instructions signed by Majority CIF Local Currency Banks (except with respect to actions that require the consent of all of the Banks as provided in the Credit Agreement, including, without limitation, Section 8.01 thereof), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Local Currency Banks. The CIF Local Currency Agent shall be fully justified in failing or refusing to take any action hereunder and under the Credit Agreement unless it shall first be indemnified to its satisfaction by the Local Currency Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Employment of Agents and Counsel. The CIF Local Currency Agent may execute any of its duties hereunder and under the Credit Agreement by or through employees, agents, and attorneys-in-fact, and shall not be answerable to the Banks or the Local Currency Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The CIF Local Currency Agent shall be entitled to advice of counsel concerning the contractual arrangement among the CIF Local Currency Agent and the Local Currency Banks, as the case may be, and all matters pertaining to its duties hereunder and under the Credit Agreement.

Reliance on Documents; Counsel. [Intentionally Omitted. See Section 7.03 of the Credit Agreement for these provisions.]

Other Transactions. The CIF Local Currency Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Addendum or the Credit Agreement, with CFSC, CIF or any of their respective Subsidiaries in which the CIF Local Currency Agent is not prohibited hereby from engaging with any other Person.

6

Bank Credit Decision. [Intentionally Omitted. See Section 7.07 of the Credit Agreement for these provisions.]

Successor Local Currency Agent. The CIF Local Currency Agent (i) may resign at any time by giving written notice thereof to the Agent, the Local Currency Banks and the Borrowers, and may appoint one of its affiliates as successor Local Currency Agent and (ii) may be removed at any time with or without cause by the Majority CIF Local Currency Banks. Upon any such resignation or removal, the Majority CIF Local Currency Banks, with the consent of the Agent, shall have the right to appoint (unless, in the case of the resignation of the CIF Local Currency Agent, the resigning CIF Local Currency Agent has appointed one of its affiliates as successor CIF Local Currency Agent), on behalf of the Borrowers and the Local Currency Banks, a successor CIF Local Currency Agent. If no successor CIF Local Currency Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Local Currency Agent’s giving notice of resignation or the Majority CIF Local Currency Banks’ removal of the retiring Local Currency Agent, then the retiring Local Currency Agent may appoint, on behalf of the Borrowers and the Local Currency Banks, a successor CIF Local Currency Agent, which need not be one of its affiliates. Notwithstanding anything herein to the contrary, so long as no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given, time elapse or both, has occurred and is continuing, each such successor CIF Local Currency Agent shall be subject to written approval by CFSC and CIF, which approval shall not be unreasonably withheld. Such successor CIF Local Currency Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the CIF Local Currency Agent hereunder by a successor CIF Local Currency Agent, such successor CIF Local Currency Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring CIF Local Currency Agent, and the retiring CIF Local Currency Agent shall be discharged from its duties and obligations hereunder and under the Credit Agreement. After any retiring CIF Local Currency Agent’s resignation hereunder as CIF Local Currency Agent, the provisions of this Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the CIF Local Currency Agent hereunder and under the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as a deed by their duly authorized officers, all as of the date and year first above written.

CATERPILLAR INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

CITIBANK, N.A., as the Agent

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

CITIBANK EUROPE PLC, UK BRANCH, as the CIF Local Currency Agent

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

CITIBANK, N.A., as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

JPMORGAN CHASE BANK, N.A., as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

BARCLAYS BANK PLC, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

SOCIÉTÉ GÉNÉRALE, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

BNP PARIBAS LONDON BRANCH, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

COMMERZBANK AG, NEW YORK BRANCH, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

LLOYDS BANK PLC, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

KBC BANK N.V., as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF Local Currency Addendum

(Five-Year Facility)

SCHEDULE I
to CIF Local Currency Addendum

Local Currency Banks

CIF Local Currency Commitments

Total CIF Local Currency Commitment

Applicable Lending Office

Local Currency Bank Name	CIF Local Currency Commitment	Same Day CIF Local Currency Commitment
Citibank, N.A.	$166,000,000	$25,666,667
JPMorgan Chase Bank, N.A.	$166,000,000	$25,666,667
Barclays Bank PLC	$160,000,000	$23,500,000
Bank of America Europe Designated Activity Company	$155,000,000	$25,166,666
Société Générale	$155,000,000	$23,500,000
BNP Paribas London Branch	$70,000,000	$10,500,000
Commerzbank AG, New York Branch	$57,500,000	$8,500,000
Lloyds Bank plc	$50,000,000	$7,500,000
KBC Bank N.V.	$20,500,000	$0

Total CIF Local Currency Commitment:	US $1,000,000,000	Total Same Day CIF Local Currency Sub-Facility:	US $150,000,000

Local Currency Bank Name	Applicable Local Currency Lending Office

Citibank, N.A.	Citibank, N.A. One Penns Way, Ops II, Floor 2 New Castle, Delaware 19720 Attention: Lending Agency Email: usagencyservicing@citi.com

JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A. Platina Block 3 Floor 4 Bengaluru, India 560103 Attention: Vithal Giri (+91-80) 67905186 ext.75186

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Local Currency Bank Name	Applicable Local Currency Lending Office

Bank of America Europe Designated Activity Company	Bank of America Europe Designated Activity Company TWO PARK PLACE, HATCH STREET UPPER DUBLIN D02 NP94 IRELAND Phone: 00353 124 39071 Fax: +44 208 313 2140 Emealoanoperations@bofa.com

Barclays Bank PLC	Barclays Bank PLC 745 7th Avenue New York, NY 10019

Société Générale	Société Générale 29 Boulevard Haussmann 75009 Paris France

BNP Paribas London Branch	BNP Paribas London Branch 10 Harewood Avenue London NW1 6AA Attention: Gary Mobley Tel: +44 (0)20 7595 6422 Attention: Loans and Agency Desk Tel: +44 (0)20 7595 6887

Commerzbank AG, New York Branch	Commerzbank AG, New York Branch 225 Liberty Street New York, NY 10281-1050 Attention: Jack Deegan

Lloyds Bank plc	Lloyds Bank plc Wholesale Loans Servicing, Bank House, Wine Street, Bristol BS1 2AN Attention: Mike Wilson

KBC Bank N.V.	KBC Bank N.V. 1177 Avenue of the Americas New York, NY 10036 Attention: Joanne Gatto Phone: (212) 541-0720 Fax: (212) 956-5581

2

SCHEDULE II
to CIF Local Currency Addendum

MODIFICATIONS

1.	Business Day Definition:

“Business Day”: Same as Credit Agreement.

2.	Interest Payment Dates: Same as Credit Agreement. (See Section 2.07 of Credit Agreement).

3.	Interest Periods: Same as Credit Agreement. (See definition of “Interest Period”, Section 1.01, and Section 2.07 of Credit Agreement).

4.	Interest Rates:

Each Local Currency Advance (other than those also constituting RFR Advances) shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the sum of the EURIBOR Rate for such Interest Period plus the Applicable Margin as in effect from time to time during such Interest Period; provided, however, after the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, the provisions of Section 2.07(d) of the Credit Agreement shall be applicable. Local Currency Advances constituting RFR Advances shall be governed by the provisions set forth in the Credit Agreement that govern RFR Advances.

5.	Other:

Additional Conditions Precedent: None

Current Termination Date for Addendum: The “Current Termination Date” under the Credit Agreement.

Extended Termination Date for Addendum: The “Extended Termination Date” under the Credit Agreement.

Prepayment Notices: CIF shall be permitted to prepay a Local Currency Advance subject to the provisions of Section 8.04(b) of the Credit Agreement, on any Business Day, provided, in the case of any prepayment, notice thereof is given to the CIF Local Currency Agent not later than 10:00 a.m. (London time) at least three (3) Business Days prior to the date of such prepayment.

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SCHEDULE III
to CIF Local Currency Addendum

OTHER PROVISIONS

1.	Borrowing Procedures:

(a) Notice of CIF Local Currency Borrowing shall be given by CIF to the Agent and the CIF Local Currency Agent not later than 11:00 a.m. (London time) on the third Business Day prior to the date of the proposed CIF Local Currency Borrowing (or not later than 10:00 a.m. (London time)) on the Business Day of the proposed CIF Local Currency Borrowing, in the case of a CIF Local Currency Borrowing consisting of Same Day CIF Local Currency Advances, and the Agent (or the CIF Local Currency Agent, in the case of a CIF Local Currency Borrowing consisting of Same Day CIF Local Currency Advances) shall give each Local Currency Bank prompt notice thereof in accordance with Section 4.03.

(b) Each Notice of CIF Local Currency Borrowing shall be addressed to the Agent and the CIF Local Currency Agent at its address set forth in Section 4.03 and shall specify the bank account to which the CIF Local Currency Advances are to be made.

2.	Funding Arrangements:

Minimum amounts/increments for CIF Local Currency Borrowings, repayments and prepayments:

Same as Credit Agreement.

3.	Promissory Notes: None required.

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EXHIBIT G-2

FORM OF CIF LUX LOCAL CURRENCY ADDENDUM (5 Year Facility)

CIF LUX LOCAL CURRENCY ADDENDUM, dated as of August 28, 2025, to the Credit Agreement (as defined below), among Caterpillar Financial Services Corporation, Caterpillar International Finance Luxembourg S.à r.l., the Local Currency Banks (as defined below), Citibank, N.A., as Agent, and Citibank Europe plc, UK Branch, as CIF LUX Local Currency Agent.

ARTICLE I

Definitions

Section 1.01.        Defined Terms. As used in this Addendum, the following terms shall have the meanings specified below:

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance Designated Activity Company, Caterpillar Finance Kabushiki Kaisha, Caterpillar International Finance Luxembourg S.à r.l., the financial institutions from time to time party thereto as Banks, Citibank, N.A., as Agent, MUFG Bank, Ltd., as Japan Local Currency Agent, and Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, as the same may be amended, waived, modified or restated from time to time.

“Local Currency Advance” means any Advance, denominated in Pounds Sterling, Euro, or any other Agreed Currency which CIF LUX requests the Local Currency Banks to include as a Local Currency and which is reasonably acceptable to the Local Currency Banks, made to CIF LUX pursuant to Sections 2.03A and 2.03B of the Credit Agreement and this Addendum. A Local Currency Advance shall bear interest at the rate specified in Schedule II.

“Local Currency Bank” means each Bank listed on the signature pages of this Addendum or which becomes a party hereto pursuant to an Assignment and Acceptance or an Assumption and Acceptance.

Section 1.02.        Terms Generally. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.

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ARTICLE II

The Credits

Section 2.01.        Local Currency Advances. This Addendum (as the same may be amended, waived, modified or restated from time to time) is the “CIF LUX Local Currency Addendum” as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by or are inconsistent with this Addendum, in which case this Addendum shall control.

(a)             Any modifications to the interest payment dates, Interest Periods, interest rates and any other special provisions applicable to Local Currency Advances under this Addendum are set forth on Schedule II. If Schedule II states “None” or “Same as Credit Agreement” with respect to any item listed thereon, then the corresponding provisions of the Credit Agreement, without modification, shall govern this Addendum and the Local Currency Advances made pursuant to this Addendum.

(b)             Any special borrowing procedures or funding arrangements for Local Currency Advances under this Addendum, any provisions for the issuance of promissory notes to evidence the Local Currency Advances made hereunder and any additional information requirements applicable to Local Currency Advances under this Addendum are set forth on Schedule III. If no such special procedures, funding arrangements, provisions or additional requirements are set forth on Schedule III, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum.

Section 2.02.        Maximum Borrowing Amounts. The Total CIF LUX Local Currency Commitment, the CIF LUX Local Currency Commitment and the Same Day CIF LUX Local Currency Commitment for each Local Currency Bank party to this Addendum as of the date hereof, are set forth on Schedule I; provided, that the aggregate Dollar Amount available to be borrowed under this Addendum and the CIF Local Currency Addendum shall not exceed $1,000,000,000.

(a)              Upon at least five (5) Business Days prior irrevocable written notice to the Agent, the CIF LUX Local Currency Agent and the Local Currency Banks, CIF LUX may from time to time permanently reduce the Total CIF LUX Local Currency Commitment under this Addendum in whole, or in part ratably among the Local Currency Banks, in an aggregate minimum Dollar Amount of $10,000,000, and integral multiples of $1,000,000 in excess thereof; provided, however, that the amount of the Total CIF LUX Local Currency Commitment may not be reduced below the aggregate principal amount of the outstanding Local Currency Advances with respect thereto. Any such reduction shall be allocated pro rata among all the Local Currency Banks party to this Addendum by reference to their CIF LUX Local Currency Commitments.

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ARTICLE III

Representations and Warranties

Each of CFSC and CIF LUX makes and confirms each representation and warranty applicable to it or any of its Subsidiaries contained in Article IV of the Credit Agreement. Each of CFSC and CIF LUX represents and warrants to each of the Local Currency Banks party to this Addendum that no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing, and no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, shall arise as a result of the making of Local Currency Advances hereunder or any other transaction contemplated hereby.

ARTICLE IV

Miscellaneous Provisions

Section 4.01.        Amendment; Termination. This Addendum (including the Schedules hereto) may not be amended without the prior written consent of the Majority CIF LUX Local Currency Banks hereunder and subject to the provisions of Section 8.01 of the Credit Agreement.

(a)              This Addendum may not be terminated without the prior written consent of each Local Currency Bank party hereto, CFSC and CIF LUX unless there are no Local Currency Advances or any other amounts outstanding hereunder, in which case no such consent of any Local Currency Bank shall be required; provided, however, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.

Section 4.02.        Assignments. Section 8.07 of the Credit Agreement shall apply to assignments by Local Currency Banks of obligations, CIF LUX Local Currency Commitments and Advances hereunder; provided, however, that a Local Currency Bank may not assign any obligations, CIF LUX Local Currency Commitments or rights hereunder to any Person which is not (or does not simultaneously become) a Bank under the Credit Agreement.

Section 4.03.        Notices, Etc. Except as otherwise provided herein, all notices, demands, requests, consents and other communications provided for hereunder shall be given in writing or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(a)              if to CIF LUX, at Caterpillar International Finance Designated Activity Company, 2120 West End Avenue, Nashville, Tennessee 37203-0001, Attention Caterpillar International Finance Designated Activity Company c/o Treasurer (Facsimile No. 615-341-8596) with a copy to CFSC at its address and facsimile number or electronic mail address referenced in Section 8.02 of the Credit Agreement;

(b)              if to CFSC, at its address and facsimile number or electronic mail address referenced in Section 8.02 of the Credit Agreement;

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(c)              if to the CIF LUX Local Currency Agent, at Citibank Europe plc, UK Branch, Citigroup Centre, 16th Floor, Canary Wharf, London, United Kingdom, E14 5LB, attention: karen.hall@citi.com; sona.sharma@citi.com; amir.hussain@citi.com; with a copy to the Agent at its address and facsimile number or electronic mail address referenced in Section 8.02 of the Credit Agreement;

(d)             if to a Local Currency Bank, at its address (and facsimile number or electronic mail address) set forth in Schedule I or in the Assignment and Acceptance or Assumption and Acceptance pursuant to which such Local Currency Bank became a party hereto; and

(e)              if to the Agent, at its address at Citibank, N.A., One Penns Way, Ops II, Floor 2, New Castle, Delaware 19720, Attention: Lending Agency (usagencyservicing@citi.com), with a copy to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Lisa Stevens Harary (E-Mail Address: lisa.stevensharary@citi.com);

or as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All notices, demands, requests, consents and other communications described in this Section 4.03 shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails and (iii) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in this Section 4.03; provided, however, that notices and communications to the CIF LUX Local Currency Agent pursuant to Article II or V hereof or Article II of the Credit Agreement shall not be effective until received by the CIF LUX Local Currency Agent.

Section 4.04.        Ratification of Guaranty. By its execution of this Addendum, CFSC ratifies and confirms its guaranty contained in Article IX of the Credit Agreement with respect to the Local Currency Advances made pursuant to this Addendum which Guaranty remains in full force and effect.

Section 4.05.        Sharing of Payments, Etc. If any Local Currency Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Local Currency Advances made by it (other than pursuant to Section 2.02(c), 2.05(d), 2.10, 2.12 or 8.04 of the Credit Agreement) in excess of its ratable share of payments on account of the Local Currency Advances obtained by all the Local Currency Banks, such Local Currency Bank shall forthwith purchase from the other Local Currency Banks such participations in the Local Currency Advances made by them as shall be necessary to cause such purchasing Local Currency Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Local Currency Bank, such purchase from each other Local Currency Bank shall be rescinded and each such other Local Currency Bank shall repay to the purchasing Local Currency Bank the purchase price to the extent of such recovery together with an amount equal to such other Local Currency Bank’s ratable share (according to the proportion of (i) the amount of such other Local Currency Bank’s required repayment to (ii) the total amount so recovered from the purchasing Local Currency Bank) of any interest or other amount paid or payable by the purchasing Local Currency Bank in respect of the total amount so recovered. CIF LUX agrees that any Local Currency Bank so purchasing a participation from another Local Currency Bank pursuant to this Section 4.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Local Currency Bank were the direct creditor of CIF LUX in the amount of such participation.

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Section 4.06.        Applicable Law. THIS ADDENDUM SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE INTERNAL LAW OF THE STATE OF NEW YORK).

Section 4.07.        Execution in Counterparts. This Addendum may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

ARTICLE V

The CIF LUX Local Currency Agent

Section 5.01.        Appointment; Nature of Relationship. Citibank Europe plc, UK Branch is appointed by the Local Currency Banks as the CIF LUX Local Currency Agent hereunder and under the Credit Agreement, and each of the Local Currency Banks irrevocably authorizes the CIF LUX Local Currency Agent to act as the contractual representative of such Local Currency Bank with the rights and duties expressly set forth herein and in the Credit Agreement applicable to the CIF LUX Local Currency Agent. The CIF LUX Local Currency Agent agrees to act as such contractual representative upon the express conditions contained in this Article V. Notwithstanding the use of the defined term “CIF LUX Local Currency Agent,” it is expressly understood and agreed that the CIF LUX Local Currency Agent shall not have any fiduciary responsibilities to any Local Currency Bank or other Bank by reason of this Addendum and that the CIF LUX Local Currency Agent is merely acting as the representative of the Local Currency Banks with only those duties as are expressly set forth in this Addendum and the Credit Agreement. In its capacity as the Local Currency Banks’ contractual representative, the CIF LUX Local Currency Agent (i) does not assume any fiduciary duties to any of the Banks, (ii) is a “representative” of the Local Currency Banks within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Addendum and the Credit Agreement. Each of the Local Currency Banks agrees to assert no claim against the CIF LUX Local Currency Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank waives.

Section 5.02.        Powers. The CIF LUX Local Currency Agent shall have and may exercise such powers under this Addendum and the Credit Agreement as are specifically delegated to the CIF LUX Local Currency Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The CIF LUX Local Currency Agent shall have neither any implied duties or fiduciary duties to the Local Currency Banks or the Banks, nor any obligation to the Local Currency Banks or the Banks to take any action hereunder or under the Credit Agreement except any action specifically provided by this Addendum or the Credit Agreement required to be taken by the CIF LUX Local Currency Agent.

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Section 5.03.        General Immunity. Neither the CIF LUX Local Currency Agent nor any of its respective directors, officers, agents or employees shall be liable to any of the Borrowers or any Bank for any action taken or omitted to be taken by it or them hereunder or under the Credit Agreement or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

Section 5.04.        No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc. [Intentionally Omitted. See Sections 7.03 and 7.04 of the Credit Agreement for these provisions.]

Section 5.05.        Action on Instructions of Local Currency Banks. The CIF LUX Local Currency Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under the Credit Agreement in accordance with written instructions signed by Majority CIF LUX Local Currency Banks (except with respect to actions that require the consent of all of the Banks as provided in the Credit Agreement, including, without limitation, Section 8.01 thereof), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Local Currency Banks. The CIF LUX Local Currency Agent shall be fully justified in failing or refusing to take any action hereunder and under the Credit Agreement unless it shall first be indemnified to its satisfaction by the Local Currency Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 5.06.        Employment of Agents and Counsel. The CIF LUX Local Currency Agent may execute any of its duties hereunder and under the Credit Agreement by or through employees, agents, and attorneys-in-fact, and shall not be answerable to the Banks or the Local Currency Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The CIF LUX Local Currency Agent shall be entitled to advice of counsel concerning the contractual arrangement among the CIF LUX Local Currency Agent and the Local Currency Banks, as the case may be, and all matters pertaining to its duties hereunder and under the Credit Agreement.

Section 5.07.        Reliance on Documents; Counsel. [Intentionally Omitted. See Section 7.03 of the Credit Agreement for these provisions.]

Section 5.08.        Other Transactions. The CIF LUX Local Currency Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Addendum or the Credit Agreement, with CFSC, CIF LUX or any of their respective Subsidiaries in which the CIF LUX Local Currency Agent is not prohibited hereby from engaging with any other Person.

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Section 5.09.        Bank Credit Decision. [Intentionally Omitted. See Section 7.07 of the Credit Agreement for these provisions.]

Section 5.10.        Successor Local Currency Agent. The CIF LUX Local Currency Agent (i) may resign at any time by giving written notice thereof to the Agent, the Local Currency Banks and the Borrowers, and may appoint one of its affiliates as successor CIF LUX Local Currency Agent and (ii) may be removed at any time with or without cause by the Majority CIF LUX Local Currency Banks. Upon any such resignation or removal, the Majority CIF LUX Local Currency Banks, with the consent of the Agent, shall have the right to appoint (unless, in the case of the resignation of the CIF LUX Local Currency Agent, the resigning Local Currency Agent has appointed one of its affiliates as successor CIF LUX Local Currency Agent), on behalf of the Borrowers and the Local Currency Banks, a successor CIF LUX Local Currency Agent. If no successor CIF LUX Local Currency Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring CIF LUX Local Currency Agent’s giving notice of resignation or the Majority CIF LUX Local Currency Banks’ removal of the retiring CIF LUX Local Currency Agent, then the retiring CIF LUX Local Currency Agent may appoint, on behalf of the Borrowers and the Local Currency Banks, a successor CIF LUX Local Currency Agent, which need not be one of its affiliates. Notwithstanding anything herein to the contrary, so long as no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given, time elapse or both, has occurred and is continuing, each such successor CIF LUX Local Currency Agent shall be subject to written approval by CFSC and CIF LUX, which approval shall not be unreasonably withheld. Such successor Local Currency Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the CIF LUX Local Currency Agent hereunder by a successor CIF LUX Local Currency Agent, such successor CIF LUX Local Currency Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring CIF LUX Local Currency Agent, and the retiring CIF LUX Local Currency Agent shall be discharged from its duties and obligations hereunder and under the Credit Agreement. After any retiring CIF LUX Local Currency Agent’s resignation hereunder as CIF LUX Local Currency Agent, the provisions of this Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the CIF LUX Local Currency Agent hereunder and under the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as a deed by their duly authorized officers, all as of the date and year first above written.

CATERPILLAR INTERNATIONAL FINANCE LUXEMBOURG S.À R.L.

By
Name:
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

8

CITIBANK, N.A., as the Agent

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

CITIBANK EUROPE PLC, UK BRANCH, as the CIF LUX Local Currency Agent

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

CITIBANK, N.A., as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

JPMORGAN CHASE BANK, N.A., as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

BARCLAYS BANK PLC, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

SOCIÉTÉ GÉNÉRALE, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

BNP PARIBAS LONDON BRANCH, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

COMMERZBANK AG, NEW YORK BRANCH, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

LLOYDS BANK PLC, as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

KBC BANK N.V., as Local Currency Bank

By:
Name:
Title:

Signature Page to

CIF LUX Local Currency Addendum

(Five-Year Facility)

SCHEDULE I
to CIF LUX Local Currency Addendum

Local Currency Banks

CIF LUX Local Currency Commitments

Total CIF LUX Local Currency Commitment

Applicable Lending Office

Local Currency Bank Name	CIF LUX Local Currency Commitment	Same Day CIF LUX Local Currency Commitment
Citibank, N.A.	$166,000,000	$25,666,667
JPMorgan Chase Bank, N.A.	$166,000,000	$25,666,667
Barclays Bank PLC	$160,000,000	$23,500,000
Bank of America Europe Designated Activity Company	$155,000,000	$25,166,666
Société Générale	$155,000,000	$23,500,000
BNP Paribas London Branch	$70,000,000	$10,500,000
Commerzbank AG, New York Branch	$57,500,000	$8,500,000
Lloyds Bank plc	$50,000,000	$7,500,000
KBC Bank N.V.	$20,500,000	$0

Total CIF LUX Local Currency Commitment	US $1,000,000,000	Total Same Day CIF LUX Local Currency Sub- Facility	US $150,000,000

Local Currency Bank Name	Applicable Local Currency Lending Office

Citibank, N.A.	Citibank, N.A. One Penns Way, Ops II, Floor 2 New Castle, Delaware 19720 Attention: Lending Agency Email: usagencyservicing@citi.com

JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A. Platina Block 3 Floor 4 Bengaluru, India 560103 Attention: Vithal Giri (+91-80) 67905186 ext.75186

1

Local Currency Bank Name	Applicable Local Currency Lending Office

Bank of America Europe Designated Activity Company	Bank of America Europe Designated Activity Company TWO PARK PLACE, HATCH STREET UPPER DUBLIN D02 NP94 IRELAND Phone: 00353 124 39071 Fax: +44 208 313 2140 Emealoanoperations@bofa.com

Barclays Bank PLC	Barclays Bank PLC 745 7th Avenue New York, NY 10019

Société Générale	Société Générale 29 Boulevard Haussmann 75009 Paris France

BNP Paribas London Branch	BNP Paribas London Branch 10 Harewood Avenue London NW1 6AA Attention: Gary Mobley Tel: +44 (0)20 7595 6422 Attention: Loans and Agency Desk Tel: +44 (0)20 7595 6887

Commerzbank AG, New York Branch	Commerzbank AG, New York Branch 225 Liberty Street New York, NY 10281-1050 Attention: Jack Deegan

Lloyds Bank plc	Lloyds Bank plc Wholesale Loans Servicing, Bank House, Wine Street, Bristol BS1 2AN Attention: Mike Wilson

KBC Bank N.V.	KBC Bank N.V. 1177 Avenue of the Americas New York, NY 10036 Attention: Joanne Gatto Phone: (212) 541-0720 Fax: (212) 956-5581

2

SCHEDULE II
to CIF LUX Local Currency Addendum

MODIFICATIONS

1.	Business Day Definition:

“Business Day”: Same as Credit Agreement.

2.	Interest Payment Dates: Same as Credit Agreement. (See Section 2.07 of Credit Agreement).

3.	Interest Periods: Same as Credit Agreement. (See definition of “Interest Period”, Section 1.01, and Section 2.07 of Credit Agreement).

4.	Interest Rates:

Each Local Currency Advance (other than those also constituting RFR Advances) shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the sum of the EURIBOR Rate for such Interest Period plus the Applicable Margin as in effect from time to time during such Interest Period; provided, however, after the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, the provisions of Section 2.07(d) of the Credit Agreement shall be applicable. Local Currency Advances constituting RFR Advances shall be governed by the provisions set forth in the Credit Agreement that govern RFR Advances.

5.	Other:

Additional Conditions Precedent: None

Current Termination Date for Addendum: The “Current Termination Date” under the Credit Agreement.

Extended Termination Date for Addendum: The “Extended Termination Date” under the Credit Agreement.

Prepayment Notices: CIF LUX shall be permitted to prepay a Local Currency Advance subject to the provisions of Section 8.04(b) of the Credit Agreement, on any Business Day, provided, in the case of any prepayment, notice thereof is given to the CIF LUX Local Currency Agent not later than 10:00 a.m. (London time) at least three (3) Business Days prior to the date of such prepayment.

1

SCHEDULE III
to CIF LUX Local Currency Addendum

OTHER PROVISIONS

1.	Borrowing Procedures:

(a)            Notice of CIF LUX Local Currency Borrowing shall be given by CIF LUX to the Agent and the CIF LUX Local Currency Agent not later than 11:00 a.m. (London time) on the third Business Day prior to the date of the proposed CIF LUX Local Currency Borrowing (or not later than 10:00 a.m. (London time)) on the Business Day of the proposed CIF LUX Local Currency Borrowing, in the case of a CIF LUX Local Currency Borrowing consisting of Same Day Local Currency Advances, and the Agent (or the CIF LUX Local Currency Agent, in the case of a CIF LUX Local Currency Borrowing consisting of Same Day CIF LUX Local Currency Advances) shall give each Local Currency Bank prompt notice thereof in accordance with Section 4.03.

(b)            Each Notice of CIF LUX Local Currency Borrowing shall be addressed to the Agent and the CIF LUX Local Currency Agent at its address set forth in Section 4.03 and shall specify the bank account to which the Local Currency Advances are to be made.

2.	Funding Arrangements:

Minimum amounts/increments for CIF LUX Local Currency Borrowings, repayments and prepayments:

Same as Credit Agreement.

3.	Promissory Notes: None required.

1

EXHIBIT G-3

FORM OF JAPAN LOCAL CURRENCY ADDENDUM (Five Year Facility)

JAPAN LOCAL CURRENCY ADDENDUM, dated as of August 28, 2025, to the Credit Agreement (as defined below), among Caterpillar Financial Services Corporation, Caterpillar Finance Kabushiki Kaisha, the Japan Local Currency Banks (as defined below), Citibank, N.A., as Agent, and MUFG Bank, Ltd., as Japan Local Currency Agent.

ARTICLE I

Definitions

SECTION 1.01.      Defined Terms. As used in this Addendum, the following terms shall have the meanings specified below:

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement (Five-Year Facility), dated as of August 28, 2025, among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance Designated Activity Company, Caterpillar Finance Kabushiki Kaisha, Caterpillar International Finance Luxembourg S.à r.l., the financial institutions from time to time party thereto as Banks, Citibank, N.A., as Agent, Citibank Europe plc, UK Branch, as CIF Local Currency Agent and CIF LUX Local Currency Agent, and MUFG Bank, Ltd., as Japan Local Currency Agent, as the same may be amended, waived, modified or restated from time to time.

“Japan Local Currency Advance” means any Advance, denominated in Japanese Yen, made to CFKK pursuant to Sections 2.03C and 2.03D of the Credit Agreement and this Addendum. A Japan Local Currency Advance shall bear interest at the rate specified in Schedule II.

“Japan Local Currency Bank” means each Bank listed on the signature pages of this Addendum or which becomes a party hereto pursuant to an Assignment and Acceptance or an Assumption and Acceptance.

SECTION 1.02.      Terms Generally. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.

2

ARTICLE II

The Credits

SECTION 2.01       Japan Local Currency Advances.

(a)            This Addendum (as the same may be amended, waived, modified or restated from time to time) is the “Japan Local Currency Addendum” as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by or are inconsistent with this Addendum, in which case this Addendum shall control.

(b)           Any modifications to the interest payment dates, Interest Periods, interest rates and any other special provisions applicable to Japan Local Currency Advances under this Addendum are set forth on Schedule II. If Schedule II states “None” or “Same as Credit Agreement” with respect to any item listed thereon, then the corresponding provisions of the Credit Agreement, without modification, shall govern this Addendum and the Japan Local Currency Advances made pursuant to this Addendum.

(c)            Any special borrowing procedures or funding arrangements for Japan Local Currency Advances under this Addendum, any provisions for the issuance of promissory notes to evidence the Japan Local Currency Advances made hereunder and any additional information requirements applicable to Japan Local Currency Advances under this Addendum are set forth on Schedule III. If no such special procedures, funding arrangements, provisions or additional requirements are set forth on Schedule III, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum.

SECTION 2.02       Maximum Borrowing Amounts.

(a)            The Total Japan Local Currency Commitment, and the Japan Local Currency Commitment for each Japan Local Currency Bank party to this Addendum as of the date hereof, are set forth on Schedule I.

(b)            Upon at least five (5) Business Days prior irrevocable written notice to the Agent, the Japan Local Currency Agent and the Japan Local Currency Banks, CFKK may from time to time permanently reduce the Total Japan Local Currency Commitment under this Addendum in whole, or in part ratably among the Japan Local Currency Banks, in an aggregate minimum Dollar Amount of $10,000,000, and integral multiples of $1,000,000 in excess thereof; provided, however, that the amount of the Total Japan Local Currency Commitment may not be reduced below the aggregate principal amount of the outstanding Japan Local Currency Advances with respect thereto. Any such reduction shall be allocated pro rata among all the Japan Local Currency Banks party to this Addendum by reference to their Japan Local Currency Commitments.

3

ARTICLE III

Representations and Warranties

Each of CFSC and CFKK makes and confirms each representation and warranty applicable to it or any of its Subsidiaries contained in Article IV of the Credit Agreement. Each of CFSC and CFKK represents and warrants to each of the Japan Local Currency Banks party to this Addendum that no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing, and no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, shall arise as a result of the making of Japan Local Currency Advances hereunder or any other transaction contemplated hereby.

ARTICLE IV
Miscellaneous Provisions

SECTION 4.01       Amendment; Termination.

(a)            This Addendum (including the Schedules hereto) may not be amended without the prior written consent of the Majority Japan Local Currency Banks hereunder and subject to the provisions of Section 8.01 of the Credit Agreement.

(b)           This Addendum may not be terminated without the prior written consent of each Japan Local Currency Bank party hereto, CFSC and CFKK unless there are no Japan Local Currency Advances or any other amounts outstanding hereunder, in which case no such consent of any Japan Local Currency Bank shall be required; provided, however, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.

SECTION 4.02       Assignments. Section 8.07 of the Credit Agreement shall apply to assignments by Japan Local Currency Banks of obligations, Japan Local Currency Commitments and Japan Local Currency Advances hereunder; provided, however, that a Japan Local Currency Bank may not assign any obligations, Japan Local Currency Commitments or rights hereunder to any Person which is not (or does not simultaneously become) a Bank under the Credit Agreement.

SECTION 4.03       Notices, Etc. Except as otherwise provided herein, all notices, demands, requests, consents and other communications provided for hereunder shall be given in writing or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(a)            if to CFKK, at Caterpillar Finance Kabushiki Kaisha, SBS Tower 14F, 4-10-1 Yoga, Setagaya-ku, Tokyo 158-0097, Japan, Attention: Managing Director (Facsimile No. 813-5797-4522), with a copy to CFSC at its address and facsimile number or electronic mail address referenced in Section 8.02 of the Credit Agreement;

(b)            if to CFSC, at its address and facsimile number or electronic mail address referenced in Section 8.02 of the Credit Agreement;

4

(c)            if to the Japan Local Currency Agent, at MUFG Bank, Ltd., Osaka Corporate Banking Group, Osaka Corporate Banking Division No. 3, Corporate Banking Department No. 3, 3-5-6, Fushimimachi, Chuo-ku, Osaka-shi, Osaka 541-8530, Japan, Attention: Mr. Yuto Takagi (Telecopy No.: 050-3501-4187) with a copy to the Agent at its address and facsimile number or electronic mail address referenced in Section 8.02 of the Credit Agreement;

(d)            if to a Japan Local Currency Bank, at its address (and facsimile number or electronic mail address) set forth in Schedule I or in the Assignment and Acceptance or Assumption and Acceptance pursuant to which such Japan Local Currency Bank became a party hereto;

(e)            if to the Agent, at its address at Citibank, N.A., One Penns Way, Ops II, Floor 2, New Castle, Delaware 19720, Attention: Lending Agency (usagencyservicing@citi.com), with a copy to Citibank, N.A., 388 Greenwich Street, New York, New York, 10013, Attention: Lisa Stevens Harary (E-Mail Address: lisa.stevensharary@citi.com);

or as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

All notices, demands, requests, consents and other communications described in this Section 4.03 shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails and (iii) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in this Section 4.03; provided, however, that notices and communications to the Japan Local Currency Agent pursuant to Article II or V hereof or Article II of the Credit Agreement shall not be effective until received by the Japan Local Currency Agent.

SECTION 4.04       Ratification of Guaranty. By its execution of this Addendum, CFSC ratifies and confirms its guaranty contained in Article IX of the Credit Agreement with respect to the Japan Local Currency Advances made pursuant to this Addendum which Guaranty remains in full force and effect.

SECTION 4.05       Sharing of Payments, Etc. If any Japan Local Currency Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Japan Local Currency Advances made by it (other than pursuant to Section 2.02(c), 2.05(d), 2.10, 2.12 or 8.04 of the Credit Agreement) in excess of its ratable share of payments on account of the Japan Local Currency Advances obtained by all the Japan Local Currency Banks, such Japan Local Currency Bank shall forthwith purchase from the other Japan Local Currency Banks such participations in the Japan Local Currency Advances made by them as shall be necessary to cause such purchasing Japan Local Currency Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Japan Local Currency Bank, such purchase from each other Japan Local Currency Bank shall be rescinded and each such other Japan Local Currency Bank shall repay to the purchasing Japan Local Currency Bank the purchase price to the extent of such recovery together with an amount equal to such other Japan Local Currency Bank’s ratable share (according to the proportion of (i) the amount of such other Japan Local Currency Bank’s required repayment to (ii) the total amount so recovered from the purchasing Japan Local Currency Bank) of any interest or other amount paid or payable by the purchasing Japan Local Currency Bank in respect of the total amount so recovered. CFKK agrees that any Japan Local Currency Bank so purchasing a participation from another Japan Local Currency Bank pursuant to this Section 4.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Japan Local Currency Bank were the direct creditor of CFKK in the amount of such participation.

5

SECTION 4.06       Applicable Law. THIS ADDENDUM SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE INTERNAL LAW OF THE STATE OF NEW YORK).

SECTION 4.07       Execution in Counterparts. This Addendum may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

ARTICLE V

The Japan Local Currency Agent

SECTION 5.01.      Appointment; Nature of Relationship. MUFG Bank, Ltd. is appointed by the Japan Local Currency Banks as the Japan Local Currency Agent hereunder and under the Credit Agreement, and each of the Japan Local Currency Banks irrevocably authorizes the Japan Local Currency Agent to act as the contractual representative of such Japan Local Currency Bank with the rights and duties expressly set forth herein and in the Credit Agreement applicable to the Japan Local Currency Agent. The Japan Local Currency Agent agrees to act as such contractual representative upon the express conditions contained in this Article V. Notwithstanding the use of the defined term “Japan Local Currency Agent,” it is expressly understood and agreed that the Japan Local Currency Agent shall not have any fiduciary responsibilities to any Japan Local Currency Bank or other Bank by reason of this Addendum and that the Japan Local Currency Agent is merely acting as the representative of the Japan Local Currency Banks with only those duties as are expressly set forth in this Addendum and the Credit Agreement. In its capacity as the Japan Local Currency Banks’ contractual representative, the Japan Local Currency Agent (i) does not assume any fiduciary duties to any of the Banks, (ii) is a “representative” of the Japan Local Currency Banks within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Addendum and the Credit Agreement. Each of the Japan Local Currency Banks agrees to assert no claim against the Japan Local Currency Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank waives.

6

SECTION 5.02.      Powers. The Japan Local Currency Agent shall have and may exercise such powers under this Addendum and the Credit Agreement as are specifically delegated to the Japan Local Currency Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Japan Local Currency Agent shall have neither any implied duties or fiduciary duties to the Japan Local Currency Banks or the Banks, nor any obligation to the Japan Local Currency Banks or the Banks to take any action hereunder or under the Credit Agreement except any action specifically provided by this Addendum or the Credit Agreement required to be taken by the Japan Local Currency Agent.

SECTION 5.03.      General Immunity. Neither the Japan Local Currency Agent nor any of its respective directors, officers, agents or employees shall be liable to any of the Borrowers or any Bank for any action taken or omitted to be taken by it or them hereunder or under the Credit Agreement or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

SECTION 5.04.      No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc. [Intentionally Omitted. See Sections 7.03 and 7.04 of the Credit Agreement for these provisions.]

SECTION 5.05.      Action on Instructions of Japan Local Currency Banks. The Japan Local Currency Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under the Credit Agreement in accordance with written instructions signed by Majority Japan Local Currency Banks (except with respect to actions that require the consent of all of the Banks as provided in the Credit Agreement, including, without limitation, Section 8.01 thereof), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Japan Local Currency Banks. The Japan Local Currency Agent shall be fully justified in failing or refusing to take any action hereunder and under the Credit Agreement unless it shall first be indemnified to its satisfaction by the Japan Local Currency Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 5.06.      Employment of Agents and Counsel. The Japan Local Currency Agent may execute any of its duties hereunder and under the Credit Agreement by or through employees, agents, and attorneys-in-fact, and shall not be answerable to the Banks or the Japan Local Currency Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Japan Local Currency Agent shall be entitled to advice of counsel concerning the contractual arrangement among the Japan Local Currency Agent and the Japan Local Currency Banks, as the case may be, and all matters pertaining to its duties hereunder and under the Credit Agreement.

SECTION 5.07.      Reliance on Documents; Counsel. [Intentionally Omitted. See Section 7.03 of the Credit Agreement for these provisions.]

SECTION 5.08.      Other Transactions. The Japan Local Currency Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Addendum or the Credit Agreement, with CFSC, CFKK or any of their respective Subsidiaries in which the Japan Local Currency Agent is not prohibited hereby from engaging with any other Person.

7

SECTION 5.09.      Bank Credit Decision. [Intentionally Omitted. See Section 7.07 of the Credit Agreement for these provisions.]

SECTION 5.10.      Successor Japan Local Currency Agent. The Japan Local Currency Agent (i) may resign at any time by giving written notice thereof to the Agent, the Japan Local Currency Banks and the Borrowers, and may appoint one of its Affiliates as successor Japan Local Currency Agent and (ii) may be removed at any time with or without cause by the Majority Japan Local Currency Banks. Upon any such resignation or removal, the Majority Japan Local Currency Banks, with the consent of the Agent, shall have the right to appoint (unless, in the case of the resignation of the Japan Local Currency Agent, the resigning Japan Local Currency Agent has appointed one of its Affiliates as successor Japan Local Currency Agent), on behalf of the Borrowers and the Japan Local Currency Banks, a successor Japan Local Currency Agent. If no successor Japan Local Currency Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Japan Local Currency Agent’s giving notice of resignation or the Majority Japan Local Currency Banks’ removal of the retiring Japan Local Currency Agent, then the retiring Japan Local Currency Agent may appoint, on behalf of the Borrowers and the Japan Local Currency Banks, a successor Japan Local Currency Agent, which need not be one of its Affiliates. Notwithstanding anything herein to the contrary, so long as no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given, time elapse or both, has occurred and is continuing, each such successor Japan Local Currency Agent shall be subject to written approval by CFSC and CFKK, which approval shall not be unreasonably withheld. Such successor Japan Local Currency Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Japan Local Currency Agent hereunder by a successor Japan Local Currency Agent, such successor Japan Local Currency Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Japan Local Currency Agent, and the retiring Japan Local Currency Agent shall be discharged from its duties and obligations hereunder and under the Credit Agreement. After any retiring Japan Local Currency Agent’s resignation hereunder as Japan Local Currency Agent, the provisions of this Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Japan Local Currency Agent hereunder and under the Credit Agreement.

8

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as a deed by their duly authorized officers, all as of the date and year first above written.

CATERPILLAR FINANCE KABUSHIKI KAISHA

By:
Name:
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:
Name:
Title:

Signature Page to
Japan Local Currency Addendum
(Five-Year Facility)

CITIBANK, N.A., as the Agent

By:
Name:
Title:

Signature Page to
Japan Local Currency Addendum
(Five-Year Facility)

MUFG BANK, LTD., as the Japan Local Currency Agent

By:
	Name:	Yoshikazu Shimauchi
	Title:	Managing Director, Head of Osaka Corporate Banking Division No. 3

Signature Page to
Japan Local Currency Addendum
(Five-Year Facility)

MUFG BANK, LTD., as the Japan Local Currency Bank

By:
	Name:	Yoshikazu Shimauchi
	Title:	Managing Director, Head of Osaka Corporate Banking Division No. 3

Signature Page to
Japan Local Currency Addendum
(Five-Year Facility)

SCHEDULE I
to Japan Local Currency Addendum

Japan Local Currency Banks

Japan Local Currency Commitments

Total Japan Local Currency Commitment

Applicable Lending Office

Japan Local Currency Bank Name	Japan Local Currency Commitment
MUFG Bank, Ltd.	US $75,000,000

Total Japan Local Currency Commitment:	US $75,000,000

Japan Local Currency Bank Name	Applicable Japan Local Currency Lending Office
MUFG Bank, Ltd.	MUFG Bank, Ltd.,
Osaka Corporate Banking Group
Osaka Corporate Banking Division No. 3
Corporate Banking Department No. 3
3-5-6, Fushimimachi, Chuo-ku, Osaka-shi, Osaka 541-8530, Japan
Attention:  Mr. Yuto Takagi
(Telephone No.: 050-3501-4187)

1

SCHEDULE II
to Japan Local Currency Addendum

MODIFICATIONS

1.	Business Day Definition:

“Business Day”: Same as Credit Agreement.

2.	Interest Payment Dates: Same as Credit Agreement. (See Section 2.07 of Credit Agreement).

3.	Interest Periods: Same as Credit Agreement. (See definition of “Interest Period”, Section 1.01, and Section 2.07 of Credit Agreement).

4.	Interest Rates:

Each Japan Local Currency Advance that is a TONAR Advance shall bear interest at a rate per annum equal to the sum of (i) TONAR for such Japan Local Currency Advance plus (ii) the Applicable Margin as in effect from time to time during such Interest Period; provided, however, after the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, the provisions of Section 2.07(d) of the Credit Agreement shall be applicable. Each Japan Local Currency Advance that is a Japan Base Rate Advance shall bear interest during any Interest Period at a per annum rate equal to the sum of (i) the Japan Base Rate plus (ii) the Applicable Margin in effect from time to time during such Interest Period. The terms of Section 2.07 and the other provisions of the Credit Agreement shall otherwise govern the accrual and payment of interest on Japan Local Currency Advances.

5.	Other:

Additional Conditions Precedent: None

Current Termination Date for Addendum: The “Current Termination Date” under the Credit Agreement.

Extended Termination Date for Addendum: The “Extended Termination Date” under the Credit Agreement.

Prepayment Notices: CFKK shall be permitted to prepay a Japan Local Currency Advance subject to the provisions of Section 8.04(b) of the Credit Agreement, on any Business Day, provided, in the case of any prepayment, notice thereof is given to the Japan Local Currency Agent (with a copy to the Agent) not later than 10:00 a.m. (Tokyo time) at least three (3) Business Days prior to the date of such prepayment.

1

SCHEDULE III
to Japan Local Currency Addendum

OTHER PROVISIONS

1.	Borrowing Procedures:

(a) Notice of Japan Local Currency Borrowing shall be given by CFKK to the Japan Local Currency Agent (with a copy to the Agent) not later than 10:00 a.m. (Tokyo time) on the third Business Day prior to the date of the proposed Japan Local Currency Borrowing (or not later than 10:00 a.m. (Tokyo time) on the Business Day of the proposed Japan Local Currency Borrowing if such proposed Japan Local Currency Borrowing is requested on a same-day basis), and the Japan Local Currency Agent shall give each Japan Local Currency Bank prompt notice thereof in accordance with Section 4.03.

(b) Each Notice of Japan Local Currency Borrowing shall be addressed to the Japan Local Currency Agent at its address set forth in Section 4.03 and shall specify the bank account to which the Japan Local Currency Advances are to be made.

2.	Funding Arrangements:

Minimum amounts/increments for Japan Local Currency Borrowings, repayments and prepayments:

Same as Credit Agreement.

3.	Promissory Notes: None required.

1